[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.69

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 25, 2013,

by and between

2013B ESA PROJECT COMPANY, LLC,

as Borrower,

and

SILICON VALLEY BANK,

as Lender

i

SCHEDULES

Schedule 1.01	Required Amortization Payments
Schedule 3.09(a)	Lender Wire Instruction
Schedule 5.03	Necessary Approvals
Part A	Necessary Approvals – Financing Documents
Part B	Necessary Approvals – Project Documents
Schedule 5.09	Litigation
Schedule 5.11	Necessary Contracts
Part A	Effective Date Contracts
Part B	Deferred Contracts
Schedule 5.12(c)	UCC Filing Offices
Schedule 5.14	Tax Returns Not Filed or Taxes Not Paid
Schedule `5.19	Environmental Matters (Representations and Warranties)
Schedule 5.24	Form of LLC Agreement of the Borrower
Schedule 6.02	Consents Required on or prior to the Funding Date for each System
Schedule 7.01(h)	Insurance Requirements
Schedule 9.11(a)	Notice Information

EXHIBITS

Exhibit A	Defined Terms
Exhibit B	Form of Note
Exhibit C	Form of Funding Notice
Exhibit D	Form of Credit Protection Insurance Policy
Exhibit E	Form of Initial Funding Certificate from Insurance Consultant
Exhibit F	Form of Completion Certificate from Parent
Exhibit G	Form of Completion Certificate from Independent Engineer
Exhibit H	Financial Model
Exhibit I	Calculation of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio
Exhibit J	Form of Funding Certificate

v

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement” or the “Credit Agreement”), is entered into as of September 25, 2013 (the “Effective Date”), by and between 2013B ESA PROJECT COMPANY, LLC, a Delaware limited liability company (the “Borrower”), and SILICON VALLEY BANK, a California corporation (the “Lender”), and amends and restates that certain Credit Agreement, dated as of July 19, 2013 (the “Original Credit Agreement”), by and between the Borrower and the Lender.

RECITALS

WHEREAS, the Borrower is a limited liability company formed solely for the purpose of developing, financing, owning, operating, maintaining and managing a portfolio (the “Portfolio”) of baseload fuel cell electricity generators (each, a “System”; for the avoidance of doubt, the term “System” shall not include any system that is not being financed pursuant to the Financing Documents and is not part of the Collateral), with an aggregate capacity of approximately 6.1 MW, which will sell power and capacity to Qualified Customers;

WHEREAS, as of the date of this Agreement, (a) 2013B ESA Holdco, LLC, a Delaware limited liability company (“Pledgor”), directly owns 100% of the Equity Interests of the Borrower, and (b) Clean Technologies 2013B, LLC, a Delaware limited liability company (“Bloom Investor”), and Firstar Development, LLC, a Delaware limited liability company (the “Tax Investor”), together, directly own 100% of the Equity Interests of the Pledgor;

WHEREAS, pursuant to the Original Credit Agreement the Lender agreed to make available Loans (as defined below) to the Borrower to finance a portion of the purchase price of the Systems and to pay certain related reserves, interest, fees and expenses associated with this Agreement and the Loans, in each case as further described herein;

WHEREAS, the Borrower and the Lender desire to amend and restate the Original Credit Agreement in order to, among other things, make certain changes in terms, as provided for on and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01    Defined Terms.     Capitalized terms used and not otherwise defined in this Agreement, including in its preamble and recitals, shall have the meanings provided in Exhibit A.

Section 1.02    Principles of Interpretation.

(a)     Unless otherwise defined, terms for which meanings are provided in this Agreement shall have the same meanings when used in each other Financing Document and each other notice or other communication delivered from time to time in connection with any Financing Document.

(b)     Any reference in this Agreement to any Transaction Document shall mean such Transaction Document and all schedules, exhibits and attachments thereto.

(c)     All Contracts or documents defined or referred to herein shall mean such Contracts or documents as the same may from time to time be supplemented, amended or replaced or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Agreement, and shall disregard any supplement, amendment, replacement, waiver or modification made in violation of this Agreement.

(d)     Any reference in any Financing Document relating to a Default or an Event of Default that has occurred and is continuing (or words of similar effect) shall be understood to mean that (i) in the case of a Default only, such Default has not been cured or remedied to the reasonable satisfaction of, or waived by, the Lender, before becoming an Event of Default and (ii) in the case of an Event of Default, such Event of Default has not been cured to the reasonable satisfaction of, or waived, by the Lender.

(e)     The term “knowledge” and other similar expressions, when used in relation to the Borrower, shall mean the reasonable knowledge after due inquiry (including with respect to the affairs of the Borrower) of any Person listed in Schedule III of the LLC Agreement of the Borrower, and any Person replacing any such Person or serving in any office listed in such Schedule or in an office bearing a different title but having a substantially similar role in the decision-making regarding the Borrower and/or the Portfolio.

(f)    Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

(g)     Unless otherwise expressly specified: (i) the words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (ii) references to Articles, Sections, Exhibits and Schedules are references to Articles, Sections, Exhibits and Schedules of this Agreement.

(h)    The words “include,” “includes” and “including” are not limiting.

(i)     Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

(j)     The words “will” and “shall” have the same meaning and effect, both implying an obligation where the context requires.

(k)    Unless otherwise defined herein, terms used herein that are defined in the UCC have the respective meanings given to those terms in the UCC.

(l)    Unless otherwise specified, all accounting terms used herein and in any other Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

ARTICLE II

COMMITMENT AND FUNDING

Section 2.01    Loans.

(a)    Loans Generally. The Lender agrees, on the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein, to make loans (collectively, the “Loans”), in an aggregate principal amount not in excess of the Loan Commitment, to the Borrower to fund a portion of the Purchase Price of Systems that have achieved Commencement of Operations and to fund the Debt Service Reserve Account in accordance with Section 6.02(g) (Conditions to Funding of Any System – Reserve Accounts and Deposits) of this Agreement and Section 4.5 (Debt Service Reserve Account) of the Accounts Agreement. The maximum amount of each Loan corresponding to each System will be [***] of the Purchase Price for such System. Loans are expected to be made from time to time during the Availability Period but not more frequently than [***] times each calendar month.

(b)     Proceeds. Proceeds of each Loan shall be (i) first, applied directly to the payment of fees and expenses due and payable to the Lender as of the date of such Funding pursuant to Section 3.10 (Fees), Article IV (LIBO Rate and Tax Provisions), Section 6.01(n) (Conditions to Closing – Fees; Expenses), Section 6.02(o) (Conditions to Funding of Any System – Fees; Expenses) and Section 9.06 (Costs and Expenses); (ii) second, and only to the extent any proceeds remain after application pursuant to Section 2.01(b)(i), deposited into the Debt Service Reserve Account at Funding in the amount required by and otherwise in accordance with Section 6.02(g) (Conditions to Funding of Any System – Reserve Accounts and Deposits) of this Agreement and Section 4.5 (Debt Service Reserve Account) of the Accounts Agreement, and (iii) third, and only to the extent any proceeds remain after application pursuant to Section 2.01(b)(i) and (ii), paid to Parent, on behalf of Borrower, as payment in full of the remaining unpaid portion of the purchase price of the Systems that are the subject of such Loan.

(c)    No Reborrowing. Loans repaid or prepaid may not be reborrowed.

(d)     Minimums. Each Funding of Loans shall be in a minimum amount of [***].

(e)     Mutual Benefit. The Lender and the Borrower acknowledge and agree that the extension of Loans to the Borrower is of benefit not only to the Borrower but to the entire Portfolio. When, in this Agreement, there is a reference to a “Loan related to a particular System” or similar language, such language constitutes a reference to the portion of the relevant Loan that is or would be made available upon the satisfaction of the Loan Conditions related to the particular System so referenced.

[***] Confidential Treatment Requested

Section 2.02    Notice of Fundings.

(a)     From time to time, but not more frequently than three (3) times per calendar month, the Borrower may propose a Funding by delivering to the Lender a properly completed Funding Notice not later than noon, California time, [***] Business Days prior to the proposed Funding Date.

(b)     Each Funding Notice delivered pursuant to this Section 2.02 shall be irrevocable and shall refer to this Agreement and specify (i) the requested Funding Date (which shall be a Business Day), and (ii) the amount of such requested Funding (which shall not be in excess of the amount specified in Section 2.01(a) (Loans Generally)).

Section 2.03    Funding of Loans.

Subject to the terms and conditions of this Agreement and the other Financing Documents, including the satisfaction of the applicable conditions precedent set forth in Article VI hereof, the Lender agrees to make a Loan, in the amount and in the manner requested by the Borrower in the applicable Funding Notice, on the proposed Funding Date. The Lender shall apply such Loans as specified in Section 2.01(b) (Proceeds).

Section 2.04    Evidence of Indebtedness.

(a)     Each Loan shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

(b)     The Borrower agrees that in addition to any accounts and records maintained pursuant to Section 2.04(a), the Loans made by the Lender shall be evidenced by a Note duly executed on behalf of the Borrower. Such Note shall be payable to the order of the Lender in a principal amount equal to the Loan Commitment. The Lender may attach schedules to the Note and endorse thereon the date, amount and maturity of each Loan and payments with respect thereto.

Section 2.05    Termination or Reduction of Commitment.

(a)     Any unused Loan Commitment shall be automatically and permanently terminated on the Date Certain.

(b)     Upon any prepayment of the Loans pursuant to Section 3.08 (Mandatory Prepayment), the Loan Commitment shall be automatically and permanently reduced in an amount equal to such prepayment.

(c)     Any unused Loan Commitment shall be terminated upon the occurrence of an Event of Default if and to the extent required pursuant to Section 8.02 (Action Upon Bankruptcy) or Section 8.03 (Action Upon Other Event of Default) in accordance with the terms thereof.

[***] Confidential Treatment Requested

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01    Repayment of Loans.

(a)     On Payment Dates.     The Borrower unconditionally and irrevocably promises to pay to the Lender (i) on July 1, 2014, and (ii) on each Quarterly Payment Date thereafter, the portion of the outstanding principal amount of the Loans equal to the Required Amortization Payment and as otherwise provided in the Accounts Agreement. It is intended that such payments be made from time to time from the Revenue Account in accordance with the priorities set forth in the Accounts Agreement; provided, that the Borrower remains liable for such payment whether or not sufficient funds are available in the Revenue Account at the time such payment is due.

(b)     Maturity.    Notwithstanding anything to the contrary set forth in Section 3.01(a), the final principal repayment installment on the Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Loans outstanding on such date.

Section 3.02    Interest Payment Dates.

(a)     Interest accrued on each Loan shall be payable, without duplication:

(i)	on each Interest Payment Date for such Loan;

(ii)	on the Maturity Date for such Loan; and

(iii)	with respect to any Loan, on any date when such Loan is prepaid hereunder.

(b)     Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date for such Loan, any Quarterly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(c)     Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether an Insolvency or Liquidation Proceeding exists in respect of the Borrower, and, to the fullest extent permitted by law, the Lender shall be entitled to receive post-petition interest during the pendency of an Insolvency or Liquidation Proceeding.

Section 3.03    Interest Rates.

(a)     Each Loan shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBO Rate for such Interest Period plus [***].

[***] Confidential Treatment Requested

(b)     All Loans shall bear interest from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period at the interest rate applicable to such Loan.

Section 3.04    Default Interest Rate.

(a)     If (i) all or a portion of the principal amount of any Loan is not paid when due (whether on the Maturity Date for such Loan, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus [***], or (ii) any Obligation (other than principal on the Loans) is not paid when due (whether on the due date thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to the Loans plus [***], in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

(b)     Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default under Section 8.01(a) (Events of Default - Nonpayment), for which provision is made in Section 3.04(a)), the Borrower shall pay, but only to the extent permitted by Law, in addition to the interest then payable in respect of any Loan, additional interest (before as well as after judgment) on all Loans at [***] per annum (the rate in effect plus such [***] per annum the “Default Rate”) until such Event of Default is cured or waived.

Section 3.05    Interest Rate Determination. The Lender shall determine the interest rate applicable to the Loans in accordance with the terms of this Agreement, and shall give prompt notice to the Borrower of such determination, and its determination thereof shall be conclusive, absent manifest error.

Section 3.06    Computation of Interest and Fees.

(a)     All computations of interest for Loans shall be made on the basis of a [***] day year and actual days elapsed.

(b)     Interest shall accrue on each Loan from the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c)     Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.07    Optional Prepayment.

(a)     Optional Prepayment Generally. The Borrower may, after having given the Lender at least [***] Business Days’ prior irrevocable notice, prepay, in whole or in part, any or all of the Loans.

[***] Confidential Treatment Requested

(b)     Any optional prepayment under this Section 3.07 shall be applied to the remaining principal balance of such Loans in inverse order of maturity.

(c)     Any optional prepayment of any Loan shall be in a minimum amount of (i) [***] and in integral multiples of [***] in excess thereof or (ii) the remaining amount of the relevant Loan.

(d)     All prepayments under this Section 3.07 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any fees, costs and expenses required to be paid under Section 3.10 (Fees), Article IV (LIBO Rate and Tax Provisions) and Section 9.06 (Costs and Expenses) (other than unmatured Obligations with respect to which no claim has been made by the Lender).

(e)    Amounts of Loans prepaid pursuant to this Section 3.07 may not be reborrowed.

(f)    Without limiting any of the foregoing, any voluntary prepayment of Loans prior to the third anniversary of the Closing Date shall be accompanied by a fee in an amount equal to the aggregate amount of interest that would have accrued on the prepaid principal of the relevant Loans from the date of the prepayment through the third anniversary of the Closing Date, based on the rate in effect as of the date of the prepayment.

Section 3.08 Mandatory Prepayment.

(a) Special Events.

(i)	Events Relating to the Systems. The Borrower shall be required to prepay the Loans:

(A)	upon receipt by the Borrower of Insurance Proceeds, Condemnation Proceeds or Extraordinary Proceeds with respect to any System, to the extent required pursuant to the Accounts Agreement;

(B)	upon a credit rating downgrade below Investment Grade of a Qualified Customer that is then a party to an Offtake Agreement, to the extent required pursuant to Section 4.3(c) of the Accounts Agreement; and

(C)	as required under Section 3.12(b)(iv) (System Severance – Severance Amount Payment).

(b)     Restricted Payments Account.    If funds have been on deposit in the Restricted Payments Account for more than four (4) consecutive Quarterly Periods, then the Borrower shall be required to prepay the Loans on any Quarterly Payment Date using all funds then on deposit in the Restricted Payments Account; provided, that if the sole reason that funds have remained on deposit in the Restricted Payments Account is that the Historical Debt Service Coverage Test and the Prospective Debt Service Coverage Test have not been satisfied, then funds on deposit in the Restricted Payments Account shall be applied as a mandatory prepayment of the Loans only until the Prospective Debt Service Coverage Ratio equals [***].

[***] Confidential Treatment Requested

(c)     Accompanied by Interest. All prepayments under this Section 3.08 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any fees, costs and expenses required to be paid under Section 3.10 (Fees), Article IV (LIBO Rate and Tax Provisions) and Section 9.06 (Costs and Expenses) (other than unmatured Obligations with respect to which no claim has been made by the Lender), but otherwise without any premium or penalty.

(d)     Application of Payments. Amounts of principal repaid under clause (a) of this Section 3.08 shall be applied to the remaining principal balance of such Loans in inverse order of maturity. Amounts of principal repaid under clause (b) of this Section 3.08 shall be applied pro rata to the principal amount of all Loans then outstanding.

(e)     No Reborrowing. Amounts prepaid pursuant to this Section 3.08 may not be reborrowed.

Section 3.09    Time and Place of Payments.

(a)     The Borrower shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder and under any other Financing Document without setoff, deduction or counterclaim not later than noon, California time on the date when due, in immediately available funds to the Lender pursuant to the wire instruction listed on Schedule 3.09(a), or at such other office or account as may from time to time be specified by the Lender to the Borrower. Funds received after noon, California time shall be deemed to have been received by the Lender on the next succeeding Business Day.

(b)     Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder or under any other Financing Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.10    Fees.

(a)	The Borrower agrees to pay to the Lender:

(i)	On the Closing Date, a facility fee equal to [***] of the Loan Commitment less [***];

(ii)	On the Effective Date, [***], which is the outstanding amount due to Lender pursuant to clause (i) above;

(iii)	Beginning on the first anniversary of the Closing Date, on each Quarterly Payment Date, in advance, a maintenance fee equal to [***] per quarter; and

[***] Confidential Treatment Requested

(iv)	On the Date Certain, an unused commitment fee in an amount equal to [***] years of interest on the unused portion of the Loan Commitment as of the Date Certain (prior to giving effect to the automatic termination of the Loan Commitment on such date), with interest computed based on the rate in effect as of the Date Certain; provided, that the Borrower may borrow Loans to pay such fee so long as after giving effect to such Loan, the Prospective Debt Service Coverage Ratio is at least [***].

(b)     The Borrower agrees to pay to the Lender additional fees in the amounts and at the times from time to time agreed in writing by the Borrower and the Lender.

(c)     All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.11    Termination of Rate Contracts in Connection with Any Prepayment. The Borrower shall, in connection with any prepayment of Loans pursuant to Section 3.07 (Optional Prepayment) or Section 3.08 (Mandatory Prepayment), terminate an aggregate notional amount under the Rate Contracts with respect to interest rates equal to the amount (if any) by which the aggregate notional amount under such Rate Contracts would exceed the aggregate outstanding principal amount of the Loans, immediately after giving effect to such prepayment; and in each case, such termination shall be made within [***] Business Days of the date of such prepayment and shall be accompanied by any additional amounts required to be paid under Article IV (LIBO Rate and Tax Provisions). For purposes of clarity, until the expiry of such [***] Business Day period following such prepayments, the existence of Rate Contracts for notional amounts in excess of the aggregate principal amount of Loans due to the relevant prepayments shall not constitute a breach or Event of Default hereunder.

Section 3.12    System Severance.

(a)     General. At any time, the Borrower may prepay all of the applicable Loans in respect of any System and cause the applicable System to be released from the Collateral requirements hereunder (a “System Severance”) by satisfying the requirements of Section 3.12(b) (System Severance – Process and Requirements).

(b)     Process and Requirements. A System Severance, to the extent permitted under this Section 3.12 and Section 8.05 (Special Cures – System Severance and Prepayment), may be accomplished through the following process:

(i)	System Severance Notice. The Borrower shall give the Lender an irrevocable notice of its intent to carry out a System Severance (a “Severance Notice”) at least [***] Business Days prior to the proposed date for such severance, which such Severance Notice shall indicate the System(s) to be so severed and the proposed date for such severance and shall be accompanied by the updated Financial Models contemplated in part (ii) below.

(ii)	Updated Models. With each Severance Notice delivered under Section 3.12(b)(i), the Borrower shall deliver to the Lender proposed revised Financial Models for the Portfolio, reflecting the

[***] Confidential Treatment Requested

removal of the System(s) to be severed. Such revised Financial Models will employ the methodology used in the Financial Models delivered by Borrower on the Closing Date. Any change in assumptions shall be specifically identified and any material change in assumptions must be reasonably acceptable to Lender, in consultation with the Independent Engineer (if applicable).

(iii)	Debt Sizing. The permitted size of all Loans shall then be reviewed by the Lender and, as necessary, reduced by mandatory prepayment, so that, under the updated Financial Models prepared in accordance with Section 3.12(b)(ii) above, the Debt Sizing Test shall be satisfied. The excess, if any, of the aggregate principal amount of Loans then outstanding over the adjusted permitted aggregate principal amount of Loans, determined based on the Debt Sizing Test, after giving effect to any Project Document Termination Payment or Insurance Proceeds, as applicable, received by the Borrower in connection with the severance that will be applied as a prepayment of Loans, shall constitute the “Additional Required Balance” required at such time.

(iv)	Severance Amount Payment. On the date of the relevant System Severance, the Borrower will pay, as a mandatory prepayment of Loans, an amount (the “Severance Amount”) comprised of the Additional Required Balance, if any, to the Lender, with the Additional Required Balance applied pro rata as a prepayment of principal on the Loans. In addition, any payment of a Severance Amount prior to the third anniversary of the Closing Date shall be accompanied by a fee in an amount equal to the aggregate amount of interest that would have accrued on such Severance Amount from the date of the prepayment through the third anniversary of the Closing Date, based on the rate in effect as of the date of the prepayment.

(c)     Discharge.    Upon the satisfaction of the conditions set forth in Section 3.12(b) for a System Severance, the “System Discharge Date” with respect to the relevant System shall be deemed to have occurred. Promptly following, and with effect from, such System Discharge Date, (i) the readily identifiable assets of the relevant System shall be released from the Lien in favor of the Lender under the Security Agreement and related Security Documents, and (ii) the relevant System shall become a “Former System” for purposes of this Agreement and the other Financing Documents; provided, that such release shall not extend to the Account Collateral or any funds on deposit in them and shall not affect any portion of the Collateral other than the identifiable assets of the Former System.

ARTICLE IV

LIBO RATE AND TAX PROVISIONS

Section 4.01    LIBO Rate Indemnity.    If and so long as the interest rate for the Loans shall be determined on the basis of the LIBO Rate, the Borrower agrees to indemnify the Lender for, and to hold the Lender harmless from, any loss or expense (excluding loss of any anticipated profits) that the Lender may sustain or incur as a consequence of (a) failure by the Borrower to make any prepayment after giving a notice thereof in accordance with the provisions of this Agreement or (b) the making of a prepayment of the Loans on a day that is not the last day of an Interest Period. Such indemnification shall be based upon the excess, if any, of (i) the amount of interest that would have accrued on the amount not prepaid (in the case of (a) above), or actually prepaid (in the case of (b) above) for the interim period from the date of such failure or prepayment until the end of the then-current Interest Period, in each case computed at the applicable LIBO Rate for such Interest Period over (ii) the amount of interest (as reasonably determined by the Lender) that would have accrued on such amount during such interim period based upon a determination of the LIBO Rate that would commence and end in accordance with such interim period. A certificate as to any amounts payable pursuant to this Section submitted by the Lender in reasonable detail shall be conclusive in the absence of manifest error. The parties understand and agree that the provisions of this Section 4.01 shall apply irrespective of whether the Lender has funded the Loans under this Agreement from deposits in the London interbank market or from other funding sources.

Section 4.02    Additional Requirements/Provisions.

(a)    The Borrower shall pay to the Lender, upon demand by the Lender, from time to time such amounts as the Lender may reasonably determine to be necessary to compensate it for any increased costs incurred by the Lender that the Lender determines are attributable to its making or maintaining of any amount receivable by the Lender hereunder in respect of the Loans relating thereto, in each case resulting from any change after the date hereof in applicable law that:

(i)	changes the basis of taxation of any amounts payable to the Lender under this Agreement in respect of the Loans (other than changes which affect Excluded Taxes or in Non-Excluded Taxes or Other Taxes covered by Section 4.03); or

(ii)	imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender; or

(iii)	imposes any other material condition affecting this Agreement (or any of such extensions of credit or liabilities).

(b)    If the Lender shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its applicable lending office) with any directive regarding capital adequacy of any such authority, central bank or comparable agency, in each case made after the date hereof, has or would have the effect of reducing the rate of return on capital of the Lender or any entity controlling the Lender as a consequence of its obligations hereunder to a level below that which the Lender (or such controlling entity) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

(c)    Sections 4.02(a) and (b) shall not apply to the extent (i) that the Lender shall not make demand for compensation for such increased costs or reduction from borrowers generally who are party to similar obligations as set forth in this Section 4.02 or (ii) such increased costs or reduction arise from failure of the Lender to comply with laws, regulations or minimum standards provided in such laws or regulations applicable to the Lender or (iii) are the result of the Lender’s lending or business activities which expose the Lender to more risk than that incurred by other comparable financial institutions.

(d)    The Lender will notify the Borrower within [***] months of any event occurring after the date of this Agreement which will entitle the Lender to compensation pursuant to this Section 4.02 or as promptly thereafter as practicable after it obtains knowledge thereof and determines to request such compensation. Concurrent with each request by the Lender for compensation under this Section, the Lender will furnish the Borrower with a statement setting forth the basis, computation and amount of such request by the Lender for compensation. The Borrower shall pay to the Lender such amount or amounts as may be requested under and in compliance with this Section 4.02 within [***] days after such request. Failure or delay on the part of the Lender to provide notice under this Section 4.02(d) or to request compensation shall not constitute a waiver of the Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate the Lender for any increased costs incurred or reductions suffered more than [***] months prior to the date that the Lender requests compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the [***]-month period referred to above shall be extended to include such period of retroactive effect).

(e)    If at any time the Lender, in its reasonable discretion, determines that adequate and reasonable means do not exist to determine the LIBO Rate at the commencement of any Interest Period, then the Lender shall promptly give notice thereof to the Borrower. The Lender and the Borrower shall promptly enter into negotiations to determine an alternative reference rate reasonably reflecting the cost of funds of the Lender to use for such Interest Period in lieu of the LIBO Rate; provided, that (x) unless and until the parties shall agree to such alternative reference rate, all references herein to LIBO Rate shall, at the commencement of each Interest Period from and after the date of such notice by the Lender under this Section 4.02(e), instead be deemed to be references to the Prime Base Rate, determined as of the first day of such Interest Period (provided, that, to the extent that the Prime Base Rate is used in computing an Interest Rate, the applicable margin shall be adjusted so that the sum of the Prime Base Rate plus the applicable margin approximates the Interest Rate that was in effect during the preceding

[***] Confidential Treatment Requested

Interest Period in which the LIBO Rate could be determined) and (y) if, following such notice from the Lender, reasonable means to determine the LIBO Rate shall once again exist, the Lender shall promptly so notify the Borrower and this Section 4.02(e) shall cease to apply at the end of the then-applicable Interest Period.

(f)    If it shall become unlawful for the Lender to continue to fund or maintain the Loans, or to perform its obligations hereunder, upon demand by the Lender (subject to Section 4.02(g) below), the Borrower shall prepay the Loans owing to the Lender in full with accrued interest thereon and all other amounts payable by the Borrower to the Lender hereunder on or prior to the date on which the Lender shall be required to be prepaid in accordance with such legal requirement.

(g)    If the Borrower is required to make any payments under this Section 4.02 or Section 4.03 hereof, or if notice is provided by the Lender under Section 4.02(d), then, at the request of the Borrower, the Lender shall use reasonable efforts to designate or assign to an Affiliate or alternative branch or lending office for funding or booking its loans and performing it obligations hereunder, or engage an alternative eligible lender acceptable to the Borrower, if, in the judgment of the Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to this Section 4.02 or Section 4.03 hereof in the future, or eliminate the need for the notice pursuant to Section 4.02(d); and (ii) in each case, would not otherwise (in the opinion of the Lender) be disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

Section 4.03    Net of Tax, Etc.

(a)    All payments made by the Borrower with respect to any obligation under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding Excluded Taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes (i) that are attributable to the Lender’s failure to comply with the requirements of Section 4.03(d) or (e) or failure to comply with laws, regulations or minimum standards provided in other laws or regulations applicable to the Lender or (ii) that are United States withholding Taxes imposed on amounts payable to the Lender on the date of this Agreement.

(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender for its own account an original or copy of the official receipt received by the Borrower (or other evidence of payment that is reasonably satisfactory to Lender) showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender receipts or other evidence of such payment by the Borrower, Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that the Lender may reasonably incur as a result of any such failure.

(d)    The Lender hereby affirms to the Borrower that it is, on the date hereof, a “U.S. Person” as defined in Section 7701(a)(30) of the Internal Revenue Code and is not subject to Non-Excluded Taxes under Federal law or the law of any other Governmental Authority in the United States of America. The Lender (and any successor or assign of the Lender that is a U.S. Person) shall deliver to the Borrower on or prior to the date on which the Lender (or any successor or assign of the Lender that is a U.S. Person) becomes party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower ), executed originals of IRS Form W-9 certifying that the Lender (or any successor or assign of the Lender that is a U.S. Person) is exempt from U.S. federal backup withholding Tax. If at any time the Lender (or any successor or assign of the Lender) shall be or become a Person other than a U.S. Person (a “Non- U.S. Lender”), the Lender (or such successor or assign), as a condition precedent to any ability to thereafter make claims for Non-Excluded Taxes hereunder, shall deliver to the Borrower two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from United States federal withholding Tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest,” a statement in the required form and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding Tax on all payments by the Borrower under this Agreement and the other Financing Documents. Such forms shall be delivered by any Non U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e)    If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement, it shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that in such case the Lender is legally entitled to complete, execute and deliver such documentation and in the Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of the Lender.

(f)    If a payment made to the Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Lender to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(h)    This Section 4.03, and the obligations stated herein, shall survive termination of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lender as set forth in this Article V on the Closing Date, the Effective Date and on the date of each Funding Notice (except with respect to representations and warranties that expressly refer only to an earlier date) as set forth below.

Section 5.01    Organization; Power; Compliance with Law and Contractual Obligations. The Borrower (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification, (c) has all requisite limited liability company power and authority required as of the date this representation is made or deemed repeated to enter into and perform its obligations under each Transaction Document to which it is a party at any time this representation is given or deemed repeated and to conduct its business as currently conducted by it and (d) is in compliance in all material respects with all Laws and Contractual Obligations applicable to it.

Section 5.02    Due Authorization; Non-Contravention.    The execution, delivery and performance by the Borrower of each Transaction Document to which it is a party at any time this representation is given or deemed repeated are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not:

(a)    contravene its Organic Documents (including its LLC Agreement);

(b)    contravene in any material respect any Law binding on or affecting such Person;

(c)    contravene in any material respect any Contractual Obligation binding on or affecting such Person;

(d)    require any consent or approval under its Organic Documents that has not been obtained;

(e)    require any consent or approval under any Contractual Obligation binding on or affecting such Person other than any approvals or consents that have been obtained; or

(f)    result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties or Equity Interests other than Permitted Liens.

Section 5.03    Governmental Approvals.

(a)    As of the Effective Date:

(i)	all material Governmental Approvals that are required to be obtained by the Borrower in connection with (A) the due execution, delivery and performance by it of the Financing Documents, and (B) the grant by the Pledgor and the Borrower of the Liens granted under the Security Documents and the validity, perfection and enforceability of such Liens (the “Necessary Approvals – Financing Documents”) are listed in Part A of Schedule 5.03;

(ii)	all material Governmental Approvals that are required to be obtained by the Borrower in connection with (A) the due execution, delivery and performance by it of the Project Documents to which it is then a party and (B) the ownership, use, construction and operation of each of the Systems as contemplated by such Project Documents (the “Necessary Approvals - Project Documents”) are listed in Part B of Schedule 5.03;

(iii)	all Necessary Approvals listed in Part A of Schedule 5.03 and, with respect to the Systems that have been Funded, in Part B of Schedule 5.03 have been obtained, are in full force and effect, and are properly in the name of the appropriate Person and there is no reason to believe that any such Necessary Approvals will be appealed, revoked or not routinely renewed; and

(iv)	all Necessary Approvals listed in Part B of Schedule 5.03 with respect to the Systems have either (A) been obtained or (B) are not required to be obtained as of the Effective Date in light of the progress and business of all Systems as at such date (the Necessary Approvals referred to in clause (B), collectively, the “Deferred Approvals”), and the Borrower reasonably believes that the Deferred Approvals will be obtained in due course and acknowledges that the Deferred Approvals will be required, in form and substance reasonably acceptable to the Lender prior to the Funding in respect of the relevant Systems to which they relate;

(b)    On each date on which this representation is given or deemed repeated other than the Closing Date and the Effective Date, (i) all Necessary Approvals (including all Deferred Approvals) which as of such Funding Date are required by Law to be obtained or are otherwise reasonably necessary in light of the progress and business of all Systems as at such date have been validly issued and obtained, are in full force and effect, and are properly in the name of the appropriate Person and there is no reason to believe that any such Necessary Approvals will be appealed, revoked or not routinely renewed; (ii) the Borrower and the Parent are each in compliance in all material respects with all such Necessary Approvals, and each such Person has satisfied any conditions therein that are required to be satisfied by such Person by the date of the applicable Funding; and (iii) such Necessary Approvals do not contain any condition that the Borrower reasonably believes is not capable of being satisfied on or prior to the time required by Law (including in the relevant Necessary Approval itself) or would limit or restrict the ability of the relevant Systems to perform consistently, in all material respects, in accordance with the applicable Financial Model(s); provided, that the Borrower shall update and correct any reference to a Necessary Approval on Schedule 5.03 that has been replaced or modified in accordance with applicable Law.

(c)    The information set forth in each application (including any updates or supplements thereto) submitted by or on behalf of the Borrower in connection with each Necessary Approval that has been submitted as of any date on which this representation is made or deemed repeated, was accurate and complete in all material respects at the time of submission and continues to be accurate and complete in all material respects, in each case to the extent required for the issuance or continued effectiveness of such Necessary Approval, and the Borrower does not have any knowledge of any event, act, condition or state of facts inconsistent in any material respect with such information.

(d)    The Borrower reasonably believes that each Necessary Approval that remains to be obtained will be obtained in a final form in the ordinary course without undue delay or material expense and without unanticipated expensive or burdensome conditions prior to the time it is required to be obtained under applicable Law. There is no Law and there is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing that would reasonably be expected to result in the material modification, rescission, termination, or suspension of any Necessary Approval referred to in Schedule 5.03 that was obtained prior to the date this representation is made or deemed made.

Section 5.04    Investment Company Act.    The Borrower is not, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.05    Validity.    Each Transaction Document to which the Borrower is a party has been duly authorized, validly executed and delivered, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in each case in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law). The Borrower has no reason to believe that each such Transaction Document is not enforceable against each other party thereto, in each case in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.06    Financial Information.

(a)    Each of the financial statements and balance sheets of the Borrower and the Parent delivered pursuant hereto, other than pro forma statements, has been prepared in accordance with GAAP, and fairly presents in all material respects the consolidated financial condition of such Person as at the dates thereof and the results of its operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

(b)    The pro forma balance sheet for the Borrower is true, correct and complete in all material respects and fairly presents the information contained therein as of the Closing Date, giving effect to the transactions contemplated hereby, and the Borrower’s good-faith estimate of the information contained therein as of each such date. The Borrower has no material liability, contingent or otherwise, including any material liability for Taxes, or any unusual forward or long-term commitment which is not disclosed by, or reserved against in, the pro forma balance sheet or in the notes thereto that is of a nature and an amount that would be required to be so disclosed or reserved in financial statements prepared in accordance with GAAP.

Section 5.07    No Material Adverse Effect.    Since the Closing Date, no Material Adverse Effect has occurred and is continuing.

Section 5.08    System Compliance.

(a)    Each System is and will continue to be owned, developed, constructed and maintained in compliance in all material respects with all applicable Laws, Permitted Liens and Necessary Approvals (including all Deferred Approvals).

(b)    Each System is and will continue to be owned, developed and maintained in compliance in all material respects with all of the Borrower’s Contractual Obligations (including the Project Documents and the Credit Protection Insurance Policy).

Section 5.09    Litigation.

(a)    Except as set forth in Schedule 5.09, as of the Closing Date and the Effective Date, no action, suit, proceeding or investigation has been instituted or threatened in a writing delivered to or otherwise received by any of the Borrower, the Parent or the Pledgor that involves the Borrower or any of the Systems (including in connection with any Necessary Approval).

(b)    As of any other date on which this representation is given or deemed repeated, no action, suit, proceeding or investigation, other than those described in Schedule 5.09, has been instituted or threatened in a writing provided to any of the Borrower, the Parent or the Pledgor that involves the Borrower or any of the Systems (including in connection with any Necessary Approval) which has had or could reasonably be expected to have a Material Adverse Effect.

(c)    As of the Closing Date, the Effective Date and any other date on which this representation is given or deemed repeated, to the knowledge of the Borrower, without any inquiry, no action, suit, proceeding or investigation has been instituted or threatened against any Major Project Party that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.10    Sole Purpose Nature; Business.    The Borrower has not conducted and is not conducting any business or activities other than businesses and activities relating to (a) the ownership, development, testing, financing, operation and maintenance of the Systems as contemplated by the Transaction Documents and (b) activities related thereto.

Section 5.11    Contracts.

(a)    As of the Effective Date:

(i)	all Contracts that are required or reasonably necessary to be obtained by the Borrower in connection with the construction and operation of the Systems materially in accordance with the Financial Models and otherwise as contemplated by the Transaction Documents (collectively, the “Necessary Contracts”) and all other Contracts to which the Borrower is a party or by which it or any of its properties is bound are listed in Schedule 5.11, other than (x) any Immaterial Contracts and (y) the Financing Documents;

(ii)	the Necessary Contracts listed in Part A of Schedule 5.11 have been obtained and are, to the knowledge of the Borrower, in full force and effect and the Borrower has provided true, correct and complete copies of all such Contracts to the Lender; and

(iii)	the Necessary Contracts listed in Part B of Schedule 5.11 are not required to be obtained as of the Effective Date in light of the progress and business of all Systems as at such date (collectively, the “Deferred Contracts”) and have not yet been obtained but the Borrower reasonably believes the Deferred Contracts will be obtained in due course and acknowledges that the Deferred Contracts will be required, in form and substance reasonably acceptable to the Lender prior to the Funding in respect of the relevant Systems to which they relate.

(b)    As of each date this representation and warranty is made or deemed repeated:

(i)	all Contracts to which the Borrower is a party or by which it or any of its properties is bound (other than the Financing Documents), including the Major Project Documents, and all documents amending, supplementing, interpreting or otherwise modifying or clarifying such Contracts in any material respect are listed in Schedule 5.11 other than Immaterial Contracts and the Borrower has provided true, correct and complete copies of all such Contracts to the Lender;

(ii)	(A) the Borrower has obtained all Necessary Contracts (including Deferred Contracts) that are required or reasonably necessary for the operation of the Systems (for which Fundings have been made or with respect to which a Funding Notice is pending), in each case materially in accordance with the Transaction Documents (and the Financial Models, but only with respect to each System for which a Funding is requested and only on the date of the applicable Funding Notice and such Funding) and (B) all such Necessary Contracts are, to the knowledge of the Borrower, in full force and effect;

(iii)	the Borrower has no reason to believe that all representations, warranties and other factual statements made by each Project Party in each of the Transaction Documents to which such Project Party is a party are not true and correct as of the date(s) made or deemed repeated (except with respect to representations and warranties that expressly refer only to an earlier date) other than any such inaccuracies that have not had and could not reasonably be expected to have a Material Adverse Effect;

(iv)	there are no Contracts between the Borrower and any other Person relating to the Borrower or the Systems or their respective properties other than (A) the Transaction Documents, (B) the Contracts listed in Schedule 5.11 as updated by the Borrower from time to time with the consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed), (C) the Immaterial Contracts, and (D) any other Contracts permitted by this Agreement; and

(v)	all conditions precedent to the obligations of the respective parties under the Major Project Documents that have been executed as of the date this representation is made or deemed repeated have been satisfied or waived by the parties thereto, except for such conditions precedent that cannot be satisfied until a later stage of development of the Systems, and the Borrower has no reason to believe that any such condition precedent cannot be satisfied on or prior to the commencement of the appropriate stage of development of the Systems.

(c) On each Funding Notice Date, all Necessary Contracts (including all Deferred Contracts) which as of such Funding Notice Date are required or reasonably necessary to be in place have been duly executed and delivered and are, to the knowledge of the Borrower, in full force and effect. Without limiting the foregoing, on the Funding Notice Date in respect of any System, all Necessary Contracts that are designated on Part B of Schedule 5.11 as being required for Funding in respect of such System(s) have been duly executed and delivered and are, to the knowledge of the Borrower, in full force and effect.

Section 5.12    Collateral.

(a)    The Collateral includes all of the Equity Interests in, and all of the tangible and intangible assets of, the Borrower.

(b)    The Liens and security interests granted to the Lender pursuant to the Security Documents in effect on each date this representation is made or deemed repeated constitute, as to personal property of the Borrower, a valid first-priority security interest in such personal property.

(b)    The security interest granted to the Lender pursuant to the Security Documents in the Collateral consisting of personal property (including fixtures) will be perfected (i) with respect to any property that can be perfected by filing of a UCC financing statement, upon the filing of UCC financing statements in the filing offices identified in Schedule 5.12(c), and (ii) with respect to any property (if any) that can be perfected solely by possession, upon the Lender receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or by possession as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interest, encumbrance, assignment or otherwise, in each case subject only to Permitted Liens. After giving effect to the filings, registrations and giving of notice referred to in the immediately preceding sentence, all such action as is necessary has been taken to establish and perfect the Lender’s rights in and to the Collateral covered by the Security Documents in effect on the date this representation is made or deemed repeated to the extent the Lender’s security interest can be perfected by filing, including any recordation, filing, registration, giving of notice or other similar action under the UCC. No filing, recordation, re-filing or re-recording other than those listed on Schedule 5.12(c) is necessary to perfect (or maintain the perfection of) the interest, title or Liens of the Security Documents (to the extent the Lender’s security interest can be perfected by filing under the UCC or recording), and on and as of each relevant date on which this representation and warranty is made or deemed repeated, all such filings or recordings have been made. The Borrower and the Pledgor have properly delivered or caused to be delivered to the Lender, or provided the Lender control of, all Collateral relating to assets of or equity in the Borrower that requires perfection of the Liens and security interests described above by possession or control. All or substantially all of the Collateral relating to assets of or equity in the Borrower (other than the Account Collateral, certificates, securities, investments, chattel paper, books and records and general intangibles), is or will (when acquired) be located on the Sites.

Section 5.13    Ownership of Properties.

(a)    The Borrower has valid and enforceable easements, rights of way or similar property rights in the Easements relating to each System.

(b)    The Borrower has a good and valid ownership interest, license interest or other right of use in all other property and assets (tangible and intangible other than real estate) included in the Collateral relating to assets of or equity in the Borrower under each Security Document. Such ownership interests or other rights of use are and will be, together with any other assets or interests contemplated to be acquired pursuant to the LTSA for each System, sufficient to permit operation of the Systems, substantially in accordance with the Project Documents.

(c)    All Equity Interests in the Borrower are owned by the Pledgor.

(d)    The properties and assets of the Borrower are separately identifiable and are not commingled with the properties and assets of any other Person and are readily distinguishable from the property and assets of other Persons.

(e)    Other than the interests in the Leasehold Property pursuant to the Major Project Documents, the Borrower does not have any leasehold interest in, and is not lessee of, any real property.

(f)    There are no Laws or similar restrictions of Governmental Authorities applicable to the Leasehold Property or Easements and no Claims are pending (or have been threatened in writing) whether by Governmental Authorities or third parties, in each case, where such Laws, restrictions or Claims could reasonably be expected to (i) adversely affect the Borrower’s ability to use and conduct the operations on such real property materially in accordance with the applicable Financial Models or (ii) in the aggregate, otherwise have a Material Adverse Effect. To the knowledge of the Borrower, there are no soil, structural, subsurface or other natural or artificial conditions upon or about, or other facts or conditions involving, any Leasehold Property or property subject to an Easement that could reasonably be expected to (i) adversely affect the Borrower’s ability to use and conduct the operations on such real property materially in accordance with the applicable Financial Models or (ii) in the aggregate, otherwise have a Material Adverse Effect. To the knowledge of the Borrower, without any inquiry, there are not any pending or planned changes to the Laws applicable to, or restrictions promulgated or enforced by Governmental Authorities with jurisdiction over, the Leasehold Property or property subject to Easements, where such pending or planned changes could reasonably be expected to (i) adversely affect the Borrower’s ability to use and conduct the operations on such real property materially in accordance with the assumptions set forth with respect thereto in the applicable Financial Models or (ii) in the aggregate, otherwise have a Material Adverse Effect.

Section 5.14    Taxes.

(a)    Except as disclosed on Schedule 5.14, the Borrower has:

(i)	filed (A) all income Tax Returns required by U.S. federal law and (B) all other material Tax Returns, in each case, to have been filed by it; and

(ii)	paid all Taxes thereby shown to be owing, as and when the same are due and payable, other than, in the case of this Section 5.14(a)(ii), (A) Taxes that are subject to a Contest or (B) the nonpayment of immaterial Taxes in an aggregate amount not in excess of [***] per System or[***] in the aggregate at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided, that such Taxes are no more than [***] days past due.

(b)    The Borrower will not be taxable as a corporation for federal, state or local tax purposes.

(c)    The Borrower has not agreed to extend the statute of limitations period applicable to the assessment or collection of any Tax.

(d)    The Borrower is not currently under any governmental audit with respect to any Tax for any period, there are no claims for additional Tax being pursued by any Governmental Authority with respect to the business, income or activities of the Borrower, and the Borrower has no knowledge of any such claims that have not yet been asserted but are likely to be asserted by a Governmental Authority.

Section 5.15    Patents, Trademarks, Etc.    The Borrower has obtained and holds in full force and effect all patents, trademarks, copyrights and other such rights or adequate licenses therein, free from unduly burdensome restrictions, that are necessary for the ownership, construction, operation and maintenance of the Systems, except where such failure to obtain and hold has not had and could not reasonably be expected to have a Material Adverse Effect.

Section 5.16    ERISA Plans.    Neither the Borrower nor any ERISA Affiliate has (or within the [***] year period immediately preceding the date hereof had) any liability in respect of any Plan or Multiemployer Plan. The Borrower does not have any contingent liability with respect to any post-retirement benefit under any “welfare plan” (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or under applicable state insurance laws.

[***] Confidential Treatment Requested

Section 5.17    Property Rights, Utilities, Supplies, Etc.

(a)    All material property interests, access rights, utility services, means of transportation, facilities and other materials and services necessary for the development, engineering, construction, testing, start-up, use and operation of the Systems are, or will be when needed, available to the Systems, and arrangements in respect thereof have been made on commercially reasonable terms.

(b)    There are no material supplies, materials or equipment necessary for construction, operation or maintenance of the Systems that are not expected to be available at the Sites on commercially reasonable terms consistent with the relevant Operating Budget.

Section 5.18    No Defaults. No Event of Default (or Default with respect to any System that is the subject of an outstanding Loan or for which a Funding Notice is then pending) has occurred and is continuing.

Section 5.19    Environmental Warranties.

(a)    Except as set forth in Schedule 5.19, (i) the Borrower and, to the knowledge of the Borrower, the Environmental Affiliates are in compliance in all material respects with all applicable Environmental Laws, (ii) the Borrower and, to the knowledge of the Borrower, the Environmental Affiliates have all Environmental Approvals required to operate their businesses, in all material respects, as such businesses are presently conducted or are reasonably anticipated to be conducted and are in compliance in all material respects with the terms and conditions thereof, (iii) none of the Borrower or, to the knowledge of the Borrower, any of the Environmental Affiliates has received any written communication from a Governmental Authority that alleges that the Borrower or any Environmental Affiliate is not in compliance in any material respect with any Environmental Law or Environmental Approval, and (iv) to the knowledge of the Borrower, there are no circumstances that could reasonably be expected to prevent or interfere in the future with the Borrower’s compliance in all material respects with all applicable Environmental Laws and Environmental Approvals.

(b)    Except in a manner that could not reasonably be expected to subject the Borrower to material liability or any Environmental Claim, no Materials of Environmental Concern are present on any property owned, leased or operated by the Borrower.

(c)    Except as set forth in Schedule 5.19, there is no Environmental Claim pending or, to the knowledge of the Borrower, threatened against the Borrower or any System or, to the knowledge of the Borrower, any Environmental Affiliate, that (i) could result in liability for the Borrower in an amount greater than [***] for any single claim or [***] for all such claims during any [***]-month period or (ii) otherwise could reasonably be expected to have a Material Adverse Effect.

(d)    To the knowledge of the Borrower, there are no present or past actions, activities, circumstances, conditions, events or incidents, including the Release, presence or

[***] Confidential Treatment Requested

disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate that (i) could result in liability for the Borrower in an amount greater than [***] for any single claim or [***] for all such claims during any [***]-month period for all such claims during any [***]-month period or (ii) otherwise could reasonably be expected to have a Material Adverse Effect.

(e)    Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which the Borrower or, to the knowledge of Borrower, any other Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern that could reasonably be expected to form the basis of a material Environmental Claim against the Borrower, (ii) to Borrower’s knowledge, there are no underground storage tanks located on property owned or leased by the Borrower, and (iii) no polychlorinated biphenyls (PCBs) are or will be used or stored by the Borrower at any property owned or leased by the Borrower, except in such form, condition and quantity as could not reasonably be expected to result in a material Environmental Claim against the Borrower.

(f)    The Borrower has not received any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the knowledge of the Borrower, none of the operations of the Borrower is the subject of any investigation or proceeding by a Governmental Authority relating to a Release or Threat of Release of any Material of Environmental Concern at the Systems or at any other location, including any location to which the Borrower has transported, or arranged for the transportation of, any Material of Environmental Concern with respect to the Systems. None of the Borrower or any of the Environmental Affiliates has transported, disposed, released or arranged for the transport, disposal , or release of any Materials of Environmental Concern to any landfill or disposal site that to the knowledge of Borrower (i) has ever been listed or is proposed to be listed on the federal National Priorities List, State equivalent list or local equivalent list; (ii) has been subject to Federal information requests under Section 104(e) of CERCLA or Section 3007(a) of RCRA or, state or local equivalent requests; or (iii) is in bankruptcy or financial insolvency; and any such transport, disposal or release arranged by Borrower or any of the Environmental Affiliates shall be conducted by an unaffiliated licensed third party in accordance with approved chain of custody procedures. No action, proceeding, or claim exists or to the knowledge of Borrower is threatened against any such landfill or disposal site with respect to any transfer or release of Materials of Environmental Concern which could reasonably be expected to subject the Borrower or any of the Environmental Affiliates to material liability. Except as disclosed in Schedule Section 5.19, to the knowledge of the Borrower, all such landfill or disposal sites are in compliance in all material respects with Environmental Laws.

Section 5.20    Regulations T, U and X.    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates, or would be inconsistent with, Regulations T, U or X of the Board of Governors. Terms for which meanings are provided in such Regulations T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 5.20 with such meanings.

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Section 5.21    Accuracy of Information.

(a)    All factual information heretofore or contemporaneously furnished by the Borrower, the Pledgor or the Parent in this Agreement, in any other Transaction Document or otherwise in writing to the Lender or any Consultant for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other “forward-looking” information that have been prepared on a reasonable basis in good faith based on assumptions believed to be reasonable at the time) is, when taken as a whole, after giving effect to any supplemental information, and as of the date such information or supplemental information is furnished, true and accurate in all material respects; and such information or supplemental information is not, when taken as a whole, after giving effect to any supplemental information, as of the date such information or supplemental information is furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances.

(b)    The assumptions, formulas and methodology constituting the basis on which the Borrower prepared the Financial Models and Operating Budgets that are in effect on the Closing Date and the Effective Date, and the numbers set forth therein, were developed and consistently utilized in good faith, are reasonable, and represent the Borrower’s best estimate as of the date prepared as to the matters contained therein, based on all information known to the Borrower.

Section 5.22    Indebtedness. The Obligations are, after giving effect to the Financing Documents and the transactions contemplated thereby, the only outstanding Indebtedness of the Borrower other than Permitted Indebtedness. The Obligations rank senior to all other Indebtedness of the Borrower (other than Permitted Indebtedness, with respect to which the Obligations will rank at least pari passu).

Section 5.23    Separateness.

(a)    The Borrower maintains bank accounts and books of account that are separate from those of the Pledgor, the Parent and any Affiliate of the Parent. The liabilities of the Borrower are readily distinguishable from the liabilities of the Pledgor, the Parent and any Affiliate of the Parent.

(b)    The Borrower conducts its business solely in its own name in a manner that would not be misleading to reasonable Persons as to its identity.

Section 5.24    LLC Agreement of the Borrower. On and after the Effective Date, the LLC Agreement of the Borrower shall be in effect.

Section 5.25    Subsidiaries. The Borrower has no Subsidiaries.

Section 5.26    Foreign Assets Control Regulations, Etc.

(a)    The use of the proceeds of the Loan by the Borrower will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)    Neither the Borrower nor the Parent:

(i)	is and no such Person will become a Person or entity described by Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and neither the Borrower nor the Parent engages in dealings or transactions with any such Persons or entities; or

(ii)	is in violation of the Patriot Act.

Section 5.27    Legal Name and Place of Business.

(a)    The exact legal name and jurisdiction of formation of the Borrower is: 2013B ESA Project Company, LLC, a limited liability company organized and existing under the laws of Delaware, and the Borrower has not had any other legal names in the previous [***] years.

(b)    The principal place of business and chief executive office of the Borrower is in care of 1299 Orleans Drive, Sunnyvale, CA 94089.

Section 5.28    No Brokers. The Borrower does not have any obligation to pay any finder’s, advisory, broker’s or investment banking fee, except for customary fees for legal advisors, accountants and engineering advisors and any fees payable pursuant to Section 3.10 (Fees).

Section 5.29    Insurance. All insurance required to be obtained and maintained pursuant to the Transaction Documents by the Borrower is in full force and effect as of each date this representation is made or deemed repeated and complies with the insurance requirements set forth on Schedule 7.01(h). All premiums then due and payable on all such insurance have been paid. To the knowledge of the Borrower, all insurance required to be obtained and maintained by any Major Project Party with respect to the Systems to protect, directly or indirectly, against loss or liability to the Borrower, the Systems or the Lender, as of the date this representation is made or deemed repeated, pursuant to any Project Document has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 7.01(h) and is otherwise in all material respects in accordance with such Project Document.

Section 5.30    Accounts. The Borrower does not have, and is not the beneficiary of, any bank account other than the Project Accounts.

Section 5.31    Public Utility Status. The Borrower is not, nor by reason of the ownership or operation of any System or any other transaction contemplated by the Transaction Documents will be, subject to financial, organizational or rate regulation as an “electric utility,” “electric utility company,” “electric corporation,” “electrical company,” “public utility,” “public service corporation,” “gas utility,” “natural gas company” (transporting gas in interstate commerce), “public service company,” “public utility holding company,” “electric utility holding company,” “holding company,” or “subsidiary company” of a holding company; or other similar entity, or a subsidiary or affiliate of any of the foregoing, under any Law; provided, however, that (i) it shall

[***] Confidential Treatment Requested

not constitute a Default of any kind hereunder for (A) the Borrower to be a “qualifying small power producer” which operates or controls a “qualifying small power production facility,” as those terms are defined under Section 3 of the Federal Power Act, as amended, and the regulations thereunder; or (B) the Borrower to receive authorization under applicable law to sell its electrical output and become subject to applicable regulatory requirements with an applicable exemption from utility regulation, howsoever defined, as provided for in and under 18 C.F.R. 292.601(c), 292.602(b) and 292.602(c).

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01    Conditions to Closing.    The availability of the Loan Commitment and the occurrence of the Closing Date are subject to the fulfillment or waiver of each of the following conditions precedent, each of which the Borrower and the Lender agree and acknowledge were satisfied on or prior to the Closing Date:

(a)    Delivery of Certain Documents.    The Lender shall have received each of the following fully executed documents on and as of the Closing Date, each of which shall be, except as noted below, originals or portable document format (“pdf”) or facsimiles (in each case followed promptly by originals), duly executed and delivered by each party thereto and in form and substance reasonably satisfactory to the Lender:

(i)	the Original Credit Agreement;

(ii)	the Accounts Agreement;

(iii)	the other Security Documents;

(iv)	the Warrant Agreement;

(v)	the Warrant Side Letter; and

(vi)	the Major Project Documents in effect on the Closing Date.

(b)    Note.    The Lender shall have received a Note payable to the Lender, dated as of the Closing Date and in the amount of the Loan Commitment. The Note shall be duly executed by the Borrower and otherwise comply with the provisions of Section 2.04 (Evidence of Indebtedness).

(c)    Bank Regulatory Requirements.    The Lender and the Accounts Bank shall have received all documentation and other information requested by them and required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(d)    [Intentionally Omitted].

(e)    Financial Model; Operating Budget.    The Lender shall have received a duly executed certificate of a Financial Officer of the Borrower, dated as of the Closing Date and on which the Lender may conclusively rely, certifying that the assumptions constituting the basis on which the Borrower prepared the Financial Models and the Operating Budgets that are in effect on such date, and the figures set forth therein, were developed and consistently utilized in good faith, are reasonable and represent the Borrower’s best estimate as of the Closing Date as to the matters contained therein, based on all information known to the Borrower. Such assumptions and figures shall have been approved by the Lender, in consultation with the Independent Engineer, and shall incorporate such material terms and conditions imposed by the Project Documents as would be expected in accordance therewith.

(f)    Project Documents.    The Lender shall have received true, correct and complete copies of each Project Document that is in effect as of the Closing Date, each of which shall be in form and substance reasonably satisfactory to the Lender, in consultation with the Independent Engineer.

(g)    Officer’s Certificates.    The Lender shall have received the following certificates, dated as of the Closing Date, upon which the Lender may conclusively rely:

(i)	a duly executed certificate of an Authorized Officer of the Borrower certifying, on behalf of the Borrower that (A) all conditions set forth in this Section 6.01 (Conditions to Closing) capable of being satisfied by the Loan Parties have been satisfied on and as of the Closing Date; and (B) all representations and warranties made by the Borrower in this Agreement and each other Financing Document to which the Borrower is a party were true and correct on and as of the Closing Date (except with respect to representations and warranties that expressly refer only to an earlier date);

(ii)

a duly executed certificate of an Authorized Officer of the Borrower certifying, on behalf of the Borrower that (A) the list set forth in Part A of Schedule 5.11 is a true, correct and complete list of all Contracts to which the Borrower was a party as of the Closing Date other than any Immaterial Contracts; (B) the Contracts to which the Borrower is a party have been delivered in accordance with Section 6.01(f) (Conditions to Closing – Project Documents); (C) the copies of each Project Document or other document delivered pursuant to Section 6.01(f) (Conditions to Closing – Project Documents) are true, correct and complete copies of such document; (D) each such Project Document or other document is in full force and effect and no term or condition of any such Project Document or other document has been amended from the form thereof delivered to the Lender; (E) each of the conditions precedent set forth in each Project Document or other document delivered pursuant to Section 6.01(f) (Conditions to Closing – Project Documents) that is required to be satisfied on or before the Closing Date has been satisfied or waived by the parties thereto and copies of any such written waivers have been provided to the

Lender; provided, that the Borrower shall obtain the Lender’s written consent prior to its waiver of any conditions precedent set forth in the LTSA or ASA; provided, further, that the Borrower shall obtain the Lender’s written consent prior to its waiver of any condition precedent adverse to the interests of the Lender set forth in any other Project Document; and (F) no material breach, material default or material violation by the Borrower, or to the knowledge of the Borrower, without any inquiry, by any Project Party under any such Project Document or other document has occurred and is continuing; and

(iii)	a duly executed certificate of an Authorized Officer of the Parent certifying that all representations and warranties made by the Parent or the Pledgor in any Financing Document or Project Document to which such Person is a party were true and correct on and as of the Closing Date and are true and correct on and as of the Closing Date (except with respect to representations and warranties that expressly refer only to an earlier date).

(h)     Third Party Approvals.    The Lender shall have received documentation, reasonably acceptable to the Lender, of any approval by any Person required in connection with the authorization, execution, delivery or performance of this Agreement or any other Financing Document, including (x) the consents and approvals identified in Section 5.02(e) (Due Authorization; Non-Contravention) and (y) Consents from the Parent and any other Affiliate of the Parent that is a party to any Project Documents as of the Closing Date.

(i)    Resolutions, Incumbency, Organic Documents.    The Lender shall have received from each of the Borrower, the Parent, and the Pledgor, a duly executed certificate of an Authorized Officer of such Person dated as of the Closing Date, upon which the Lender may conclusively rely, which shall:

(i)	certify the incumbency and signatures of those of its officers and representatives duly authorized to execute and otherwise act with respect to each Transaction Document to which it is (or is anticipated to be) a party;

(ii)	attach satisfactory resolutions of such Person’s members, managers or directors, as the case may be, authorizing the execution, delivery and performance of each Transaction Document to which it is (or is anticipated to be) a party and the consummation of the transactions contemplated therein;

(iii)	attach such Person’s Organic Documents, which shall be in form and substance reasonably satisfactory to the Lender, and, in the case of the Borrower, shall include the Required LLC Provisions; and

(iv)	certify that the copies of documents provided pursuant to parts (ii) and (iii) of this Section 6.01(a)(i) (Conditions to Closing – Resolutions, Incumbency, Organic Documents) are true, correct, complete, are in full force and effect and have not been amended, supplemented or otherwise modified.

(j)    Authority to Conduct Business.    The Lender shall have received satisfactory evidence, including certificates of good standing from the Secretaries of State of each relevant jurisdiction, dated no more than five (5) Business Days (or such other time period reasonably acceptable to the Lender) prior to the Closing Date, that:

(i)	the Borrower is duly authorized as a limited liability company to carry on its business, and is duly formed, validly existing and in good standing in each jurisdiction in which it is required to be so authorized; and

(ii)	each of the Parent and the Pledgor is duly authorized as a limited liability company to carry on its business, and is duly organized, validly existing and in good standing in each jurisdiction in which it is required to be so authorized.

(k)    Opinions of Counsel.    The Lender shall have received legal opinions from counsel to the Loan Parties, each addressed to the Lender and in form and substance reasonably satisfactory to the Lender.

(l)    Lien Search; Perfection.    The Lender shall have been granted a first-priority perfected security interest in all Collateral in which a first priority security interest can be perfected by possession or by filings under the UCC, including all Equity Interests in the Borrower, and substantially all of the assets relating to the Borrower and the Portfolio, and the Lender shall have copies or evidence, as the case may be, satisfactory to the Lender, of the following actions in connection with the perfection of the Liens:

(i)	completed requests for information or lien search reports, dated no more than ten (10) days (or such other time period reasonably acceptable to the Lender) before the Closing Date, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in the applicable Person’s jurisdiction of formation, the state of the Borrower’s location and the state of each System’s location and any other jurisdictions reasonably requested by the Lender that name the Borrower or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens;

(ii)	UCC financing statements and other filings and recordations, in proper form for filing in all jurisdictions that the Lender deems necessary or desirable in order to perfect and protect the first-priority Liens and security interests created under the Security Documents, and each such UCC financing statement and other filing or recordation shall be duly filed on the Closing Date or promptly thereafter, and in any case prior to the Closing Date;

(iii)	the original certificates representing all Equity Interests in the Borrower shall have been delivered to the Lender, together with a duly executed irrevocable proxy and a duly executed transfer power in the forms attached to the Pledge Agreement relating to such Equity Interests; and

(iv)	evidence of all other actions, recordings and filings of or with respect to the Security Documents that the Lender reasonably deems necessary or desirable in order to perfect and protect the Liens created thereunder and to ensure that all such Liens are first-priority Liens (except as otherwise permitted under the Financing Documents).

(m)    Financial Statements.    The Lender shall have received accurate and complete copies of (i) the audited balance sheets and income and cash flow statements of the Parent as of and for the most recently ended Fiscal Year, (ii) the unaudited balance sheets of the Parent as of the most recently ended Fiscal Quarter, and (iii) the pro forma balance sheet of the Borrower as of the Closing Date giving effect to the transactions contemplated hereby.

(n)     Fees; Expenses.    The Lender shall have received all Fees due and payable on the Closing Date pursuant to Section 3.10 (Fees), and all costs and expenses for which the Borrower is responsible under Section 9.06 (Costs and Expenses) and for which invoices have been presented.

(o)     Establishment of Project Accounts.    Each of the Project Accounts shall have been established.

(p)    Insurance.    The Lender shall have received:

(i)	satisfactory evidence that the insurance requirements (including environmental insurance requirements) set forth on Schedule 7.01(h) have been satisfied with respect to the Borrower, including binders or certificates evidencing the commitment of insurers to provide each insurance policy required by Schedule 7.01(h), evidence of the payment of all premiums then due and owing in respect of such insurance policies and a duly executed certificate of the Borrower’s insurance broker (or insurance carrier) evidencing that all such insurance policies are in full force and effect; and

(ii)	a report from the Insurance Consultant in form and substance reasonably satisfactory to the Lender, discussing, among other matters that the Lender may require, the adequacy of the insurance coverage for the Systems.

(q)    Independent Engineer’s Report.    The Lender shall have received a report of the Independent Engineer, which shall be in form and substance reasonably satisfactory to the Lender.

(r)    Representations and Warranties.    All representations and warranties of the Loan Parties contained in the Financing Documents shall be true and correct in all respects as of the Closing Date (except with respect to representations and warranties that expressly refer only to an earlier date).

Section 6.02    Conditions to Funding of any System.    The Funding for Loans with respect to any System is subject to the satisfaction of each of the following conditions precedent:

(a)    Satisfaction of Previously Waived Conditions.    Any conditions set forth in Section 6.02 (Conditions to Funding of any System) that were waived on the Effective Date or subsequent Funding Dates shall be met to the satisfaction of the Lender, except as otherwise provided in such waiver(s).

(b)    LTSA Invoice; Bill of Sale; Lien Waivers.    The Lender shall have received copies of (i) the purchase order and invoice(s) for the Purchase Price, (ii) a Bill of Sale and (iii) (A) conditional lien waivers from Parent and from each subcontractor retained by Parent performing BOF Work at the applicable Site with respect to the System(s) for which the Loan is to be applied and (B) absolute, irrevocable and unconditional sworn lien waivers from Parent and from each subcontractor retained by Parent performing BOF Work at the applicable Site with respect to the System(s) that are the subject to the last Funding, accompanied by a duly executed certificate by an Authorized Officer of the Borrower, upon which the Lender may conclusively rely, stating that such copies are true, correct, complete and in full force and effect.

(c)    Commencement of Operations.    The System(s) for which the Loan is requested has achieved Commencement of Operations, and the Lender shall have received from the Parent and the Independent Engineer duly completed Completion Certificates certifying that the System(s) for which the Loan is requested has achieved Commencement of Operations.

(d)    Equity Contributions.    The Lender shall have received satisfactory evidence that the Required Equity Contribution with respect to the relevant System(s) has been funded and disposed of in accordance with the Equity Funding Agreement and the Pledgor LLC Agreement, and that all conditions to the True Up Funding Date under, and as defined in, the Equity Funding Agreement have been satisfied with respect to the relevant System(s).

(e)    Delivery of Certain Documents.    The Lender shall have received each of the following fully executed documents, each of which shall be, except as noted below, originals or portable document format (“pdf”) or facsimiles (in each case, followed promptly by originals), duly executed and delivered by each party thereto:

(i)	a Funding Notice, duly executed by the Borrower, as required by and in accordance with Section 2.02 (Notice of Fundings).

(ii)	all Deferred Contracts with respect to the relevant System(s), which shall be in form and substance reasonably acceptable to the Lender, taking into consideration the assumptions in the Financial Models delivered by Borrower on the Closing Date or such later date in accordance with the terms of the Credit Agreement;

(iii)	(A) all Deferred Approvals provided to the Independent Engineer pursuant to the LTSA with respect to the System(s) for which the Loan is to be applied and (B) a copy of (x) the results of interconnection testing conducted and (y) the related permission to operate documentation, in each case, with respect to the relevant System(s) in accordance with the requirements of the relevant interconnecting utility;

(iv)	all Required Consents with respect to the relevant System(s) in form and substance reasonably satisfactory to the Lender;

(v)	[Intentionally Omitted];

(vi)	such updates to the Security Documents (including Consents that are being assigned to the Lender and that relate to the Systems that are the subject of the applicable Funding), lien search reports, UCC financing statements and other recordings and filings referenced in Section 6.01(m) (Conditions to Closing - Lien Search; Perfection) as are requested by the Lender, including such documents as are reasonably necessary or advisable to ensure the continued perfection of a first-priority security interest in substantially all assets of the Borrower in which a first priority security interest can be perfected by possession or by filings under the UCC;

(vii)	Rate Contracts, including in connection with the Effective Date a duly executed ISDA Schedule and related master agreement, evidencing the Borrower’s compliance with its obligations contained in Section 7.01(t) (Affirmative Covenants – Rate Contracts);

(viii)

(A) the Credit Protection Insurance Policy in the form attached hereto as Exhibit D (which shall be delivered on or prior to the first Funding Date together with applicable letters from the Authorized Representative of the Credit Protection Insurer and a power of attorney by Borrower in favor of Lender), (B) written confirmation from either the Credit Protection Insurer or the Authorized Representative of Credit Protection Insurer of (x) payment of all premiums then due and payable in connection with the Credit Protection Insurance Policy, including with respect to the Systems that are the subject of the Funding, (y) satisfaction of all conditions precedent relating to the effectiveness of the Credit Protection

Insurance Policy with respect to the Systems that are the subject of the Funding, and (C) receipt of a certification by the Independent Engineer that the Systems that are the subject of the Funding have achieved Commencement of Operations;

(ix)	an Interconnection Notice, duly executed by the Borrower, as required by and in accordance with Section 2.4 of the Offtake Agreements;

(x)	with respect to a Funding for a System to be installed at the Site located at [***] a written notice, duly executed by [***] waiving its right to opt out of the obligation to permit such System to be installed;

(xi)	on or prior to the Effective Date, the LLC Agreement of the Borrower and the Pledgor LLC Agreement; and

(xii)	on or prior to the Effective Date, this Agreement, the Interparty Agreement, the Termination Agreement, the Assignment and Assumption Agreement, the PPA Amendments and the PPA Acknowledgement.

(f)    Borrower’s Certifications.    The Lender shall have received a duly executed certificate, in the form attached hereto as Exhibit J, upon which the Lender may conclusively rely, of an Authorized Officer of the Borrower (which certification may be contained in the relevant Funding Notice) certifying on behalf of the Borrower that:

(i)	the Borrower is in compliance with all applicable conditions set forth in this Article VI on and as of the proposed Funding Date, before and after giving effect to such Funding or issuance and to the application of the proceeds from any such Funding;

(ii)	all representations and warranties made by the Borrower and each other Affiliate of the Parent that is a party to any Financing Document, in this Agreement and each of the Financing Documents to which such Person is a party are true and correct in all material respects (except with regard to representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such Funding Date (except with respect to representations and warranties that expressly refer only to an earlier date), before and after giving effect to such Funding and to the application of the proceeds from any such Funding;

(iii)	all representations and warranties made by the Borrower in the Credit Protection Insurance Policy are true and correct in all respects on and as of such Funding Date (except with respect to

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representations and warranties that expressly refer only to an earlier date), before and after giving effect to such Funding and to the application of the proceeds from any such Funding;

(iv)	no Event of Default (or Default with respect to the System for which Funding is then requested or any other System that is the subject of an outstanding Loan or for which a Funding Notice is then pending) has occurred and is continuing, or would result from such Funding;

(v)	since the Closing Date, there has been no event or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect which is continuing; and

(vi)	there are no mechanic’s, workmen’s, materialmen’s, construction or other like Liens encumbering the Collateral (other than Permitted Liens).

(g)    Reserve Accounts and Deposits.    The Debt Service Reserve Account shall have been funded (or will be funded with Loan proceeds) in an amount equal to the Debt Service Reserve Required Amount (taking into account the requested Loans), the Maintenance Reserve Account shall have been funded in accordance with the Pledgor LLC Agreement with respect to the System(s) that are the subject of the Funding and the Revenue Account shall have been funded with the Prepaid Expenses applicable to the System(s) that are the subject of the Funding; provided, that the Maintenance Reserve Account does not have to be funded with the initial deposit applicable to the Systems that are the subject of the Funding in the event that the Borrower has provided the Lender a certified copy of the Equity Funding Agreement, Pledgor LLC Agreement or other documentation evidencing the removal of the obligation upon the Borrower to fund such Maintenance Reserve Account. All other Project Accounts shall continue to be maintained in accordance with this Agreement and the Accounts Agreement and shall contain all amounts required to be deposited therein as of the applicable Funding Date.

(h)    Security.    The Lender shall have received such evidence requested by it that (i) the Lender continues to have a perfected first priority security interest in all right, title and interest of the Borrower and the Pledgor in and to the Collateral in which a first priority security interest can be perfected by possession or by filings under the UCC prior to all other Liens thereon and subject only to Permitted Liens, and (ii) all Governmental Approvals that are necessary or desirable in order to establish, protect, preserve and perfect the Lender’s Liens with respect to Collateral in which a security interest can be perfected by possession or by making filings under the UCC have been duly made or taken and are in full force and effect.

(i)    Additional Project Documents.    An Authorized Officer of the Borrower shall have certified that the Borrower has provided to the Lender copies of any Additional Project Document (including any Project Documents required to be executed on or before the date of such Funding Notice in accordance with Section 6.02(d)(i) (Conditions to Funding of any System – Delivery of Certain Documents)), entered into by the Borrower since the Closing Date or the last Funding, as applicable, together with all amendments, supplements, schedules and exhibits thereto and the Ancillary Documents relating thereto, each of which (i) shall have been duly authorized, executed and delivered by each Person party thereto, and (ii) shall be in full force and effect.

(j)    Insurance.    A duly executed certificate of the Insurance Consultant, dated as of the Effective Date, substantially in the form of Exhibit E, which certificate shall be appropriately completed to the satisfaction of the Lender.

(k)    Governmental Approvals.    The Lender shall have received copies of all Necessary Approvals (including all Deferred Approvals) obtained since the Closing Date or the last Funding, as applicable.

(l)    Legal Opinions.    The Lender shall have received legal opinions from counsel to the Loan Parties, each addressed to the Lender and in form and substance reasonably satisfactory to the Lender, addressing those matters relating to the Systems, the Transaction Documents and the transactions contemplated therein, and the Collateral, as the Lender may reasonably request following the occurrence of a material change in (i) circumstances with respect to the Systems, the Transaction Documents (including the delivery of new Transaction Documents) and the transactions contemplated therein or (ii) Law.

(m)    No Default or Event of Default.    No Event of Default (or Default with respect to the System for which Funding is then requested or any other System that is the subject of an outstanding Loan or for which a Funding Notice is then pending) has occurred and is continuing, or would result from, such Funding.

(n)    Abandonment, Taking, Total Loss.    (i) No Event of Abandonment shall have occurred and be continuing with respect to any System, (ii) no Event of Total Loss shall have occurred and be continuing with respect to the System for which Funding is then requested unless a Restoration or Replacement Plan for such System shall have been approved by the Lender, in consultation with the Independent Engineer, in accordance with the Accounts Agreement related to such Event of Total Loss, (iii) no Event of Total Loss shall have occurred and be continuing with respect to more than three (3) of the other Systems, (iv) no Event of Taking relating to any Equity Interests in the Borrower shall have occurred and be continuing, and (v) no Event of Taking with respect to a material part of any System shall have occurred and be continuing.

(o)    Fees; Expenses.    The Lender shall have received all Fees due and payable as of the Effective Date or the date of such Funding, as applicable, pursuant to Section 3.10 (Fees), and all costs and expenses for which the Borrower is responsible under Article IV (LIBO Rate and Tax Provisions) and Section 9.06 (Costs and Expenses) or otherwise hereunder and for which invoices have been presented.

(p)    Satisfactory Legal Form.     All documents executed or submitted in accordance with this Article VI by or on behalf of the Borrower or any other Project Party shall, with respect to a Funding, be reasonably satisfactory in form and substance to the Lender.

(q)    Material Adverse Effect.    Since the Closing Date, no Material Adverse Effect shall have occurred and be continuing.

(r)    Representations and Warranties.    All representations and warranties of the Loan Parties contained in the Financing Documents shall be true and correct in all material respects (except with regard to representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Effective Date or the relevant Funding Date (except with respect to representations and warranties that expressly refer only to an earlier date), as applicable, before and after giving effect to the Funding and to the application of proceeds from any Funding.

(s)    Funding and Portfolio Ratio.    The ratio of the outstanding principal amount of Loans (after giving effect to the requested Funding) to the Loan Commitment does not exceed the ratio of the aggregate nameplate capacity of all Systems that have been Funded to 6.1 MW (representing the projected aggregate nameplate capacity of the Portfolio as of the Closing Date).

(t)    Update to Financial Model.    The Lender shall have received a duly executed certificate of a Financial Officer of the Borrower, dated as of the Effective Date and on which the Lender may conclusively rely, attaching (i) updated Financial Models that employ the methodology used in the Financial Models delivered by Borrower on the Closing Date, with no change in the assumptions set forth in such Financial Models, except to reflect an update to the effective interest rate paid by the Borrower on Loans pursuant to the Rate Contracts and a related update to the Prepaid Expenses, such that the ratio of Contracted Cash Flow to Debt Service for each Fiscal Quarter (assuming a fully amortizing loan with a final maturity date [***] Quarterly Payment Dates after the Date Certain) will be no less than [***] and (ii) a corresponding update to Schedule 1 of the Accounts Agreement.

(u)    Organic Documents.    With respect to the Funding on the Effective Date, the Lender shall have received from each of the Borrower and the Pledgor, a duly executed certificate of an Authorized Officer of such Person dated as of the Effective Date, upon which the Lender may conclusively rely, which shall attach such Person’s Organic Documents, which shall be in form and substance reasonably satisfactory to the Lender, and, in the case of the Borrower, shall include the Required LLC Provisions, and certify that the copies of documents provided pursuant to this Section 6.01(a)(i) (Conditions to Funding of Any System – Organic Documents) are true, correct, complete, are in full force and effect and have not been amended, supplemented or otherwise modified.

ARTICLE VII

COVENANTS

Section 7.01    Affirmative Covenants.    The Borrower agrees that, until the Discharge Date, the Borrower will perform the obligations set forth in this Section 7.01 (Affirmative Covenants).

(a)    Compliance with Laws.    The Borrower shall comply with all Laws applicable to it or to its business or property, except (other than with respect to Environmental Laws, exceptions for which are covered in Section 7.01(b) Affirmative Covenants –Environmental Matters) for such non-compliance which has not had and could not reasonably be expected to have a Material Adverse Effect.

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(b)    Environmental Matters.    The Borrower shall (A) comply in all material respects with all Environmental Laws, (B) pay or cause to be paid when due and payable by the Borrower any and all costs required of the Borrower in connection with any Environmental Laws, including the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or about the Systems or on any real property owned or leased by the Borrower, and the cost of delineation, management, remediation, removal, treatment and disposal of any such Materials of Environmental Concern, provided, that nothing in this Section 7.01(b) is intended to prevent the Borrower from diligently disputing, in good faith, that the payment of any such costs is required of the Borrower, and (C) use its commercially reasonable efforts to ensure that no Environmental Affiliate takes any action or violates any Environmental Law that could reasonably be expected to result in an Environmental Claim that could result in liability for the Borrower in an amount greater than [***] for any single claim or [***] for all such claims in a [***] month period or could otherwise reasonably be expected to have a Material Adverse Effect.

(c)    Operation of Systems.    The Borrower shall own, construct, operate and maintain (or cause to be operated and maintained by the Parent or an Affiliate of the Parent) the Systems in all material respects in accordance with (i) the terms and provisions of the Transaction Documents (including the Credit Protection Insurance Policy), (ii) all applicable Governmental Approvals and Laws and (iii) Prudent Operating Practice. For the avoidance of doubt, any System that is replaced with a model other than a Bloom Energy Corporation model ES-5700 must comply with the system replacement process pursuant to Section 5 of the Credit Protection Insurance Policy and Credit Protection Insurer must notify Lender that such replaced System is covered by the Credit Protection Insurance Policy.

(d)    Maintenance of Properties.

(i)	The Borrower shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, all of its properties and equipment related to the Systems that are necessary or useful in the proper conduct of its business.

(ii)	The Borrower shall not permit any of the Systems or any material portion thereof to be removed from the relevant Site or demolished, unless (A) such System is the subject of a System Severance pursuant to Section 3.12 (System Severance) or (B) such material portion that has been removed or demolished has been replaced or repaired as permitted under this Agreement; provided, that upon the occurrence of an Event of Default, so long as Lender has not foreclosed upon the membership interests of the Borrower, the Borrower shall remove the System(s) from the relevant Site at the written request of the Lender.

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(iii)	The Borrower shall continue to engage in business of the same type as now conducted by it and do or cause to be done all things necessary to preserve and keep in full force and effect (A) its limited liability company existence and good standing in its respective jurisdiction of formation and (B) its material patents, trademarks, trade names, copyrights, franchises, licenses and similar rights, loss of which could reasonably be expected to have a Material Adverse Effect.

(e)    Payment of Obligations.    The Borrower shall pay and discharge as the same shall become due and payable all of its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same (A) are subject to a Contest or (B) are immaterial Taxes in an aggregate amount not in excess of [***] at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided, that such Taxes are no more than [***] days past due, (ii) all of its obligations and liabilities under its Contractual Obligations and (iii) all lawful claims that, if unpaid, would by law become a Lien upon its properties (other than Permitted Liens), unless the same are subject to a Contest.

(f)    Governmental Approvals.    The Borrower shall maintain in full force and effect, in the name of the Borrower, all material Governmental Approvals required by Law, including all Necessary Approvals set forth herein, and shall obtain all Deferred Approvals (all of which shall be reasonably satisfactory to the Lender) prior to the time such Approvals are required to be obtained hereunder, but in any event no later than the date required to be obtained under applicable Law (other than any such failure to maintain or obtain that could not reasonably be expected to have a Material Adverse Effect on the Borrower).

(g)    Use of Proceeds and Cash Flow.

(i)	All proceeds of the Loans shall be applied in accordance with Section 2.02(b) (Loans - Proceeds) and, to the extent not inconsistent therewith, in accordance with the Funding Notice pursuant to which such Loans were funded.

(ii)	The Borrower shall cause (x) all Cash Flow, and (y) any Insurance Proceeds, Condemnation Proceeds or other Extraordinary Proceeds received by it to be deposited and applied in accordance with the Accounts Agreement.

(h)    Insurance.    Without cost to the Lender, the Borrower shall at all times obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance (including environmental insurance requirements) listed and described on Schedule 7.01(h) in accordance with the terms and provisions set forth therein for the Systems and the Borrower, and shall obtain and maintain such other insurance as may be required pursuant to the terms of any Transaction Document (including any Major Project Document). Borrower shall cause each such insurance to be in place prior to the date required, and each required insurance policy shall

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be renewed or replaced no less than [***] days prior to the expiration thereof. In the event the Borrower fails to take out or maintain the full insurance coverage required by this Section 7.01(h) (Affirmative Covenants – Insurance), the Lender may (but shall not be obligated to), after [***] days’ written notice to the Borrower (unless such insurance would lapse during such notice period) take out the required policies of insurance and pay the premiums on the same, in which event the Lender shall promptly notify the Borrower of the same. All amounts so advanced by the Lender shall become an Obligation, and the Borrower shall forthwith pay such amounts to the Lender, together with interest from the date of payment by the Lender at the Default Rate.

(i)    Books and Records; Inspections.    The Borrower shall keep proper books of record and account in which complete, true and accurate entries in material conformity with GAAP and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of the Borrower, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower. Except as contemplated by the Accounts Agreement, the Borrower shall keep its books and records separate from the books and records of any other Person (including any Affiliates of the Borrower) that accurately reflect in all material respects all of its business affairs, transactions and the documents and other instruments that underlie or authorize all of its limited liability company actions. The Borrower shall permit officers and designated representatives of the Lender and the Consultants to visit and inspect any of the properties of the Borrower (including its chief executive office, principal place of business, the Systems and the Sites, in each case subject to any restrictions contained in any related Leases), to examine its limited liability company, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its members, managers, directors, officers and independent public accountants and to otherwise inspect the Collateral and determine Borrower’s compliance with the Financing Documents, all at the expense of the Borrower but otherwise at the risk of Lender (provided, that so long as no Event of Default has occurred and is continuing, such visits or inspections shall be at the expense of the Borrower only once per fiscal year; otherwise such visits or inspections may occur as frequently as is desired by the Lender but at the Lender’s expense) and at such reasonable times during normal business hours for any System and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that if an Event of Default has occurred and is continuing, the Lender or any Consultant (or any of their respective officers or designated representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Any officers or designated representatives of the Lender or Consultants visiting and inspecting any of the properties of the Borrower shall do so at their own risk and shall exercise appropriate caution and otherwise use all commercially reasonable efforts to avoid damage or injury to the property and facilities that they are so visiting and inspecting.

(j)    Operating Budgets.

(i)

No less than [***] days in advance of the beginning of each Fiscal Year, the Borrower shall provide, to the Lender, a proposed Operating Budget for the Portfolio for the ensuing Fiscal Year (including any stub period of the current Fiscal Year). Each

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Operating Budget shall be prepared in accordance with a form approved by the Lender (in consultation with the Independent Engineer) and shall become effective upon approval by the Lender (acting in consultation with the Independent Engineer), which approval shall not be unreasonably withheld, conditioned or delayed. If the Borrower does not provide an Operating Budget for the Portfolio before the beginning of the relevant Fiscal Year or any Operating Budget for the Portfolio provided by the Borrower is not accepted by the Lender before the beginning of any upcoming Fiscal Year, then, (i) the Operating Budget for the preceding year shall (after adjusting any line items in which the relevant expenses are not otherwise fixed by Contract for (A) inflation in an amount equal to the percentage increase in the United States Department of Labor Consumer Price Index, U.S. City Average, All Urban Consumers during the immediately preceding twelve (12) calendar months, and (B) expenditures for regularly scheduled (or reasonably anticipated) major maintenance of the Portfolio that was budgeted to become due, but did not become due during the prior Fiscal Year and that are due or scheduled to become due during the ensuing Fiscal Year) be deemed to be in force and effective as the annual Operating Budget for the Portfolio for such upcoming Fiscal Year until the adoption of an annual Operating Budget for the Portfolio by the Borrower and acceptance of such Operating Budget by the Lender.

(ii)	Each Operating Budget for a System delivered to the Lender pursuant to this Section 7.01(j) (Affirmative Covenants – Operating Budgets) shall contain a line item for each Operating Budget Category and shall specify for each month and for each such Operating Budget Category the amount budgeted for such category for such month.

(iii)	The Borrower (x) shall endeavor to operate and maintain, or cause to be operated and maintained, each System materially in accordance with its Operating Budget as in effect from time to time after Commencement of Operations thereof and (y) shall not exceed the Annual Permitted Budgeted Operating Expenses Level for all such Systems taken as a whole, except in connection with Unscheduled Maintenance Expenses permitted under the Accounts Agreement; provided, that the Borrower may propose an amendment to any Operating Budget for the Lender’s approval if at any time Borrower cannot comply with these requirements (and the Lender shall consider each such amendment in good faith and shall not unreasonably withhold its consent to the approval of any such amendment).

(k)    Performance Test.    The Lender and the Independent Engineer have the right to witness the Performance Tests for any System and inspect the relevant System in connection therewith. In furtherance of the foregoing, the Borrower shall give the Lender and the Independent Engineer notice of each Performance Test no later than five (5) days prior to the Borrower’s plan to carry out such test. Following such test, the Borrower shall deliver to the Lender a report that indicates the preliminary opinions as to the satisfactory achievement of the applicable Performance Test (each, a “Test Report”). The Independent Engineer will review such Test Report and, thereafter, will certify in writing to the Lender, within five (5) Business Days of the receipt of such Test Report, the satisfaction of the Performance Tests or deliver a report to the Lender and the Borrower setting forth in reasonable detail any objections to, or deficiencies noted in, such Test Report. The Borrower will address such objections and correct any deficiencies promptly and to the reasonable satisfaction of the Independent Engineer.

(l)    Project Documents.

(i)	The Borrower shall maintain in full force and effect, preserve, protect and defend all of its material rights under, and take all actions (including those actions reasonably required by the Lender) necessary to prevent termination or cancellation (except by expiration in accordance with its terms) of, each Project Document and the Credit Protection Insurance Policy, including such actions that are reasonably requested by the Lender so that the representations and warranties contained in Section VI of the Credit Protection Insurance Policy remain true and correct in all respects and the Borrower shall comply at all times with the obligations that relate to such representations and warranties; provided, that the Borrower may permit termination and cancellation of Project Documents or renew Project Documents, extend the time period during which Project Documents are in effect or enter into modifications to Project Documents, in each case, to the extent permitted under Section 7.02(m) (Negative Covenants – Project Documents).

(ii)	The Borrower shall exercise all material rights, discretion and remedies under each Major Project Document in accordance with its terms and in a manner consistent with (and subject to) the Borrower’s obligations under the Financing Documents, including without limitation causing the Parent to repair, replace, purchase or repurchase the Systems in accordance with the LTSA. The Borrower shall exercise all rights, discretion and remedies under each Project Document that is not a Major Project Document, in accordance with its terms except as could not reasonably be expected to have a Material Adverse Effect and in a manner consistent with (and subject to) the Borrower’s obligations under the Financing Documents.

(iii)	Promptly upon execution of any Additional Project Document by the Borrower, the Borrower shall deliver to the Lender a copy of such Project Document and, if reasonably requested by the Lender, any Ancillary Documents related thereto.

(m)    Preservation of Title; Acquisition of Additional Property.

(i)	The Borrower shall preserve and maintain (A) a valid easement interest to all property subject to Easements and (B) good, legal and valid title to all of its other respective material properties and assets, in each case free and clear of all Liens other than Permitted Liens, other than any properties or assets disposed of in accordance with Section 7.02(f) (Negative Covenants - Asset Dispositions).

(ii)	Prior to the acquisition or lease of any additional real property interests unrelated to any Systems, the Borrower shall obtain the written consent of the Lender (which such consent shall not be unreasonably withheld, conditioned or delayed, following reasonable due diligence by the Lender and the execution and delivery of all agreements, consents, reports and similar documents as may reasonably be requested by the Lender).

(n)    Maintenance of Liens; Creation of Liens on Newly Acquired Property.

(i)	The Borrower shall take or cause to be taken all actions necessary or desirable to maintain and preserve Liens on substantially all assets of the Borrower and the Equity Interests in the Borrower and the first ranking priority of such Liens in which a security interest can be perfected by possession or by making UCC filings in accordance with the Security Documents, subject to any Permitted Liens.

(ii)	The Borrower shall take all actions required to cause each Additional Project Document to be or become subject to the Lien of the Security Documents (whether by amendment to any Security Document or otherwise) and shall deliver or cause to be delivered to the Lender all Ancillary Documents related thereto.

(iii)	Simultaneously with the making of any investment in Cash Equivalents, the Borrower shall take or cause to be taken all actions to require such Cash Equivalent in the Project Accounts to be or become subject to a first priority perfected Lien in favor of the Lender.

(o)    Certificate of Formation.    The Borrower shall observe all of the separateness and other provisions and procedures of its certificate of formation and LLC Agreement.

(p)    Separateness.    The Borrower shall (i) take such actions as are reasonably necessary so that the representations and warranties contained in Section 5.23 (Separateness) remain true and correct, in all material respects, until the Discharge Date, and (ii) comply at all times with the provisions of the LLC Agreement of the Borrower that relate to such representations and warranties.

(q)    Further Assurances.    Upon written request of the Lender, the Borrower shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):

(i)	that are necessary or advisable for compliance with Section 7.01(n) (Affirmative Covenants - Maintenance of Liens; Creation of Liens on Newly Acquired Property);

(ii)	for the purposes of ensuring the validity and legality of this Agreement or any other Financing Document and the rights of the Lender hereunder or thereunder; and

(iii)	for the purposes of facilitating the exercise of rights and powers granted to the Lender under this Agreement or any other Financing Document, or facilitating the making of a claim under the Credit Protection Insurance Policy, whether by the Borrower or the Lender.

(r)    First Priority Ranking.    The Borrower shall cause the Obligations to constitute direct senior secured obligations of the Borrower and to rank senior in priority of payment, in right of security with respect to all or any material part of the Collateral (except for Permitted Liens that are not required hereunder to be subordinated to the Liens created under the Financing Documents) and in all other respects to all other Indebtedness of the Borrower other than Permitted Indebtedness which is permitted by this Agreement to have an equal priority.

(s)    Quarterly Calculations.

(i)	Not more than [***] Business Days prior to each Quarterly Payment Date, beginning with the first Quarterly Payment Date on or after the Date Certain, the Borrower shall provide to the Lender a calculation of the Debt Service Reserve Required Amount, certified by a Financial Officer of the Borrower.

(ii)	Not more than [***] Business Days prior to each Quarterly Payment Date, beginning with the first Quarterly Payment Date on or after the Date Certain, the Borrower shall calculate the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio and shall provide written evidence, to the Lender, of such calculations certified by a Financial Officer of the Borrower.

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Each such calculation shall be subject to review by the Lender.

(t)    Rate Contracts.    At all times when any Loans are outstanding, the Borrower shall maintain, or cause to be maintained, in effect one or more Rate Contracts with one or more Secured Swap Providers selected by the Lender and in form and substance satisfactory to the Lender and such Secured Swap Providers, which Rate Contracts shall be Secured Rate Contracts hereunder and shall hedge the interest rate with respect to 100% of the principal amount of the Loans. The Borrower shall provide Lender with copies of all such Rate Contracts to which Lender or any Affiliate of Lender is not a party.

(u)    Reserve Accounts.    The Borrower shall ensure that (i) the Debt Service Reserve Account is fully funded at the level required on each Funding Date and thereafter remains funded in accordance with the Accounts Agreement and (ii) the Maintenance Reserve Account is fully funded at the level required on each Funding Date and thereafter remains funded in accordance with the Pledgor LLC Agreement; provided, that the Maintenance Reserve Account does not have to be funded at the level required on each Funding Date in the event that the Borrower has provided the Lender a certified copy of the Equity Funding Agreement, Pledgor LLC Agreement or other documentation evidencing the removal of the obligation of the Borrower to fund such Maintenance Reserve Account.

(v)    Equity Contributions.    The Borrower shall cause all proceeds of the Required Equity Contributions received by the Borrower to be disposed of in accordance with the Equity Funding Agreement and the Pledgor LLC Agreement related to each System on or prior to the Funding Date related to such System.

(w)    Debt Sizing.    The Borrower shall ensure that the Debt Sizing Test is satisfied on any System-Specific Discharge Date.

Section 7.02    Negative Covenants.    The Borrower agrees with the Lender that, until the Discharge Date, the Borrower will perform the obligations set forth in this Section 7.02.

(a)    Restrictions on Indebtedness.    The Borrower will not create, incur, assume or suffer to exist any Indebtedness except:

(i)	the Obligations;

(ii)	accounts payable to trade creditors incurred in the ordinary course of business and not more than [***] days past due;

(iii)	Capitalized Lease Liabilities for the rental of any real or personal property for the Systems that (A) are entered in the ordinary course of business of the Systems, and (B) either (1) are budgeted for under an Operating Budget approved in accordance with the terms of this Agreement and clearly indicated as Capitalized Lease Liabilities in such budget or (2) do not entail payments to the lessors in excess of [***] in the aggregate for all Systems in any one fiscal year;

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(iv)	Indebtedness related to the purchase of the discrete items of personal property contemplated in Section 7.02(b)(vii); provided, that all amounts secured by such Liens are paid when due and paid in full within [***] months of the date such Lien attaches;

(v)	unsecured Indebtedness for working capital and other general corporate purposes of the Borrower that is subordinate in priority of payment to the Loans and that does not exceed, in the aggregate, [***] at any one time outstanding with respect to all of the Systems, to be paid solely from cash available for distributions in accordance with the tenth priority of Section 4.2(c) of the Accounts Agreement;

(vi)	Indebtedness owed by the Borrower to the Parent or any Affiliate thereof that is subordinated in writing on terms satisfactory to the Lender, in its sole discretion, to be paid solely from cash available for distributions in accordance with the tenth priority of Section 4.2(c) of the Accounts Agreement; and

(vii)	Indebtedness under Secured Rate Contracts contemplated in Section 7.01(t) (Rate Contracts).

(b)    Liens.    The Borrower will not create, incur, assume or suffer to exist (i) any Mortgage in favor of any Person, or (ii) any other Lien upon any of its property, revenues or assets (including its Equity Interests), whether now owned or hereafter acquired, except, in the case of this Section 7.02(b)(ii), for the following (the “Permitted Liens”):

(i)	Liens in favor, or for the benefit, of the Lender pursuant to the Security Documents;

(ii)	Liens for taxes, assessments and other governmental charges that are not yet due or the payment of which is the subject of a Contest;

(iii)	Liens of carriers, warehousemen, mechanics and materialmen and (to the extent subordinated in writing to the satisfaction of the Lender) landlords, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is the subject of a Contest;

(iv)	Liens that constitute legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of any pending litigation or other legal proceeding not constituting an Event of Default if the same is effectively stayed and the claims secured thereby are for amounts, in the aggregate, no greater than [***] and are subject to a Contest;

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(v)	Liens of no more than [***] in the aggregate securing judgments for the payment of money not constituting an Event of Default; provided, that each such Lien is subject to a Contest and any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been terminated or the period within which such proceedings may have been initiated shall not have expired;

(vi)	easements, restrictions, encumbrances and other exceptions to title that, where known to the Borrower, are disclosed in the site plan for such System, and which, in any case, could not reasonably be expected to (A) impair the relevant System’s ability to perform materially in accordance with the applicable Financial Models or (B) cause or result in a material breach of, or event of default under, any Major Project Document;

(vii)	purchase money security interests in discrete items of personal property not comprising an integral part of any System or other Collateral when the obligation secured is incurred for the purchase of such equipment and does not exceed one hundred percent (100%) of the lesser of cost or fair market value thereof at the time of acquisition, and the security interest does not extend beyond the equipment involved and any proceeds therefrom; provided, that such Liens and the amount of materials, equipment and fixtures supplied or purchased pursuant to this clause (vii) will not, taken together, at any time exceed the maximum aggregate amount of [***];

(viii)	Liens arising out of Capitalized Lease Liabilities that are permitted pursuant to Section 7.02(a)(iii), but only to the extent that such Liens are over those assets which are the object of any such Capitalized Lease Liabilities;

(ix)	Liens arising out of subordinated debt permitted in accordance with Section 7.02(a)(vii) solely to the extent that such Liens are inferior in priority to the Liens created under the Financing Documents and are subject to subordination and intercreditor agreements satisfactory to the Lender, in its sole discretion; and

(x)	Liens consisting of pledges of cash, cash equivalents or government securities to secure Secured Rate Contracts contemplated in Section 7.01(t) (Rate Contracts).

(c)    Permitted Investments.    The Borrower will not make any investments, loans or advances (whether by purchase of stocks, bonds, notes or other securities, loans, extensions of credit, advances or otherwise) except for (i) investments in Cash Equivalents, (ii) investments by the Borrower consisting of Secured Rate Contracts contemplated in

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Section 7.01(t) (Rate Contracts), (iii) Restricted Payments made as loans or advances, (iv) readily marketable securities received by the Borrower in lieu of defaulted payments owed to it, and (v) prepaid insurance premiums and other related expenses in the ordinary course.

(d)    Change in Business.    The Borrower will not (i) enter into or engage in any business other than the ownership, operation, maintenance, development, start-up, testing, use and financing of the Systems and all activities reasonably related thereto, without the prior written consent of the Lender, or (ii) change in any material respect the scope of the Portfolio from that which is contemplated as of the date hereof other than changes associated with the severance of Systems under Section 3.12 (System Severance).

(e)    Equity Issuances and Sales.    The Borrower will not allow to be sold, transferred or disposed any of its Equity Interests or issue any new Equity Interests in the Borrower to any Person.

(f)    Asset Dispositions.    The Borrower will not directly or indirectly sell, lease, sublease, license, assign, transfer or otherwise dispose of assets of the Systems or the Borrower (other than the sales contemplated or permitted under the Offtake Agreements and the REC Agreements) whether now owned or hereafter acquired, in each case except:

(i)	disposal of assets that are replaced within [***] days of such disposition and in accordance with the then-current Operating Budgets; provided, that during such [***] day (or shorter) period prior to the acquisition of replacement assets, the relevant System remains continuously in operation, materially in accordance with the Financial Models and in a manner that could not reasonably be expected to result in a breach or event of default under any Major Project Document;

(ii)	to the extent that such assets are excess, uneconomical, obsolete or no longer useful or no longer usable in connection with the operation or maintenance of any System;

(iii)	disposal of assets with a fair market value, or at a disposal price, of less than [***] in the aggregate during any Fiscal Year; provided, that such disposal does not, and would not reasonably be expected to, adversely affect the construction, operation or maintenance of any System; or

(iv)	disposal of all or substantially all of the assets, together with all liabilities, of any System, following a System Discharge Date related to such System in accordance with Section 3.12 (System Severance).

(g)    Consolidation, Merger.    The Borrower will not (i) directly or indirectly liquidate, wind up, terminate, reorganize or dissolve itself (or suffer any liquidation, winding up, termination, reorganization or dissolution) or otherwise wind up; or (ii) acquire (in one transaction or a series of related transactions) all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of, the business of any Person or otherwise merge or consolidate with or into any other Person.

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(h)    Transactions with Affiliates.    The Borrower will not enter into or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates or any other Person that owns, directly or indirectly, any Equity Interest in the Borrower unless such arrangement or contract (i) is or has been designated as a Project Document by the Lender and the Borrower and (ii) is an arrangement or contract that is on an arm’s-length basis and contains terms no less favorable than those that would be entered into by a prudent Person in the position of the Borrower with a Person that is not one of its Affiliates.

(i)    Accounts.

(i)	The Borrower will not maintain, establish or use any deposit account, securities account (as each such term is defined in the UCC) or other banking account other than the Project Accounts.

(ii)	The Borrower shall not change the name or account number of any of the Project Accounts without the prior written consent of the Lender.

(j)    Subsidiaries.    The Borrower will not create or acquire any Subsidiary or enter into any partnership or joint venture without the prior written consent of the Lender.

(k)    ERISA.    The Borrower will not engage in any prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code. The Borrower will not incur any obligation or liability in respect of any Plan, Multiemployer Plan or employee welfare benefit plan providing post-retirement welfare benefits (other than a plan providing continuing coverage under Part 6 of Title I of ERISA or applicable state insurance laws).

(l)    Taxes.    The Borrower will not make any election to be treated as an association taxable as a corporation for federal, state or local tax purposes.

(m)    Project Documents.

(i)

The Borrower will not direct, consent to or agree to any amendment, modification, supplement, waiver, termination, consent in respect of, suspension of work under, renewal or extension of, or assignment, delegation or transfer of any material right, obligation or benefit under, any (A) Major Project Document or the Credit Protection Insurance Policy, in each case, without the prior written consent of the Lender or (B) Project Document that is not a Major Project Document without the prior written consent of the Lender unless any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; provided, that no less than [***] Business Days after each Funding Date, the Borrower shall furnish to the Lender copies of each amendment to Exhibit A to the Offtake Agreements pursuant to Section 1.1 of the

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Offtake Agreements; provided, further, that the Borrower shall not terminate electrical service and remove any System pursuant to Section 5.2 of the Offtake Agreements without the Lender’s prior written consent.

(ii)	Except for collateral assignments under the Security Documents, the Borrower will not assign or sublease any of its material rights under any Project Document to which it is a party to any Person, or consent to the assignment of any material obligations under any such Project Document by any other party thereto or any other replacement of the counterparty to any Project Document, without the prior written approval of the Lender.

(iii)	The Borrower shall make (i) every warranty claim in accordance with Sections 5.2, 5.3 and 5.4 of the LTSA and (ii) any insurance claim as to which either (A) the Borrower reasonably expects that a payment would be made under the Credit Protection Insurance Policy or (B) the Lender has directed Borrower to make, in each case in accordance with Section VII of the Credit Protection Insurance Policy.

(n)    Additional Project Documents.     The Borrower will not enter into any Additional Project Document without (i) the prior written approval of the Lender, which approval will not be unreasonably withheld, conditioned or delayed and (ii) upon reasonable request of the Lender, delivering to the Lender all appropriate Ancillary Documents relating thereto.

(o)    Abandonment.     The Borrower will not permit or suffer to exist an Event of Abandonment.

(p)    Use of Proceeds; Margin Regulations.     The Borrower will not use any proceeds of any Loan other than in accordance with the provisions of Article II (Commitment and Funding) and Section 7.01(g) (Affirmative Covenants - Use of Proceeds and Cash Flow). The Borrower will not use any part of the proceeds of any Loan to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The Borrower will not use the proceeds of any Loan in a manner that could violate or be inconsistent with the provisions of Regulations T, U or X.

(q)     Environmental Matters.     The Borrower will not (i) permit any underground storage tanks used for the storage of Materials of Environmental Concern to be located on any property owned or leased by the Borrower, or (ii) allow the Systems to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern, in each case, other than in compliance in all material respects with Environmental Laws.

(r)    Restricted Payments.     The Borrower will not make any Restricted Payments unless each of the conditions set forth below has been satisfied:

(i)	such Restricted Payment is made on, or within [***] days following, a Quarterly Payment Date that is at least [***] days after the Date Certain (provided, that such Restricted Payment is made only from funds on deposit in or standing to the credit of the Restricted Payments Account on such Quarterly Payment Date);

(ii)	no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(iii)	each of the Debt Service Reserve Account and the Maintenance Reserve Account is fully funded to any applicable required level; provided, that the requirement with respect to the Maintenance Reserve Account shall only be applicable for so long as the Maintenance Reserve Account is required to be maintained pursuant to the Pledgor LLC Agreement;

(iv)	the Historical Debt Service Coverage Test is satisfied;

(v)	the Prospective Debt Service Coverage Test is satisfied;

(vi)	with respect to any Restricted Payment made other than pursuant to priority seventh of Section 4.2(c) of the Accounts Agreement, no Parent Cross Default Event has occurred; and

(vii)	the Lender has received a Restricted Payment Certificate, duly executed by an Authorized Officer of the Borrower, confirming that each of the conditions set forth in this Section 7.01(r) (Negative Covenants – Restricted Payments) has been satisfied on and as of the date such Restricted Payment is requested to be made, and setting forth a detailed calculation of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio attached hereto as Exhibit I.

(s)     Accounting Changes.    The Borrower will not make any change in (i) its accounting policies or reporting practices, except as required by GAAP or as otherwise notified to the Lender in writing (provided, that the Borrower shall provide a historical reconciliation for the prior period addressing any such change in accounting practices) or (ii) its Fiscal Year without the prior written consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed).

(t)    Public Utility Status.    Neither the Borrower nor the Pledgor is, neither of them by reason of the ownership or operation of any System or any other transaction contemplated by the Transaction Documents will be, and none of them will permit itself to become, subject to financial, organizational or rate regulation as an “electric utility,” “electric utility company,” “electric corporation,” “electrical company,” “public utility,” “public service corporation,” “gas utility,” “natural gas company” (or similar entity transporting gas in interstate commerce), “public service company,” “public utility holding company,” “electric utility holding

[***] Confidential Treatment Requested

company,” “holding company,” “subsidiary company” of any such holding company, or any other similar entity, or a subsidiary or affiliate of any of the foregoing, under any Law; provided, that it shall not constitute a Default of any kind hereunder for (i) the Borrower to be a “qualifying small power producer” which operates or controls a “qualifying small power production facility,” as those terms are defined under Section 3 of the Federal Power Act, as amended, and the regulations thereunder; or (ii) the Borrower to receive authorization under applicable law to sell its electrical output and become subject to applicable regulatory requirements.

(u)    Qualified Appraiser.    The Borrower shall not change the Qualified Appraiser in accordance with the LTSA without the prior written consent of the Lender (such consent of the Lender not to be unreasonably withheld, conditioned or delayed).

(v)    Service Provider.     The Borrower shall not approve a Service Provider in accordance with Section 4.5 of the LTSA without the prior written consent of the Lender (such consent of the Lender not to be unreasonably withheld, conditioned or delayed).

Section 7.03    Reporting Requirements.    The Borrower will furnish to the Lender:

(a)    Quarterly Financial Statements.     As soon as available and in any event within [***] days (or [***] days in the case of the Parent) after the end of each Fiscal Quarter (including the fourth Fiscal Quarter), unaudited balance sheets of the Borrower, unaudited balance sheets of the Parent, unaudited statements of income and cash flows (including aging accounts payable and accounts receivable) of the Borrower and unaudited statements of income and cash flows of the Parent for such Fiscal Quarter, prepared in accordance with GAAP.

(b)    Annual Financial Statements.    As soon as available and in any event within [***] days after the end of Fiscal Year, a copy of the annual audit report for such Fiscal Year for each of the Borrower and the Parent, including therein balance sheets of the relevant Person as of the end of such Fiscal Year and statements of income and cash flows of the relevant Person for such Fiscal Year, and accompanied by an unqualified opinion of the Auditors stating that such financial statements present fairly in all material respects the financial position of the Borrower or the Parent, as applicable, for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods, which report and opinion shall not be subject to any “going concern” or like qualification or exception and shall not be subject to any qualification or exception as to the scope of such audit or any adverse opinion or disclaimer of opinion.

(c)    Certificate of Financial Officer.    Concurrently with the delivery of the financial statements referred to in Section 7.03(a) (Reporting Requirements - Quarterly Financial Statements) and Section 7.03(b) (Reporting Requirements - Annual Financial Statements), a certificate duly executed by a Financial Officer of the applicable Loan Party stating that:

(i)	such financial statements fairly present in all material respects the financial condition and results of operations of such Person on the dates and for the periods indicated in accordance with GAAP subject, in the case of interim financial statements, to the absence of notes and normally recurring year-end adjustments;

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(ii)	in the case of the Borrower, such Financial Officer has reviewed the terms of the Financing Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of such Person during the accounting period covered by such financial statements; and

(iii)	in the case of the Borrower, as a result of such review such Financial Officer has concluded that no Default or Event of Default has occurred during the period covered by such financial statements through and including the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action that such Loan Party has taken and proposes to take in respect thereof.

(d)    Insurance Matters.

(i)	As soon as possible after the Borrower obtains knowledge thereof, notice of the expected non-renewal or cancellation of any insurance policy required hereunder, which notice will indicate the Borrower’s plans to replace such policy in accordance with Section 7.01(h) (Affirmative Covenants – Required Insurance).

(ii)	As soon as possible and in any event within [***] days after the Borrower obtains knowledge thereof, all ratings downgrades for the insurance carriers in place as of the Closing Date; provided that, failure to provide such notice shall constitute an Event of Default only to the extent Lender did not have, and could not with reasonable diligence have obtained, knowledge of any such ratings downgrade.

(e)     Notice of Default or Event of Default.    As soon as possible and in any event within [***] days after the Borrower obtains, or with the exercise of ordinary diligence reasonably would have obtained, knowledge of the occurrence of any Default or Event of Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto.

(f)    Notice of Other Events.    Within [***] days after the Borrower obtains knowledge thereof, a statement of an Authorized Officer of the Borrower setting forth details of:

(i)	any litigation or governmental proceeding pending or threatened in writing against the Borrower or any System;

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(ii)	any litigation or governmental proceeding pending or threatened in writing against the Parent that involves claims in excess of [***] or involves claims arising out of or relating in any way to the development, construction, operation or ownership of any System;

(iii)	any request by a Major Project Party to cause assets or equity of the Borrower to be pledged or similar security to be granted in support of obligations under a Major Project Document;

(iv)	any litigation or governmental proceeding pending or threatened in writing against any Loan Party that has or could reasonably be expected to have a Material Adverse Effect;

(v)	any other event, act or condition particular to the Borrower and its Affiliates (and not, for the avoidance of doubt, any event, act or condition that relates to general market, political, financial, social or similar trends or occurrences) that has or could reasonably be expected to have a Material Adverse Effect;

(vi)	any notice of any event of force majeure or similar event that is given or received by the Borrower under a Project Document;

(vii)	any Casualty Event, Event of Taking or similar occurrence expected to cause loss to the Borrower in excess of [***] whether or not covered by insurance; or

(viii)	any other change in circumstances that could reasonably be expected to (A) lead to an event of default or the imposition of liquidated damages or other material charges under Major Project Documents related to any System, (B) alter in any material adverse respect any guaranty or warranty related to a System, (C) materially impair or reduce the ability of any System to operate and perform in accordance with the applicable Financial Models and in accordance with applicable Law, or (D) present a material risk of revocation or adverse modification of any Necessary Approval.

(g)     Project Document or Additional Project Document Notice.    Promptly after delivery or receipt thereof, copies of all material notices or documents given or received by the Borrower, pursuant to any of the Project Documents, any Additional Project Document, the Credit Protection Insurance Policy or any documentation related thereto, including:

(i)	purchase orders and invoices given or received by the Borrower under the LTSA or the Administrative Services Agreement;

(ii)	documentation relating to the performance of any System under the LTSA or the Offtake Agreements (including calculations relating to any warranties thereunder);

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(iii)	any written notice alleging any breach or default thereunder; and

(iv)	any written notice regarding, or request for consent to, any assignment, termination, material modification, material waiver or material variation thereof.

(h)     ERISA Event.     As soon as possible and in any event within [***] days after the Borrower knows, or has reason to know, that any of the events described below has occurred, a duly executed certificate of an Authorized Officer of the Borrower setting forth the details of each such event and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC, Internal Revenue Service or Department of Labor or that may be required by the PBGC or other U.S. Governmental Authority with respect to each such event:

(i)	any Termination Event with respect to an ERISA Plan or a Multiemployer Plan has occurred or will occur that could reasonably be expected to result in any material liability to the Borrower;

(ii)	any condition exists with respect to a Plan that presents a material risk of termination of a Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other material liability on the Borrower;

(iii)	an application has been filed for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA under any Plan;

(iv)	the Borrower or any Plan fiduciary has engaged in a “prohibited transaction,” as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA that could reasonably be expected to result in material liability to the Borrower;

(v)	there exists any Unfunded Benefit Liabilities under any ERISA Plan;

(vi)	any condition exists with respect to a Multiemployer Plan that presents a risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan that could reasonably be expected to result in any material liability to the Borrower;

(vii)	a “default” (as defined in Section 4219(c)(5) of ERISA) occurs with respect to payments of withdrawal liability to a Multiemployer Plan and such default could reasonably be expected to result in any material liability to the Borrower;

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(viii)	a Multiemployer Plan is in “reorganization” (as defined in Section 418 of the Code or Section 4241 of ERISA) or is “insolvent” (as defined in Section 4245 of ERISA);

(ix)	the Borrower and/or any ERISA Affiliate has incurred any potential withdrawal liability (as defined in accordance with Title IV of ERISA) and such liability could reasonably be expected to result in a material liability to the Borrower; or

(x)	there is an action brought against the Borrower or any ERISA Affiliate under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA.

(i)    Notice of PBGC Demand Letter.    As soon as possible and in any event within [***] days after the receipt by the Borrower of a demand letter from the PBGC notifying the Borrower of its final decision finding material liability and the date by which such liability must be paid, a copy of such letter, together with a duly executed certificate of the president or chief financial officer of the Borrower setting forth the action the Borrower proposes to take with respect thereto.

(j)    Notice of Environmental Event.     Promptly and in any event within [***] days after the existence of any of the following conditions, a duly executed certificate of an Authorized Officer of the Borrower specifying in detail the nature of such condition and, if applicable, the Borrower’s proposed response thereto:

(i)	receipt by the Borrower of any written communication from a Governmental Authority or any written communication from any other Person or other source of written information, including reports prepared by the Borrower, that alleges or indicates that the Borrower or an Environmental Affiliate is not in compliance in all material respects with applicable Environmental Laws or Environmental Approvals;

(ii)	the Borrower obtains knowledge that there exists any material Environmental Claim (other than those listed in Schedule 5.19) pending or threatened in writing against the Borrower or any Environmental Affiliate;

(iii)	the Borrower obtains knowledge of (A) any Release, Threat of Release or disposal of any Material of Environmental Concern or any material non-compliance with any Environmental Law that, in either case, could reasonably be expected to (x) form the basis of a material Environmental Claim against the Borrower or any Environmental Affiliate, or (y) otherwise give rise to any material liability of the Borrower or (B) any fact or circumstance that could reasonably be expected to lead to a revocation, rescission, non-renewal, materially adverse amendment or other materially adverse modification of any Environmental Approval; or

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(iv)	any Removal, Remedial or Response action taken, or required to be taken, by the Borrower or, to the knowledge of the Borrower, any other Person in response to any Material of Environmental Concern in, at, on or under, a part of or about the Borrower’s properties or any other property (including the Sites) or any notice, claim or other information that the Borrower might be subject to a material Environmental Claim.

(k)     Inspection.     The Borrower shall maintain and make available for inspection by the Lender and the Consultants, on reasonable notice during regular business hours, accurate and complete records of all correspondence, investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by the Borrower or, to the best of the Borrower’s knowledge and to the extent obtained by the Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim on or affecting the Borrower or any System.

(l)    Deferred Approvals.    Promptly after receipt thereof, copies of each Deferred Approval obtained by the Borrower for the benefit of a System, together with such documents relating thereto as the Lender may reasonably request.

(m)    Operating Reports.     Within [***] days after the end of each Fiscal Quarter, the Borrower shall furnish to the Lender a report (an “Operating Report”), in a form reasonably acceptable to the Lender, regarding the operation and performance of the Systems for each quarterly period. Such Operating Report shall contain in reasonable detail (i) all actual expenses, capital expenditures and revenues relating to the operation and maintenance of the Systems, (ii) the levels of operations of each System, including any forced or unforced outages and (iii) such other information which shall provide the Lender with information necessary to determine whether the Loan Parties are in compliance with their obligations under the Transaction Documents.

(n)    Cross-Default Notices.     Without prejudice to the Borrower’s obligations in Section 7.03(e) (Reporting Requirements – Notice of Default or Event of Default), promptly upon receipt thereof, any notice of breach, default, event of default, acceleration, foreclosure, exercise of remedies or other similar notice of events or circumstances under any Indebtedness that could reasonably be expected to give rise to a cross-default under Section 8.01(e) (Events of Default - Cross Default).

(o)     Other Information.     Other financial information concerning the Borrower, the Systems, the Parent and the Pledgor reasonably requested by the Lender.

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ARTICLE VIII

DEFAULT AND ENFORCEMENT

Section 8.01    Events of Default.    Each of the following events or occurrences described below shall constitute an Event of Default:

(a)     Nonpayment.    (i) The Borrower fails to pay any amount of principal of any Loan when the same becomes due and payable or (ii) the Borrower fails to pay any interest on any Loan or any fee or other Obligation or amount payable hereunder or under any other Financing Document within [***] Business Days after the same becomes due and payable.

(b)     Breach of Warranty.    Any representation or warranty of any Loan Party made or deemed to be repeated in any Financing Document is incorrect or misleading in any material respect when made or deemed made; provided, that an incorrect representation or warranty shall not constitute an Event of Default if (i) such Loan Party did not have knowledge that such representation or warranty was incorrect or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such incorrect or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such incorrect or misleading representation or warranty is cured, corrected or otherwise remedied within [***] days from the date any Loan Party obtains, or reasonably would have obtained with the exercise of customary diligence, knowledge thereof, or such longer period as may be necessary to cure, correct or otherwise remedy such incorrect or misleading representation so long as such Loan Party is diligently attempting to cure, provided, that the cure period shall in no event extend longer than [***] days after such date, and (iv) no Material Adverse Effect shall have occurred as a result of such representation or warranty being incorrect or misleading.

(c)     Non-Performance of Certain Covenants and Obligations.    (i) The Borrower defaults in the due performance and observance of any of its obligations under Section 7.01(g) (Affirmative Covenants – Use of Proceeds and Cash Flow), Section 7.01(h) (Affirmative Covenants – Insurance), Section 7.01(n) (Affirmative Covenants – Maintenance of Liens), Section 7.01(r) (Affirmative Covenants – First Priority Ranking), Section 7.01(v) (Equity Contributions), or Section 7.02 (Negative Covenants) (other than Section 7.02(c) (Negative Covenants - Permitted Investments), Section 7.02(h) (Negative Covenants - Transactions with Affiliates), and Section 7.02(t) (Negative Covenants - Public Utility Status)) of this Agreement, or (ii) after giving effect to any applicable grace periods and notice requirements, any party (other than the Lender or the Accounts Bank) to the Accounts Agreement or the Interparty Agreement defaults in the due performance and observance of any of its material obligations under such agreement.

(d)    Non-Performance of Other Covenants and Obligations.

(i)

(A) The Borrower shall default in the performance or observance of any covenant, condition or agreement contained in Section 7.02(c) (Negative Covenants - Permitted Investments) or Section 7.02(h) (Negative Covenants - Transactions with Affiliates) of this Agreement or (B) the Borrower or Pledgor shall

[***] Confidential Treatment Requested

default in the performance or observance of any covenant, condition or agreement contained in Section 7.02(t) (Negative Covenants - Public Utility Status) of this Agreement, and in each case such default shall continue unremedied for a period of [***] days after the Borrower obtains knowledge thereof.

(ii)	The Borrower, the Pledgor or the Parent defaults in the due performance and observance of any covenant or agreement (other than covenants and agreements referred to in Section 8.01(a) (Events of Default – Nonpayment) or Section 8.01(c) (Events of Default – Non-Performance of Certain Covenants and Obligations)) contained in any Financing Document, and such default continues unremedied for a period of [***] days after the Borrower obtains knowledge thereof, provided, that, so long as the Borrower and any other applicable Loan Party is diligently seeking to remedy such default, the relevant cure period shall be extended for a further[***] days (for a total of [***] days) in respect of any default that, in the reasonable judgment of the Lender, is capable of remedy but would require a period of longer than [***] days to be remedied.

(e)    Cross Defaults.    Any one of the following occurs (i) at any time, with respect to the Indebtedness of the Borrower (other than the Obligations) in an amount greater than or equal to five hundred thousand Dollars ($500,000) in the aggregate, or (ii) at any time, with respect to the Indebtedness of the Pledgor, and, in each such case:

(i)	a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness; or

(ii)	such Person fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded.

(f)    Judgments.    Any judgment or order that has or could reasonably be expected to have a Material Adverse Effect is rendered against any Loan Party.

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(g)    Bankruptcy; Insolvency.     The Borrower, the Pledgor, the Parent or any other Major Project Party:

(i)	becomes unable to, admits in writing its inability to, or fails to pay its debts generally as they become due;

(ii)	applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or a substantial portion of its property, or makes a general assignment of any substantial portion of its property for the benefit of creditors;

(iii)	in the absence of such application, consents or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian is not discharged within [***] days; provided, that nothing in the Financing Documents shall prohibit or restrict any right the Lender may have under applicable Law to appear in any court conducting any relevant proceeding during such [***] day period to preserve, protect and defend its rights under the Financing Documents (and a Loan Party shall not object to any such appearance);

(iv)	permits or suffers to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person, such case or proceeding is consented to or acquiesced in by such Person or results in the entry of an order for relief or remains for [***] days undismissed; provided, that nothing in the Financing Documents shall prohibit or restrict any right the Lender may have under applicable Law to appear in any court conducting any such case or proceeding during such [***] day period to preserve, protect and defend its rights under the Financing Documents (and a Loan Party shall not object to any such appearance); or

(v)	takes any limited liability company or similar corporate action authorizing any of the foregoing;

provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if: (A) an agreement replacing each Project Document to which such Major Project Party is a party, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within [***] days thereof, or (B) such Major Project Party: (1) is substantially performing its remaining obligations with respect to the applicable Major Project Document; (2) has not rejected the Major

[***] Confidential Treatment Requested

Project Document under the powers granted under Title 11 of the United States Code or other such bankruptcy or insolvency law; and (3) assumes or affirms the applicable Major Project Document upon or before confirmation of the plan under Title 11 of the United States Code or other such bankruptcy or insolvency law.

(h)    Project Document Defaults; Termination.

(i)	The Borrower or any Project Party shall be in material breach of or otherwise in material default under any Major Project Document, and such breach or default has continued beyond any applicable grace period expressly provided for in such Major Project Document; provided, that if (1) such breach or default cannot be cured within such cure period, (2) such breach or default is susceptible of cure within[***] days after the initial expiration of such cure period, (3) the Borrower or Project Party is proceeding with diligence and in good faith to cure such breach or default, and (4) the existence of such breach or default has not had and could not, after considering the nature of the cure, be reasonably expected to give rise to termination of such Major Project Contract or to otherwise result in a Material Adverse Effect, then the cure period shall be extended to such date, not to exceed a total of [***] days after the initial expiration of such cure period, as shall be necessary for the Borrower or applicable Project Party diligently to cure such breach or default.

(ii)	The Borrower or any Project Party shall be in material breach of or otherwise in material default under any Project Document that is not a Major Project Document, and such breach or default has continued beyond any applicable grace period expressly provided for in such Project Document (or, if no such cure period is provided, [***] days); provided, that any such breach or default by the Borrower or any Project Party shall not constitute an Event of Default if:

(A)	such breach or default has not resulted in and could not reasonably be expected to result in a Material Adverse Effect; or

(B)	an agreement replacing, renewing or reinstating such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within [***] days after the expiration of any applicable grace period.

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(iii)	Any Project Document ceases to be in full force and effect prior to its scheduled expiration or is repudiated or terminated for convenience (or under similar provisions) by any party thereto, or its enforceability is challenged or disaffirmed by or on behalf of the Borrower; provided, that such occurrence shall not constitute an Event of Default if:

(A)	in the case of any such Project Document that is a Major Project Document, an agreement replacing, renewing or reinstating such Major Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within [***] days thereof;

(B)	in the case of any such Project Document (including any Major Project Document), such repudiation, challenge or disavowal, or the termination of the relevant Project Document, has not resulted in and could not reasonably be expected to result in a Material Adverse Effect; or

(C)	in the case of any such Project Document that is not a Major Project Document but the repudiation, challenge, disavowal, or the termination of which could reasonably be expected to result in a Material Adverse Effect, an agreement replacing, renewing or reinstating such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within [***] days thereof.

(iv)	Any Loan Party directly or indirectly permits, consents to or acquiesces in the termination, suspension, revocation or cancellation of the Administrative Services Agreement or the LTSA for any reason or cause without the consent of the Lender.

(i)    Governmental Approvals.     The Borrower fails to obtain, renew, maintain or comply in all material respects with any Necessary Approval or any Necessary Approval is revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect, or any Necessary Approval is materially adversely modified without the consent of the Lender, in each case in a manner that could reasonably be expected to result in a Material Adverse Effect.

(j)    Unenforceability of Documentation.     At any time after the execution and delivery thereof:

(i)	any material provision of any Financing Document ceases to be in full force and effect;

(ii)	any Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction;

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(iii)	any Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Lender; or

(iv)	any Liens against any material portion of the Collateral in which a security interest can be perfected by possession or by making filings under the UCC cease to be a first-priority, perfected security interest in favor of the Lender (subject to Permitted Liens), any mortgage is granted by the Borrower providing a third-party with a perfected-security interest in the Leases, the Easements or other real property interests of the Borrower, or the enforceability of any Liens in favor of the Lender against any material portion of the Collateral in which a security interest can be perfected by possession or by making filings under the UCC is contested by any Loan Party or any party (other than the Lender), or any of the Security Documents ceases to provide the security intended to be created thereby with the priority purported to be created thereby.

(k)    Environmental Matters.    (i) Any Environmental Claim is brought against the Borrower, the Systems or any Environmental Affiliate, (ii) any release, Threat of Release, emission, discharge or disposal of any Material of Environmental Concern occurs and would reasonably be expected to form the basis of an Environmental Claim against any such Person, or (iii) any violation or alleged violation of any Environmental Law or Environmental Approval occurs that would reasonably be expected to result in an Environmental Claim against any such Person; provided, that if and for so long as the Borrower promptly undertakes any remedial or responsive actions required to be undertaken under applicable Law, an event or circumstance described in Section 8.01(k)(i), (ii) and (iii) (an “Environmental Event”) will not constitute an Event of Default hereunder if:

(A)	such Environmental Event is cured within [***] days of the occurrence thereof, which cure period will be extended, in respect of any Environmental Event that, in the reasonable judgment of the Lender, is capable of remedy but would require a longer cure period, for a further [***] days (which may be extended by the Lender, in its sole discretion, following consultation with the Borrower), for a total of [***] days, in each case, if the Borrower is diligently seeking to remedy such default; or

(B)	the Environmental Event could not reasonably be expected, in the reasonable judgment of the Lender, to result in a Material Adverse Effect.

(l)     Loss of Collateral.    Any portion of the Collateral is seized or appropriated; provided, that such an occurrence shall not constitute an Event of Default if the Borrower

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replaces such seized or appropriated Collateral (i) in accordance with the Accounts Agreement, or (ii) otherwise with the approval of the Lender, in consultation with the Independent Engineer; provided, that such approval is obtained within [***] days thereof.

(m)    Event of Abandonment.     An Event of Abandonment occurs.

(n)     Taking or Total Loss.     An Event of Taking with respect to all or a material portion of any System or any Equity Interests in the Borrower occurs, or an Event of Total Loss occurs and the Borrower does not rebuild the affected System(s) in accordance with the Accounts Agreement or, to the extent permitted under Section 8.05 (Special Cures – System Severance and Prepayment) prepay any amounts necessary to effect a System Severance with respect to such Project.

(o)     Change of Control.     A Change of Control occurs or a “Liquidity Event” or Conditional Class A Member Withdrawal (in each case as defined in the Pledgor LLC Agreement) occurs.

(p)    [Intentionally Omitted].

(q)    Credit Protection Insurance Policy.     With respect to the Credit Protection Insurance Policy:

(i)	the Credit Protection Insurance Policy at any time ceases to be in full force and effect or is otherwise voidable or cancelable in accordance with its terms;

(ii)	the Credit Protection Insurer at any time fails to have a rating of at least A- and a financial size category of at least X by A.M. Best; or

(iii)	the Credit Protection Insurer fails to (A) make a payment when due under the Credit Protection Insurance Policy or (B) pay at least the undisputed portion of a claim made upon the “Solvency Protection” coverage of the Credit Protection Insurance Policy within [***] days after initial submission of such claim in accordance with the Credit Protection Insurance Policy.

Section 8.02    Action Upon Bankruptcy.     If any Event of Default described in Section 8.01(h) (Events of Default –Bankruptcy; Insolvency) occurs with respect to the Borrower, any outstanding Loan Commitment shall automatically terminate and the outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or further act of the Lender.

Section 8.03    Action Upon Other Event of Default.     If any other Event of Default occurs for any reason, whether voluntary or involuntary, and is continuing, the Lender may, by written notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or any outstanding Loan Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans

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and other Obligations that has been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, any outstanding Commitment shall terminate. During the continuance of an Event of Default, the Lender may exercise any or all remedies provided for under this Agreement or the other Financing Documents, including without limitation to demand cash collateral to secure unmatured obligations under the Rate Contracts.

Section 8.04    Application of Proceeds.     Any moneys received by the Lender after the occurrence and during the continuance of an Event of Default may be held by the Lender as Collateral and/or applied in accordance with this Agreement and the Accounts Agreement.

Section 8.05    Special Cures; System Severance and Prepayment.    Notwithstanding anything to the contrary in this Article VIII, the Borrower shall have the opportunity provided in this Section 8.05 (Special Cures – System Severance and Prepayment) to cure Defaults that meet the following requirements:

(i)	Eligible Defaults. To be eligible for this cure provision, the Default in question must (A) relate to one or more specific Systems (each, a “Defaulted System”), (B) not reasonably be expected to directly affect any Systems other than the Systems for which severance is proposed under part (ii) of this Section 8.05, (C) not result from or arise out of any event contemplated in Section 8.01(a) (Nonpayment) and (D) not result from or arise out of any event contemplated in Section 8.01(h) (Bankruptcy; Insolvency) other than such an event affecting a Major Project Party but not a Loan Party. Defaults that meet all such requirements are referred to as “Special System Events.”

(ii)	Cure Right. To cure a Special System Event, the Borrower will be entitled to sever the Defaulted System(s) in accordance with the terms of Section 3.12 (System Severance) by meeting all of the requirements for severance of the Defaulted System(s) thereunder; provided, that the Lender reasonably determines, in consultation with the Independent Engineer or other applicable Consultants, that after such severance, no Default or Event of Default would be existing with respect to any Systems other than the Defaulted System(s) to be so severed.

(iii)	To exercise its System severance rights hereunder with respect to any Defaulted System affected by a Special System Event, the Borrower shall provide the notices and all related documents as required by Section 3.12(b) (System Severance – Process and Requirements). Thereafter, the process and requirements provided in such Section 3.12 will be followed.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01    Amendments, Etc.     No amendment or waiver of any provision of the Financing Documents, and no consent to any departure by the Borrower, Pledgor, or any other party (other than the Lender) from any provision of the Financing Documents, shall be effective unless in writing signed by the Lender and the Borrower. Each waiver or consent under this Agreement and any other Financing Document shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.02    Applicable Law; Jurisdiction; Etc.

(a)     CHOICE OF LAW.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTION 5- 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). JURISDICTION SHALL LIE IN THE STATE OF CALIFORNIA. ALL DISPUTES, CONTROVERSIES, CLAIMS, ACTIONS AND SIMILAR PROCEEDINGS ARISING WITH RESPECT TO THE BORROWER’S ACCOUNT OR ANY RELATED AGREEMENT OR TRANSACTION SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA.

(b)     WAIVER OF JURY TRIAL.     THE LENDER AND THE BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR FINANCING DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

(c)     WAIVER OF VENUE.    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN Section 9.02(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    [Intentionally Omitted].

(e)     Immunity.     To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 9.03    Assignments.

(a)    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, that neither this Agreement nor any rights hereunder may be assigned by the Borrower without the Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion provided, further, that neither this Agreement nor any rights hereunder may be assigned by the Lender except as provided in this Section 9.03.

(b)     The Lender may not assign its rights as Lender hereunder, in whole or in part, without the Borrower’s prior written consent, which consent shall not be unreasonably withheld.

(c)    The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as part of its ordinary business (each, a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (x) the Lender’s obligations under this Agreement shall remain unchanged, (y) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (z) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that directly affects such Participant.

(d)     A Participant shall not be entitled to receive any greater payment under Section 9.03 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.03(d) and (e) as though it were a Lender.

(e)     If the Lender sells any participation, it shall maintain a register for the recordation of the name and address of each Participant, and the principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that the Lender shall have no obligation to disclose the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other obligations under this Agreement are in registered form for tax purposes under United States Treasury Regulation Section 5f.103-1(c).

Section 9.04    Benefits of Agreement; Non-Recourse.     Except as expressly provided in Section 9.08(b) (Indemnification by Borrower), nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and thereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement. Notwithstanding any representations or warranties made herein by the Borrower or in any other Financing Document by any other Loan Party with respect to the Parent or the delivery of any information regarding the Parent required hereunder (including, without limitation any financial statements or other information about, or provided or required to be provided by, such Person), the parties hereto each acknowledge and agree that (a) the Parent is not a party to this Agreement or any other Financing Documents; (b) the Parent shall not have any liability for breach by any Loan Party under any Financing Documents; and (c) nothing in this sentence shall in any way be deemed to limit the obligations or liabilities of any other Loan Parties (if any) with respect to any breach of representations, warranties or other obligations set forth in the Financing Documents applicable to the Parent.

Section 9.05    Consultants.

(a)    The Lender may, in its sole discretion, appoint any Consultant for the purposes specified herein. If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Financing Documents, the Lender may designate a Consultant in replacement.

(b)     The Borrower shall reimburse each Consultant appointed hereunder for the reasonable fees and documented out-of-pocket expenses of such Consultant retained on behalf of the Lender pursuant to this Section 9.05 which are incurred in connection with the purposes specified in, and all reviews and consultations contemplated in, the Financing Documents.

Section 9.06    Costs and Expenses.    The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Lender and the Accounts Bank (including all reasonable fees, costs and expenses of outside counsel for the Lender and the Accounts Bank), in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (b) all reasonable out-of-pocket expenses incurred by the Lender and the Accounts Bank (including all reasonable fees, costs and expenses of outside counsel for the Lender and the Accounts Bank), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents

(whether or not the transactions contemplated hereby or thereby are consummated); (c) all out-of-pocket expenses incurred by the Lender and the Accounts Bank (including all reasonable fees, costs and expenses of outside counsel for the Lender and the Accounts Bank, and amounts paid by the Lender to the Accounts Bank), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (d) all out-of-pocket expenses incurred by the Lender and the Accounts Bank (including all fees, costs and expenses of outside counsel for the Lender and the Accounts Bank), in connection with the enforcement or protection of their rights in connection with this Agreement and the other Financing Documents, including their rights under this Section 9.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations and (e) expenses of Lender pursuant to or in connection with the Credit Protection Insurance Policy.

Section 9.07    Counterparts; Effectiveness.     This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Lender and the Borrower. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08    Indemnification by the Borrower.

(a)     In addition to the indemnity by the Borrower set forth in Section 9.11(f) (Notices and Other Communications), the Borrower hereby agrees to indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(i)	the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan or the use or proposed use of the proceeds therefrom;

(iii)	any actual or alleged presence, release or Threat of Release of Materials of Environmental Concern on or from any System or any property owned, leased or operated by the Borrower, or any liability pursuant to an Environmental Law related in any way to the Systems, the Sites or the Borrower;

(iv)	any actual or prospective Claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; and/or

(v)	any Claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Lender without the knowledge of the Borrower;

provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (x) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) arising out of any action, suit or proceeding brought by any Loan Party against an Indemnitee for such Indemnitee’s gross negligence or willful misconduct under this Agreement or any other Financing Document, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arising out of any action, suit or proceeding that does not involve an act or omission of any Loan Party of any of its Affiliates and that is brought by an Indemnitee against another Indemnitee.

(b)    Except as otherwise provided in Article VI (Conditions Precedent), all amounts due under this Section 9.08 shall be payable not later than [***] Business Days after demand therefor.

Section 9.09    Interest Rate Limitation.    Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.10    No Waiver; Cumulative Remedies.    No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing

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Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Resort to any or all Security now or hereafter held by the Lender may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

Section 9.11    Notices and Other Communications.

(a)    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows:

(i)	if to the Borrower, (A) to the address specified on Schedule 9.11(a) or (B) by the facsimile number specified on Schedule 9.11(a) to be confirmed by hand or overnight courier service or certified or registered mail; and

(ii)	if to the Lender, to the address, facsimile number or electronic mail address specified on Schedule 9.11(a).

(b)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.11(c) shall be effective as provided in Section 9.11(a).

(c)    Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 9.11(c)(i) of notification that such notice or communication is available and identifying the website address therefor.

(d)    Each of the Borrower and the Lender may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e)    The Lender shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

(f)    The Borrower hereby agrees that it will provide to the Lender all information, documents and other materials that it is obligated to furnish to the Lender pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Funding, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to Funding (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Lender to dbaldi@svb.com. In addition, the Borrower agrees to continue to provide the Communications to the Lender in the manner specified in the Financing Documents but only to the extent requested by the Lender.

(g)    The Lender agrees that the receipt of the Communications by the Lender at its e-mail address set forth in Schedule 9.11(a) shall constitute effective delivery of the Communications to the Lender for purposes of the Financing Documents.

(h)    Notwithstanding clauses (f) and (g) above, nothing herein shall prejudice the right of the Lender to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

Section 9.12    Patriot Act Notice.    The Lender is subject to the Patriot Act and, accordingly, the Lender hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.

Section 9.13    Right of Setoff.    The Lender and each of its Affiliates are hereby authorized from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section 9.13 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.14    Severability.    If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.15    Survival.    Notwithstanding anything in this Agreement to the contrary, Section 9.06 (Costs and Expenses) and Section 9.08 (Indemnification by the Borrower) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any independent knowledge of, or investigation made by, the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied. Notwithstanding the foregoing, the Parties acknowledge that the representations and warranties set forth in Article V hereof are made only as of the Closing Date, the Effective Date and on each Funding Date and shall not be continued as continuing representations and warranties.

Section 9.16    Confidentiality.    In handling any information marked as confidential by the Borrower (including any Operating Budget), the Lender and all employees and agents of the Lender shall exercise the same degree of care that the Lender exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (a) to the subsidiaries or Affiliates of the Lender (such subsidiaries and Affiliates, collectively, “Bank Entities”), (b) subject to an agreement containing provisions substantially the same as this Section, to prospective Participants, transferees or purchasers of any interest in the Obligations, (c) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (d) as may be required in connection with the examination, audit or similar investigation of the Lender and (e) as the Lender may reasonably consider necessary in connection with the enforcement of any remedies under the Financing Documents. Confidential information hereunder shall not include information that either: (i) is in the public domain or in the knowledge or possession of the Lender when disclosed to the Lender, or becomes part of the public domain after disclosure to the Lender through no fault of the Lender; or (ii) is disclosed to the Lender by a third party, provided, the Lender does not have actual knowledge that such third party is prohibited from disclosing such information. Bank Entities may use quarterly and annual financial information relating to the Borrower and the Parent for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by the Borrower; provided, that in no event shall the foregoing permit the incorporation of any of the Borrower’s proprietary technology or processes, market analyses or business or strategic plans for such purposes. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

Section 9.17    Waiver of Consequential Damages, Etc.    Except as otherwise provided in Section 9.08 (Indemnification by Borrower) for the benefit of any Indemnitee, to the fullest extent permitted by applicable Law, the Borrower shall not assert, and the Borrower hereby waives, any Claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

[Remainder of page intentionally blank. Next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers as of the day and year first above written.

2013B ESA PROJECT COMPANY, LLC, as Borrower

By:
Name:	Sendil Atreya
Title:	Vice President

[Signature Page to the Amended & Restated Credit Agreement]

SILICON VALLEY BANK,
as the Lender

By:
Name:	DAN BALDI
Title:	MANAGING DIRECTOR

[Signature Page to the Amended & Restated Credit Agreement]

Schedule 1.01

Required Amortization Payments

[***]	[***]		[***]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]

[***] Confidential Treatment Requested

Schedule 3.09(a)

Lender Wire Instruction

Bank Name:	Silicon Valley Bank
Address:	3003 Tasman Drive
Santa Clara, California 95054
ABA:	121140399
Account Number:	[***]
Account Name:	[***]
Attention:	GLS Corp Finance – Participation Desk
For further credit to:	2013B ESAProject Company, LLC

[***] Confidential Treatment Requested

Schedule 5.03 Part A

Necessary Approvals - Financing Documents

UCC financing statements filed with the Delaware Secretary of State.

Schedule 5.03 Part B

Necessary Approvals - Project Documents

Borrower will require applicable permits from the applicable Area Having Jurisdiction (“AHJ”) with respect to each Site. Certain AHJs will require only a single building permit; others may require individual permits. A representative list of the potential permits required at any individual site includes:

•	Electrical

•	Plumbing

•	Mechanical

•	Building

•	Fire

•	Planning

•	Connecticut Siting Council

•	Encroachment Permit

•	Land use entitlements

•	Water Supply Permit

•	Wastewater Discharge Permit

•	Sewer Connection Permit

Additional permits and approvals that may be required on a Site-by-Site basis include:

•	General National Pollutant Discharge Elimination System Permit for Stormwater Discharges Associated with Construction Activities, issued by the California Environmental Protection Agency, California State Water Resources Control Board, or the Connecticut Department of Environmental Protection

•	General National Pollutant Discharge Elimination System Permit for Stormwater Discharges Associated with Industrial Activities, issued by the Connecticut Department of Environmental Protection

•	Certificate of Environmental Compatability and Public Need, issued by the Connecticut Siting Council

•	Class I Renewable Certification, issued by the Connecticut Energy Finance and Investment Authority

•	Environmental Assessment, conducted by the Connecticut Department of Environmental Protection, the Connecticut Commission on Culture and Tourism, and/or the Connecticut State Historical Preservation office

Schedule 5.03 Part B – 1

Schedule 5.09

Litigation

None.

Schedule 5.09 – 1

Schedule 5.11 Part A

Necessary Contracts - Effective Date Contracts

1.	the LTSA;

2.	the Administrative Services Agreement;

3.	the Reservation Letters for each Site eligible to receive payments under the California Self-Generation Incentive Program;

4.	Energy System Use Agreement No. 20130430.072.C, dated as of May 15, 2013, by and between [***] and Borrower (as amended by Amendment No. 1 to Energy System Use Agreement No. 20130430.072.C, effective as of May 15, 2013, by and between [***] and Borrower, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time), which was partially assigned by the Borrower to 2012 ESA Project Company, LLC, a Delaware limited liability company (“2012 ESA”), pursuant to that certain Assignment and Assumption Agreement, dated as of July 5, 2013 (the “PPA E/G Assignment”), and which PPA E/G Assignment has been terminated pursuant to the Termination Agreement (“PPA1”);

5.	Energy System Use Agreement No. 20130430.076.C, dated as of May 15, 2013, by and between [***] and Borrower, as may be amended, amended and restated, supplemented or otherwise modified from time to time (“PPA2”);

6.	Energy System Use Agreement No. 20130430.078.C, dated as of May 15, 2013, by and between [***] (“[***]”) and Borrower (as amended by Amendment No. 1 to Energy System Use Agreement No. 20130430.078.C, effective as of May 15, 2013, by and between [***] and Borrower, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time), which was partially assigned by the Borrower to 2012 ESA pursuant to the PPA E/G Assignment, and which PPA E/G Assignment has been terminated pursuant to the Termination Agreement (“PPA3”);

7.	Energy System Use Agreement No. 20130403.076.C (“PPA4”), dated as of May 15, 2013, by and between [***] and 2012 ESA (as amended by the PPA Acknowledgement and as may be further amended, amended and restated, supplemented or otherwise modified from time to time,), which was assigned by 2012 ESA to Borrower pursuant to that certain Assignment and Assumption Agreement, dated as of July 5, 2013 (the “PPA B/C Assignment”), which PPA B/C Assignment has been terminated pursuant to the Termination Agreement and which PPA4 has been assigned by 2012 ESA to Borrower pursuant to the Assignment and Assumption Agreement;

8.	Lender Agreement, dated May 15, 2013, by and among [***] Lender and Borrower relating to PPA1;

[***] Confidential Treatment Requested

Schedule 5.11 Part A – 1

9.	Lender Agreement, dated May 15, 2013, by and among [***] Lender and Borrower relating to PPA2;

10.	Lender Agreement, dated May 15, 2013, by and among [***] Corp., Lender and Borrower relating to PPA3;

11.	Lender Agreement, dated September , 2013 and effective as of May 15, 2013, by and among [***] Corp., Lender and Borrower relating to PPA4;

12.	Site Lease Agreement, dated May 15, 2013, between [***] and Borrower relating to PPA1;

13.	Site Lease Agreement, dated May 15, 2013, between [***] and Borrower relating to PPA2;

14.	Site Lease Agreement, dated May 15, 2013, between [***] and Borrower relating to PPA3;

15.	Site Lease Agreement, dated May 15, 2013, between [***] and Borrower relating to PPA3;

16.	Site Lease Agreement, dated May 15, 2013, between [***] and Borrower relating to PPA3;

17.	Site Lease Agreement, dated September , 2013 and effective as of May 15, 2013, by and between [***] Corp and Borrower relating to PPA4;

18.	the IP License;

19.	the IP Security Agreement;

20.	the Indemnity Agreement;

21.	the Assignment and Assumption Agreement;

22.	the PPA Amendments;

23.	the PPA Acknowledgement;

24.	the Termination Agreement;

25.	the LLC Agreement of the Borrower;

26.	the Pledgor LLC Agreement; and

27.	the Equity Funding Agreement.

[***] Confidential Treatment Requested

Schedule 5.11 Part A – 2

Schedule 5.11 Part B

Necessary Contracts - Deferred Contracts

1.	Assignment and Assumption Agreement(s) to be entered into by the Borrower and BE 2012 A LLC, relating to the Standard Contract for the Purchase and Sale of Connecticut Class I Renewable Energy Credits from Low and Zero Emission Projects, entered into by and between The Connecticut Light and Power Company and BE 2012 A, LLC, with respect to each Site eligible for payments under such agreement;

2.	Assignment and Assumption Agreement(s) to be entered into by the Borrower and BE 2012 A LLC, relating to any permits or other governmental approvals issued to BE 2012 A LLC with respect to any Site.

Schedule 5.12(c) – 1

Schedule 5.12(c)

UCC Filing Offices

Office of the Secretary of State of Delaware.

Schedule 5.12(c) – 1

Schedule 5.14

Tax Returns Not Filed or Taxes Not Paid

None.

Schedule 5.14 – 1

Schedule 5.19

Environmental Matters (Representations and Warranties)

None.

Schedule 5.19 – 1

Schedule 5.24

Form of LLC Agreement of the Borrower

[Provided Separately]

Schedule 5.24 – 1

Schedule 7.01(h)

Insurance Requirements

[Provided Separately]

Schedule 7.01(h) – 1

Schedule 9.11(a)

Notice Information

1.	If to the Borrower:

2013B ESA PROJECT COMPANY, LLC

1299 Orleans Drive

Sunnyvale, CA 94089

Attn:    [***]

Telephone: [***]

Fax: [***]

Email: [***]

2.	If to the Lender:

Silicon Valley Bank

555 Mission Street, 9th Floor

San Francisco, CA 94105

Attn:     [***]

Telephone: [***]

Email: [***]

[***] Confidential Treatment Requested

Schedule 9.11(a) – 1

EXHIBIT A

to Amended and Restated Credit Agreement

Defined Terms

“Account Collateral” has the meaning set forth in the Accounts Agreement.

“Accounts” means all “accounts” as that term is defined in Section 9-102 of the UCC, now or hereafter owned by the Borrower.

“Accounts Agreement” means that certain Accounts Agreement, dated as of the Closing Date, by and among the Borrower, the Lender and the Accounts Bank.

“Accounts Bank” means The Bank of New York Mellon, as depository bank and securities intermediary under the Accounts Agreement, and includes each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to and in accordance with the Accounts Agreement.

“Additional Project Document” means each contract, agreement, letter agreement or other instrument to which the Borrower becomes a party after the date of the Credit Agreement, other than any contracts (a) with a scheduled term of less than one (1) year, (b) under which the Borrower could not reasonably be expected to have obligations, liabilities or revenues equal to or in excess of [***] per year or [***] in the aggregate or (c) a termination of which could not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, any series of related transactions shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.

“Additional Required Balance” has the meaning set forth in Section 3.12(b)(iii) (System Severance – Debt Sizing).

“Administrative Services Agreement” means that certain Amended and Restated Administrative Services Agreement, dated as of September 25, 2013, by and among Pledgor, Borrower and Parent.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least fifty percent (50%) of the Equity Interests in such Person.

“Agreement” when used in the Credit Agreement, means the Credit Agreement and, when used in any other Financing Document that has a different definition for the term “Agreement” provided in the Preamble thereof, has the meaning set forth in such Preamble.

[***] Confidential Treatment Requested

1

“Ancillary Documents” means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Lender:

(i)    each security instrument and agreement necessary or desirable to grant to the Lender a first priority perfected Lien (subject only to Permitted Liens) in such Additional Project Document, to the extent a perfected security interest in such instrument or agreement can be obtained by possession or the making of filings under the UCC, and all property interests received by the Borrower in connection therewith;

(ii)     all recorded UCC financing statements and other filings required to perfect such Lien;

(iii)     if reasonably requested by the Lender, opinions of counsel for the Borrower, which may be completed by in-house counsel for Borrower or Parent to the extent reasonably acceptable to the Lender, addressing such matters relating to such Additional Project Document, each applicable Security Document and Lien as the Lender may reasonably request;

(iv)     if requested by the Lender with respect to (and in connection with the approval of) any Additional Project Document as to which the Lender reasonably believes termination could reasonably be expected to result in a Material Adverse Effect, the Borrower shall obtain a Consent with respect to such Additional Project Document from each Project Party thereto; and

(v)    certified evidence of the authorization of such Additional Project Document by the Borrower.

“Annual Permitted Budgeted Operating Expenses Level” for any Fiscal Year, means, for all Systems, taken as a whole, in the aggregate, the product of one hundred five percent (105%) multiplied by the Operation and Maintenance Expenses (other than Subordinated Affiliate Payments) projected in the Operating Budgets in force for all such Systems during such Fiscal Year (or for such partial portion of the Fiscal Year during which the relevant Systems have reached Commencement of Operations).

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, effective as of May 15, 2013, by and between the Borrower and the IIIa Borrower with respect to the Energy System Use Agreement (Number 20130403.076.C) and the Site Lease Agreement related thereto.

“Auditors” means PricewaterhouseCoopers LLP, a Delaware limited liability partnership, or other firm of similar independent auditor of recognized national standing selected by the Borrower.

“Authorized Officer” means (i) with respect to any Person that is a corporation, the chief executive officer, the chief operating officer, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any member or manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the member or

EXHIBIT A

2

manager of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Lender in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Lender on or after the Closing Date.

“Authorized Representative of Credit Protection Insurer” means Arthur J. Gallagher & Co.

“Availability Period” means the period from and including the Closing Date to and including the Date Certain.

“Bank Entities” has the meaning set forth in Section 9.16 to the Credit Agreement.

“Bill of Sale” has the meaning set forth in the LTSA.

“Bloom Investor” has the meaning set forth in the Recitals to the Credit Agreement.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“BOF Work” has the meaning set forth in the LTSA.

“Borrower” has the meaning set forth in the Preamble to the Credit Agreement.

“Business Day” means:

(i)    any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in California; and

(ii)     relative to the making, continuing, prepaying or repaying of any LIBO Loans, any day on which dealings in Dollars are carried on in the London interbank market.

“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to the Credit Agreement or otherwise obtained with respect to the Borrower or any of the Systems relating to business interruption or delayed start-up.

“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means:

(i)    readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

EXHIBIT A

3

(ii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(iii) investments in commercial paper maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(iv) investments in certificates of deposit, banker’s acceptances, bank deposit accounts, and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Accounts Bank or any domestic office of any commercial bank organized under the laws of the United States, any State thereof, any country that is a member of the Organization for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);

(v) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria of clause (iv) of this definition; and

(vi) investments in “money market funds” within the meaning of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) through (v) of this definition.

“Cash Flow” means, for any period, the sum (without duplication) of the following: (i) all cash paid to the Borrower during such period in connection with the Offtake Agreements, the REC Agreements, the Administrative Services Agreement, the LTSA and any Solvency Protection payments received pursuant to and as defined under the Credit Protection Insurance Policy, (ii) all interest and investment earnings paid to the Borrower or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrower during such period as Business Interruption Insurance Proceeds, (iv) Prepaid Expenses paid to the Borrower and budgeted to be used during such period, and (v) all other cash paid to the Borrower during such period; provided, that Cash Flow shall not include any proceeds of the Loans or any other Indebtedness incurred by the Borrower, Insurance Proceeds, Condemnation Proceeds, Extraordinary Proceeds, Required Equity Contributions or other amounts received (whether by way of a cash capital contribution, forgiveness of debt or otherwise) from any holders of Equity Interests of the Borrower, or any other extraordinary or non-cash income or receipt of the Borrower that is treated as such under GAAP.

EXHIBIT A

4

“Cash Flow Available for Debt Service” means, for any period, an amount equal to the amount of Cash Flow deposited in the Revenue Account during such period minus all amounts paid during such period pursuant to priorities first and second of
Section 4.2(c) (Withdrawals from the Revenue Account) of the Accounts Agreement.

“Casualty Event” means an event that causes any Project, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards, guidelines and publications issued thereunder.

“Change of Control” means any transaction or series of related transactions (including any merger or consolidation) the result of which is that (a) the Parent fails to maintain direct operational control of the Portfolio, (b) Pledgor fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of the Borrower, (c) Pledgor ceases to be the “Member” of the Borrower pursuant to the LLC Agreement of the Borrower, (d) Parent ceases to be the “Administrator” of the Borrower or Pledgor pursuant to the Administrative Services Agreement or (e) Parent ceases to be the “Seller” pursuant to the LTSA.

“Claim” means any claim, suit, demand, proceeding, complaint, assessment, lien, injunction, order, judgment, notice of non-compliance, notice of violation, investigation or other action by or before any Governmental Authority or any other Person.

“Closing Date” means July 19, 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) all assets of each System as and when the Borrower obtains ownership thereof or is otherwise Funded, (b) all Equity Interests in the Borrower, and (c) any and all other tangible and intangible assets of Borrower, including the Project Documents and the Account Collateral, in all such cases, whether now owned or hereinafter acquired or arising, upon which a Lien is required to be created in accordance with the Financing Agreements or is purported to be created by any Security Document then in effect or contemplated to be in effect.

“Commencement of Operations” has the meaning set forth in the LTSA.

“Communications” has the meaning set forth in Section 9.11(g) (Notices and Other Communications).

“Completion Certificate” for any System, means a certificate of the Independent Engineer, substantially in the form of Exhibit F, confirming that Commencement of Operations has occurred with respect to such System.

EXHIBIT A

5

“Condemnation Proceeds” means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.

“Consents” means each consent and agreement entered into among a Project Party (including the Parent), the Borrower and the Lender (including by assignment to the Lender), under which the relevant Project Party consents to the Security, agrees to deposit amounts due to the Borrower into the Revenue Account, and consents and agrees to related matters, each in form and substance reasonably satisfactory to the Lender.

“Consultants” means the Independent Engineer and the Insurance Consultant.

“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided, that all of the following conditions are satisfied: (a) such contest and any resultant failure to pay or discharge the claimed or assessed amount during the pendency of such contest does not, and could not reasonably be expected to, (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien on, any of the Collateral; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; and (c) none of such Person or any of its officers, directors or employees, or the Lender or its respective officers, directors or employees, is or would reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items.

“Contract” means with respect to any Person any contract, instrument, agreement, letter agreement or other document to which such Person is a party or by which any of its properties is bound.

“Contracted Cash Flow” means Cash Flow that will be due to be received, on a fixed basis and for a fixed price attributable to firm Contractual Obligations (i.e., take-or-pay or substantially similar provisions), by the Borrower under the Offtake Agreements and REC Agreements.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any provision of any agreement, contract, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 25, 2013, by and between the Borrower and the Lender.

“Credit Protection Insurer” means Indian Harbor Insurance Company.

“Credit Protection Insurance Policy” means that certain Fuel Cell Energy Production Insurance to be issued by the Credit Protection Insurer on or before the Effective Date.

“Date Certain” means the first anniversary of the Closing Date.

EXHIBIT A

6

“Debt Service” means, for any period, the sum of (i) interest on the Loans (taking into account any Rate Contracts) scheduled to become due and payable during such period to the Lender, and (ii) principal payments of the Loans (excluding any mandatory prepayments) scheduled to become due and payable during such period to the Lender.

“Debt Service Reserve Account” has the meaning set forth in the Accounts Agreement.

“Debt Service Reserve Required Amount” means, as of any date, the amount equal to all of the following scheduled amounts payable in respect of any Loans that are then outstanding or that are pending pursuant to a Funding Notice for the period of time to and including [***] (or, in the case of any calculation prior to the Date Certain, for [***] (i) interest on the Loans (taking into account any Rate Contracts) scheduled to become due and payable during such period to the Lender, and (ii) principal payments of the Loans (excluding any mandatory prepayments) scheduled to become due and payable during such period to the Lender.

“Debt Sizing Test” means a test that is satisfied when the aggregate amount of all Loans has been reduced so that, under updated Financial Models (that employ the methodology used in the Financial Models delivered by Borrower on the Closing Date, with no change in the assumptions set forth in such Financial Models, except to reflect the removal of the applicable Systems or any change in the applicable Project Documents and Rate Contracts, and which are certified by a Financial Officer of the Borrower), the ratio of Contracted Cash Flow to Debt Service for each Fiscal Quarter (assuming a fully amortizing loan with a final maturity date [***] Quarterly Payment Dates after the Date Certain) will be no less than [***].

“Default” means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.

“Defaulted System” has the meaning set forth in 8.05 (Special Cures – System Severance and Prepayment).

“Default Rate” has the meaning set forth in Section 3.04(b) (Default Interest Rate).

“Deferred Approvals” has the meaning set forth in Section 5.03(a)(iv) (Representations and Warranties - Governmental Approvals).

“Deferred Contracts” has the meaning set forth in Section 5.11(a)(iii) (Representations and Warranties - Contracts).

“Discharge Date” means the date on which (a) the outstanding Loan Commitment has been terminated and (b) all amounts payable in respect of the Obligations have been irrevocably and indefeasibly paid in full in immediately available funds or cash-collateralized (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Lender).

“Dollar” and the sign “$” mean lawful money of the United States.

[***] Confidential Treatment Requested

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“Easement Documents” means all of the documents named in the definition of “Easements” and any other documents pursuant to which the Borrower is granted rights of way, easements, access rights and similar rights over real property reasonably necessary to, install, own or operate the Systems materially in accordance with the applicable Financial Model(s).

“Easements” means all rights of way, easements, access rights and similar rights over real property reasonably necessary to, construct, own or operate the Projects materially in accordance with the applicable Financial Model(s).

“Effective Date” has the meaning set forth in the Recitals to the Credit Agreement.

“Environmental Affiliate” means any Person, only to the extent of, and only with respect to, matters or actions of such Person for which, the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower’s obligation is by contract or operation of Law.

“Environmental Approvals” means any Governmental Approvals required under applicable Environmental Laws.

“Environmental Claim” means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties), in each such case arising out of, based on or resulting from (i) the presence, Release or threatened Release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals, or (iii) human exposure to Materials of Environmental Concern.

“Environmental Event” has the meaning set forth in Section 8.01(l) (Events of Default - Environmental Matters).

“Environmental Laws” means all Laws applicable to any of the Projects relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws which prohibit, regulate or control Materials of Environmental Concern (including Laws relating to emissions, discharges, Releases or threatened Releases of Materials of Environmental Concern), or Laws which are otherwise applicable to any Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, remediation or handling of Materials of Environmental Concern.

“Equity Funding Agreement” means that certain Equity Capital Contribution Agreement, dated as of August 2, 2013, by the Tax Investor and Bloom Investor, as amended by that certain First Amendment to Equity Capital Contribution Agreement, dated as of the Effective Date, by and between the Tax Investor and Bloom Investor.

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“Equity Interests” in or of a Person, means, with respect to any Person, all of the membership interests, shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of membership interests, shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for membership interests, shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such membership interests, shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such membership interests, shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means any Person, trade or business that, together with the Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Plan” means any Plan that is not a Multiemployer Plan.

“Event of Abandonment” means any of the following shall have occurred: (i) the abandonment by the Borrower of the development, operation or maintenance of any System for a period of more than [***] consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of the Borrower’s activities with respect to any System, other than as the result of a force majeure, Event of Taking or Casualty Event, for a period of more than [***] consecutive days, or (iii) any written acknowledgement by the Borrower of a final decision to take any of the foregoing actions.

“Event of Default” means any one of the events or circumstances specified in Section 8.01 (Events of Default).

“Event of Taking” means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of any System, any Equity Interests of the Borrower, or any other assets of the Borrower.

“Event of Total Loss” means the occurrence of a Casualty Event affecting all or substantially all of any System or the assets of the Borrower.

“Excluded Taxes” means any of the following Taxes, imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes (including backup withholding with respect thereto) imposed on or measured by net income

[***] Confidential Treatment Requested

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(however denominated) and franchise Taxes, (i) imposed by the United States of America or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or conducts business or in which its principal office or applicable lending office is located, or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction, (c) any US federal withholding Tax that is imposed on amounts payable to or for the account of such recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such recipient acquires such interest in the Loan or Commitment (or designates a new Lending Office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Article IV (provided that such recipient has complied with Article IV), (d) Taxes attributable to such recipient’s failure or inability to comply with Article IV, and (e) any US federal withholding Taxes imposed under FATCA.

“Extraordinary Proceeds” means (i) all proceeds of asset disposals (other than sales pursuant to the Offtake Agreements and REC Agreements) that will not be used for replacement in accordance with Section 7.02(f)(i) (Negative Covenants – Asset Dispositions) of the Credit Agreement and other than disposal of assets of Former Systems; and (ii) all Project Document Termination Payments to be deposited into the Insurance, Condemnation and Extraordinary Proceeds Account.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fees” means, collectively, all fees payable by the Borrower for the account of the Lender pursuant to Section 3.10 (Fees).

“Financial Models” means the pro forma financial statements and projections of revenue and expenses and cash flows with respect to the Borrower and the Portfolio for the period from the Closing Date through the date that is fifty-eight (58) Quarterly Payment Dates after the Date Certain, attached to the Credit Agreement as Exhibit G, as the same may be updated by the Borrower with the prior written approval of the Lender, including as of the Effective Date.

“Financial Officer” means, with respect to any Person, the controller, treasurer or chief financial officer of such Person and with respect to any person that is a limited liability company without its own officers, the chief financial officer of the sole or managing member of such Person.

“Financing Documents” means:

(i) the Credit Agreement;

(ii) the Accounts Agreement;

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(iii) the Note;

(iv) the Security Agreement;

(v) the Pledge Agreement;

(vi) the Interparty Agreement;

(vii) the Rate Contracts;

(viii) the other Security Documents and such other financing and security agreements, documents and instruments, including Funding Notices and other certificates delivered in connection with Fundings and otherwise in connection with the Financing Documents listed above;

(ix) the Warrant Agreement;

(x) the Warrant Side Letter; and

(xi) each other document designated as a Financing Document by the Borrower and the Lender.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31.

“Foreign Lender” means any Lender that is organized under the laws of jurisdiction other than the jurisdiction where the Borrower is resident for tax purposes. Under this definition, the United States of America, each State thereof and the District of Columbia are considered to be one jurisdiction.

“Former System” has the meaning set forth in Section 3.12 (System Severance).

“Funding” means the incurrence of each Loan made by the Lender on a single date and “Fund” and “Funded” have correlative meanings.

“Funding Date” means, with respect to each Funding, the date on which funds are disbursed by the Lender to the Borrower in accordance with Section 2.03 (Funding of Loans).

“Funding Notice” means each request for Funding of Loans in the form of Exhibit C delivered in accordance with Section 2.02 (Notice of Fundings).

“Funding Notice Date” means, with respect to each Funding Notice, the date on which such Funding Notice was delivered to the Lender.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

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“Governmental Approval” means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption or filing for registration by or with any Governmental Authority.

“Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

“Historical Debt Service Coverage Ratio” or “HDSCR” means, as of any Quarterly Payment Date, for the four (4) Fiscal Quarters immediately preceding (including the then-current Fiscal Quarter) such Quarterly Payment Date (or, if less than four (4) Fiscal Quarters have elapsed since the Date Certain, for such number of full Fiscal Quarters that has elapsed since the Date Certain), the ratio of (i) Cash Flow Available for Debt Service during such period to (ii) Debt Service during such period.

“Historical Debt Service Coverage Test” is a test that is satisfied when the Historical Debt Service Coverage Ratio, as calculated as of a Quarterly Payment Date, is greater than or equal to [***].

“IIIa Borrower” means 2012 ESA Project Company, LLC, a Delaware limited liability company.

“Immaterial Contracts” means contracts, agreements, instruments, letter agreements, or other documents to which the Borrower is a party or any of its properties is bound: (a) that is not within the definition of Major Project Documents or Easement Documents, (b) under which the Borrower could not reasonably be expected to have obligations, liabilities or revenues equal to or in excess of [***] per year, and (c) a termination of which could not reasonably be expected to result in a Material Adverse Effect.

[***] Confidential Treatment Requested

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i) all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person’s financial statements as being in the nature of a borrowing or is treated as “off-balance sheet” financing);

(ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(iii) all obligations of such Person for the deferred purchase price of property or services;

(iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

(v) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(vi) all Capitalized Lease Liabilities;

(vii) net obligations of such Person under any Rate Contract;

(viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(ix) all Guarantees of such Person in respect of any of the foregoing.

For all purposes of the Credit Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnitee” has the meaning set forth in Section 9.08 (Indemnification by the Borrower).

“Independent Engineer” means SAIC Energy, Environment and Infrastructure, LLC or any supplementary or replacement independent engineer appointed by the Lender and reasonably acceptable to the Borrower.

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“Insolvency or Liquidation Proceeding” means, with respect to any Person:

(i) any case commenced by or against such Person under any Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of such Person, any receivership or assignment for the benefit of creditors relating to the Person or any similar case or proceeding relative to such Person, or their respective creditors, as such, in each case whether or not voluntary;

(ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to such Person, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(iii) any other proceeding of any type or nature in which substantially all claims of creditors of the relevant Person are determined and any payment or distribution is or may be made on account of such claims.

“Insurance, Condemnation Proceeds and Extraordinary Proceeds Account” has the meaning set forth in the Accounts Agreement.

“Insurance Consultant” means Moore-McNeil, LLC, or any replacement insurance consultant appointed by the Lender and reasonably acceptable to the Borrower.

“Insurance Proceeds” means all proceeds of any insurance policies, including the Credit Protection Insurance Policy (except to the extent such payments constitute “Cash Flow” pursuant to the definition of such term set forth herein), required pursuant to the Credit Agreement or otherwise obtained with respect to the Borrower or any System that are paid or payable to or for the account of the Borrower, or the Lender as loss payee, or additional insured (other than Business Interruption Insurance Proceeds, life insurance or key man insurance proceeds and proceeds of insurance policies relating to third party liability).

“Interconnection Notice” has the meaning set forth in the Offtake Agreements.

“Interparty Agreement” means that certain Interparty Agreement, dated as of August 2, 2013, by and among the Borrower, the Tax Investor and the Lender, as amended by that certain First Amendment to Interparty Agreement, dated as of the Effective Date, by and among the Borrower, the Tax Investor and the Lender.

“Interest Payment Date” means the last day of each applicable Interest Period.

“Interest Period” means, with respect to any Loan, the period beginning on (and including) the date on which such Loan is made pursuant to Section 2.03 (Funding of Loans) or the date on which each successive interest period for each such Loan is determined pursuant to Section 3.03 (Interest Rates) and ending on (and excluding) the day that numerically corresponds to such date three (3) months thereafter; provided, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar

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month, in which case such Interest Period shall end on the next preceding Business Day), and (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period.

“Investment Grade” means a long-term senior unsecured credit rating, long-term local issuer credit rating or insurer financial strength rating of at least BBB- by S&P or Baa3 by Moody’s, or, if either agency is not then in the business of providing ratings, equivalent ratings from any other entity that is then a nationally recognized statistical rating organization.

“IP License Agreement” means that certain Intellectual Property License, dated as of the Closing Date, between the Borrower and the Parent.

“IP License Security Agreement” means that certain Intellectual Property Security Agreement, dated as of the Closing Date, between the Borrower and the Parent.

“ISDA Schedule” means that certain ISDA Schedule, dated as of August 7, 2013, by and between the Borrower and the Lender.

“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, holding, injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the Closing Date.

“Leasehold Property” means all leasehold interests and similar real property rights held by the Borrower under the Leases.

“Leases” means all agreements under which the Borrower acquires a leasehold interest or similar rights over real property, including those listed on Schedule 5.11.

“Lender” has the meaning set forth in the Preamble to the Credit Agreement.

“LIBO Base Rate” means, for any Interest Period, the rate per annum equal to the British Bankers Association LIBO Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Lender from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term approximately equivalent to such Interest Period. In the event that the Lender determines that BBA LIBOR is not available, the “LIBO Base Rate” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Lender for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan, for which the LIBO Base Rate is then being determined with maturities comparable to such period, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.

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“LIBO Rate” means for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the LIBO Base Rate for such Interest Period divided by (ii) one (1) minus the Reserve Requirement for such Interest Period.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“LLC Agreement of the Borrower” means that certain Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of August 2, 2013, by the Pledgor, and as may be amended thereafter from time to time in accordance with the Financing Documents.

“LLC Agreement” of a Person means the Limited Liability Company Agreement, Operating Agreement or other similar agreement of such Person.

“Loan Commitment” means the sum of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000), as the same may be reduced in accordance with Section 2.05 (Termination or Reduction of Commitment).

“Loan Conditions” means all conditions precedent for Funding a Loan, including all conditions precedent for Funding Loans in accordance with Article VI (Conditions Precedent).

“Loan Parties” means, collectively, the Borrower, the Pledgor and the Parent.

“Loans” has the meaning set forth in Section 2.01(a) (Loans – Loans Generally).

“LTSA” means that certain Amended and Restated Master Energy Server Purchase and Services Agreement, dated as of September 25, 2013, between the Parent and the Borrower.

“Maintenance Reserve Account” has the meaning set forth in the Pledgor LLC Agreement.

“Maintenance Reserve Required Amount” means the amount required to be funded in the Maintenance Reserve Account in accordance with the Pledgor LLC Agreement.

“Major Project Documents” means the Offtake Agreements and each interconnection agreement related to any Offtake Agreement, the IP Security Agreement, the IP License Agreement, the PPA Indemnity Agreement, the PPA Amendments, the PPA Acknowledgement, the Assignment and Assumption Agreement, the LTSA, the Administrative Services Agreement, each of the Leases and Easement Documents, any REC Agreement, the LLC Agreement of the Borrower, the Pledgor LLC Agreement, the Equity Funding Agreement, any Project Document replacing any such Major Project Document or entered into in connection therewith, and any other Project Document and/or Contract entered into with an Affiliate of the Borrower identified as a Major Project Document on Schedule 5.11 or otherwise designated as a Major Project Document by the Lender and the Borrower.

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“Major Project Party” means each party to a Major Project Document (other than the Borrower), each party replacing any such Major Project Party under the relevant Project Document or an agreement replacing such relevant Project Document, and any other Project Party designated as a Major Project Party by the Lender and the Borrower.

“Mandatory Prepayment” means a prepayment in accordance with Section 3.08 (Mandatory Prepayment).

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have (i) a material adverse effect on the business, assets, property, condition (financial or otherwise) or operations of the Borrower or, taken as a whole, the Portfolio, (ii) a material adverse effect on the ability of the Borrower or any Major Project Party to perform its material obligations under any Transaction Document to which it is a party, (iii) an adverse effect on the creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Lender on any material portion of the Collateral pursuant to the Security Documents, or (iv) a material adverse effect on the rights or remedies of the Lender under any Financing Document.

“Materials of Environmental Concern” means any chemical, material, emission, substance, discharge, or waste that is designated or listed by a Governmental Authority to be radioactive, hazardous, deleterious, a pollutant, or a contaminant, or is otherwise a danger to health, reproduction or the environment.

“Maturity Date” means October 1, 2020, or the Business Day immediately preceding such date if such date is not a Business Day.

“Maximum Rate” has the meaning set forth in Section 9.09 (Interest Rate Limitation).

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means any mortgage (or deed of trust), assignment of leases and rents, security agreement, financing statement, fixture filing or similar document granting any Person a Lien, or perfecting any such Lien, on any Leasehold Property or other real property interests of the Borrower; provided, however, that any Lien on the fee interest of the real property subject to the Leases shall not be considered a Mortgage.

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Necessary Approvals” means, collectively, all Necessary Approvals – Financing Documents, all Necessary Approvals – Project Documents and all Deferred Approvals.

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“Necessary Approvals – Financing Documents” has the meaning set forth in Section 5.03(a)(i) (Representations and Warranties - Governmental Approvals).

“Necessary Approvals – Project Documents” has the meaning set forth in Section 5.03(a)(i) (Representations and Warranties - Governmental Approvals).

“Necessary Contracts” has the meaning set forth in Section 5.11(a)(i) (Representations and Warranties - Contracts).

“Non-Appealable” means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.

“Non-Excluded Taxes” has the meaning set forth in Section 4.03(a) of the Credit Agreement.

“Non-U.S. Lender” has the meaning set forth in Section 4.03(d) of the Credit Agreement.

“Note” means the promissory note issued by the Borrower, substantially in the form of Exhibit B, as may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness, Secured Rate Contract obligations and other obligations, howsoever arising, owed by the Borrower to the Lender or any Secured Swap Provider of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any Insolvency or Liquidation Proceeding naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of the Credit Agreement, the Rate Contracts or any of the other Financing Documents, including all principal, interest, fees, charges, expenses, attorneys’ fees, costs and expenses, accountants’ fees and Consultants’ fees payable by the Borrower thereunder.

“Offtake Agreement” means each Contract under which the Borrower operates the Systems in order to generate and deliver electric energy to a Qualified Customer in exchange for the compensation set forth in such Contract, including those listed on Schedule 5.11.

“Operating Account” has the meaning set forth in the Accounts Agreement.

“Operating Budget” means each operating budget provided for a System setting forth in reasonable detail the projected revenues and the projected requirements for Operation and Maintenance Expenses of such System which is delivered to and approved by the Lender pursuant to Section 6.01(e) (Conditions to Closing – Financial Models; Operating Budget) and Section 7.01(j) (Affirmative Covenants – Operating Budgets).

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“Operating Report” has the meaning set forth in Section 7.03(m).

“Operation and Maintenance Expenses” means, for any period, the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating energy for sale from the Systems and maintaining all Systems and other assets associated with the Systems in good repair and operating condition, including amounts payable by the Borrower pursuant to the LTSA and the Administrative Services Agreement, (ii) all reasonable and necessary insurance costs, (iii) property, sales and franchise taxes to the extent that the Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Systems, may be subject (or payment in lieu of such taxes to which the Borrower or the Systems may be subject), (iv) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect Necessary Approvals, (v) with respect each System, [***] per kW for such System, beginning on the fourth (4th) quarterly date after such System is placed in service through the sixteenth (16th) quarterly date after such system is placed in service, and (vi) all other costs and expenses included in the then-current Operating Budget(s); provided, that Restricted Payments and Subordinated Affiliate Payments shall not constitute Operation and Maintenance Expenses.

“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing the Tax (other than a connection arising from the execution, delivery or enforcement of, or performance under, or receipt of payments under any Financing Document, or from the sale or assignment of an interest in any Loan or Financing Document).

“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Financing Document or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Financing Document (other than Excluded Taxes and Other Connection Taxes imposed with respect to an assignment).

“Parent” means Bloom Energy Corporation.

“Parent Cross Default Event” means, with respect to the Indebtedness of the Parent where the Lender or any Affiliate of the Lender is a counterparty, (i) a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness, or (ii) the Parent fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement

[***] Confidential Treatment Requested

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evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded.

“Participant” has the meaning set forth in Section 9.03(c) (Assignments).

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time that are in effect.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Performance Tests” for any System, means the performance or measurement tests for such System with respect to the achievement of Commencement of Operations.

“Permitted Indebtedness” means Indebtedness identified in Section 7.02(a) (Negative Covenants - Restrictions on Indebtedness of the Borrower).

“Permitted Liens” has the meaning set forth in Section 7.02(b) (Negative Covenants - Liens).

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means an employee pension benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code that is sponsored or maintained by the Borrower or any ERISA Affiliate, or in respect of which the Borrower or any ERISA Affiliate has any obligation to contribution or Liability.

“Pledge Agreement” means the Equity Pledge Agreement, dated as of the Closing Date, by and between the Pledgor and the Lender, pursuant to which the Pledgor pledges one hundred percent (100%) of the Equity Interests in the Borrower.

“Pledgor” has the meaning set forth in the Recitals to the Credit Agreement.

“Pledgor LLC Agreement” means that certain Amended and Restated Operating Agreement of Pledgor, dated as of August 2, 2013, by and between Bloom Investor and the Tax Investor.

EXHIBIT A

20

“Portfolio” has the meaning set forth in the Recitals to the Credit Agreement.

“PPA Acknowledgement” means that certain Acknowledgement and Consent Regarding Assignment and Amendment, effective as of May 15, 2013, by and among the IIIa Borrower, the Borrower, PE12GVVC (Bloom PPA) Ltd. and [***] and consented to by the Parent.

“PPA Amendments” means, collectively, that certain (i) Amendment No. 1 to Agreement No. 20130430.078.C, effective as of May 15, 2013, by and between the Borrower and [***] and (ii) Amendment No. 1 to Agreement No. 20130430.072.C, effective as of May 15, 2013, by and between the Borrower and [***].

“PPA Indemnity Agreement” means that certain Amended and  Restated Indemnity Agreement, dated as of September 25, 2013, between the Borrower and the Parent.

“Prepaid Expenses” means the amount, in $/kW, applicable to the System(s) that are the subject of the Funding, that is the amount of prepaid expenses set forth in the Financial Models delivered by Borrower to Lender on or prior to the first Funding Date pursuant to Section 6.02(t) of the Credit Agreement.

“Prime Base Rate” means the rate as published from time to time in the Wall Street Journal and identified as the “prime rate.”

“Project Accounts” means: (a) the Revenue Account, (b) the Operating Account, (c) the Restricted Payments Account, (d) the Debt Service Reserve Account and (e) the Insurance, Condemnation Proceeds and Extraordinary Proceeds Account.

“Project Document Termination Payments” means all payments that are required to be paid to or for the account of the Borrower as a result of the full or partial termination of, or any default under, any Project Document, including without limitation (a) any payments made by Qualified Customers under the Offtake Agreements in connection with any termination of all or any portion of such Offtake Agreements or any liquidated damages or indemnity obligations and (b) any payments made by the Parent under the LTSA or the Administrative Services Agreement in connection with any termination of all or any portion of such Project Documents or any liquidated damages, warranty, indemnification or System repurchase or refund payments.

“Project Documents” means:

(i)    all of the Major Project Documents;

(ii)    all other documents listed or required to be listed on Schedule 5.11;

(iii)    any other documents designated as a Project Document applicable to any System or the Borrower by the Borrower and the Lender;

(iv)    each Additional Project Document; and

(v)    any replacement agreement for any such agreement.

[***] Confidential Treatment Requested

EXHIBIT A

21

“Project Party” means each Person (other than the Borrower) who is a party to a Project Document.

“Prospective Debt Service Coverage Ratio” or “PDSCR” means, as of any Quarterly Payment Date, the ratio of (i) Cash Flow Available for Debt Service that the Borrower projects will be available during the two (2) upcoming Fiscal Quarters to (ii) Debt Service projected for the same two (2) Fiscal Quarters. Projections of Cash Flow Available for Debt Service shall be based on the then-current Operating Budgets approved in accordance with Section 7.01(j) (Affirmative Covenants – Operating Budgets) (or, if one or more of the upcoming two Fiscal Quarters falls in a period for which an Operating Budget has not yet been so approved, based on the budget levels permitted under clause (ii) of such Section 7.01(j)); provided, that, if the Borrower has knowledge of any event(s) or circumstance(s) reasonably expected to materially alter the Cash Flow Available for Debt Service reflected in those budgets, the effects of such events or circumstances shall be reflected in the projections.

“Prospective Debt Service Coverage Test” means a test that is satisfied when the Prospective Debt Service Coverage Ratio is greater than or equal to [***] when considering Contracted Cash Flow.

“Prudent Operating Practice” means those reasonable practices, methods and acts that (i) are commonly used in the United States where the Systems are located to manage, operate and maintain fuel cell to energy facilities of the size and type that comprise the relevant System safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ and licensor’s recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an operator of fuel cell to energy facilities, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers’ warranties, manufacturers’ recommendations and, in the case of the Systems, the Project Documents. Prudent Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“Purchase Price” has the meaning assigned to such term in the LTSA.

“Qualified Appraiser” has the meaning set forth in the LTSA.

“Qualified Customers” means [***] and any other Person that is approved by the Lender in its sole discretion.

“Quarterly Payment Date” means each of January 1, April 1, July 1 and October 1.

“Quarterly Period” means each three (3) month period beginning on (and including) the day immediately following a Quarterly Payment Date and ending on (and including) the next Quarterly Payment Date.

“Rate Contracts” means any swap agreement (as such term is defined in Section 101 of the Bankruptcy Code) and all other agreements or documents now existing or hereafter entered

[***] Confidential Treatment Requested

EXHIBIT A

22

into by the Borrower that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option or any similar transaction, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest rates, currency exchange rates, loan, credit exchange, security, or commodity prices.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

“REC Agreement” means a Contract pursuant to which the Borrower is entitled to receive payment in exchange for the sale or assignment of renewable energy credits or similar environmental attributes.

“Regulation D” means Regulation D under the Securities Act, as in effect from time to time.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means a “release” as defined in Section 9601 of CERCLA.

“Removal,” “Remedial” and “Response” actions shall include the types of activities identified in CERCLA, RCRA, and other comparable Environmental Laws to address Materials of Environmental Concern, whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require potentially responsible parties, liable parties, waste generators, handlers, distributors, processors, users, disposers, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers or other Persons to take.

“Reportable Event” means a “reportable event” within the meaning of Section 4043(c) of ERISA.

“Required Amortization Payment” means, on each Quarterly Payment Date, an amount equal to percentage amount specified in Schedule 1.01 of the aggregate principal balance of the Loans as of the Date Certain; provided, that for purposes of computing the Required Amortization Payment, the aggregate principal balance of the Loans shall be deemed to be reduced by the amount of any prepayment of Loans made in accordance with Section

EXHIBIT A

23

3.08(a)(i)(A) (Mandatory Prepayment – Insurance Proceeds, Condemnation Proceeds or Extraordinary Proceeds), Section 3.08(b) (Mandatory Prepayment – Restricted Payment Account) and Section 3.12 (System Severance).

“Required Consents” means all of the consents set forth in Schedule 6.02 and such other consents as may become Required Consents in connection with changes to the Necessary Contracts from the form such documents were in as at the Closing Date or upon the reasonable request of the Lender in light of additional Project Documents entered into following the Closing Date or factual developments related to existing or new Project Documents following the Closing Date that suggest the need for a third-party consent or clarification from the relevant Project Party.

“Required Equity Contribution” means for each System, an amount equal to [***] of the Purchase Price of such System.

“Required LLC Provisions” has the meaning set forth in Section 5.24 (Representations and Warranties - Required LLC Provisions).

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member agents of the Federal Reserve System.

“Restoration or Replacement Plan” means a plan and time schedule, reasonably satisfactory to the Lender and the Independent Engineer, for the application of Insurance Proceeds and Condemnation Proceeds arising from any Casualty Event or Event of Taking, respectively, and any other funds available to the Borrower with which to restore or replace the affected System, or any portion thereof, affected by such Casualty Event or Event of Taking.

“Restricted Payment Certificate” has the meaning set forth in the Accounts Agreement.

“Restricted Payments” means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of the Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, the Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment, (b) any payment of any management, consultancy, administrative, services, or other similar payments to any Person who owns, directly or indirectly, any Equity Interest in the Borrower, or any Affiliate of any such Person, or (c) any payment of indemnification obligations by the Borrower to the Parent or the Pledgor pursuant to the LLC Agreement of the Borrower or the LTSA or Administrative Services Agreement; provided, that service fees paid by the Borrower to the Parent pursuant to the Administrative Services Agreement and the LTSA shall not constitute Restricted Payments if such fees are provided for in the fixed price and budget under such contracts or the Operating Budget.

[***] Confidential Treatment Requested

EXHIBIT A

24

“Restricted Payments Account” has the meaning set forth in the Accounts Agreement.

“Revenue Account” has the meaning set forth in the Accounts Agreement.

“S&P” means Standard & Poor’s Financial Services, LLC and any successor thereto that is a nationally recognized rating agency.

“Secured Parties” means the Lender and any Secured Swap Provider.

“Secured Rate Contract” means any Rate Contract entered into in writing under an ISDA Master Agreement (a) between the Borrower and Secured Swap Provider, (b) that has been provided or arranged by the Lender or its Affiliate and (c) if the Swap Provider is not the Lender or its Affiliate at the time of execution and delivery of such Rate Contract, the Lender has acknowledged in writing such Rate Contract constitutes a “Secured Rate Contract” hereunder and the Lender and such Swap Provider have entered into an agency addendum to the ISDA Master Agreement.

“Secured Swap Provider” means (i) the Lender or an Affiliate of the Lender (or a Person who was the Lender or an Affiliate of the Lender at the time of execution and delivery of a Secured Rate Contract) who has entered into a Secured Rate Contract with the Borrower, or (ii) a Person with whom the Borrower has entered into a Secured Rate Contract provided or arranged by the Lender or an Affiliate of the Lender, and any assignee thereof.

“Securities Act” means the Securities Act of 1933, as now or hereafter in effect, and any successor statute.

“Security” means the security interest created in favor of the Lender (including in its role as agent for the Secured Swap Providers) pursuant to the Security Documents.

“Security Agreement” means the Assignment and Security Agreement, dated as of the Closing Date, by and between the Lender and the Borrower.

“Security Documents” means:

(i)    the Credit Agreement (to the extent that it relates to the Project Accounts or other Collateral);

(ii)    the Accounts Agreement;

(iii)    the Consents;

(iv)    the Pledge Agreement;

(v)    the Security Agreement;

(vi)    any other document designated as a Security Document by the Borrower and the Lender; and

EXHIBIT A

25

(vii)    any UCC or other financing statements, notices, authorization letters, or other certificates filed, recorded or delivered in connection with the foregoing.

“Service Provider” has the meaning set forth in the LTSA.

“Severance Amount” has the meaning set forth in Section 3.12(b)(iv) (System Severance-Process and Requirements).

“Severance Notice” has the meaning set forth in Section 3.12(b)(i) (System Severance-Process and Requirements).

“Sites” means the real property on which each of the Systems is or is to be located and all related easements, rights-of-way and other rights and interests.

“Special System Event” has the meaning set forth in Section 8.05(a) (Special Cures – System Severance and Prepayment).

“Subordinated Affiliate Payments” has the meaning set forth in the Accounts Agreement.

“Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Systems” has the meaning set forth in the Recitals to the Credit Agreement.

“System Severance” has the meaning set forth in Section 3.12 (System Severance).

“System Discharge Date” has the meaning set forth in Section 3.12 (System Severance).

“System-Specific Discharge Date” has the meaning set forth in Section 3.12 (System Severance).

“Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any government or any Governmental Authority or any international or multinational agency or commission.

“Tax Investor” has the meaning set forth in the Recitals to the Credit Agreement.

EXHIBIT A

26

“Tax Return” means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.

“Termination Agreement” means that certain Termination Agreement, dated  as of September 17, 2013, by and between the IIIa Borrower and the Borrower.

“Termination Event” means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by the Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which the Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of the Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) the Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

“Test Report” has the meaning set forth in Section 7.01(k) (Affirmative Covenants – Performance Test).

“Threat of Release” shall mean “threat of Release” as used in CERCLA.

“Tracking Account” has the meaning set forth in the Accounts Agreement.

“Transaction Documents” means, collectively, the Financing Documents and the Project Documents.

“Unfunded Benefit Liabilities” means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan’s financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of California; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.

EXHIBIT A

27

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unscheduled Maintenance Expenses” means all expenditures by the Borrower for unscheduled or emergency maintenance that are reasonably necessary or advisable to comply with any Law or to respond to acts of nature or other unforeseen circumstances in accordance with Prudent Operating Practice.

“Warrant Agreement” means that certain Agreement and Warrant to Purchase Series F Preferred Stock, dated as of the Closing Date, by the Parent.

“Warrant Side Letter” means that certain “Side Letter” to Agreement and Warrant to Purchase Series F Preferred Stock, dated as of the Closing Date, by the Parent to Lender.

EXHIBIT A

28

Exhibit B

to Credit Agreement

[FORM OF NOTE]

2013B ESA PROJECT COMPANY, LLC

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. ANY TRANSFER IN VIOLATION OF SUCH TERMS AND PROVISIONS SHALL BE VOID. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY LENDER PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

[***]	Santa Clara, California [insert Closing Date]

FOR VALUE RECEIVED, the undersigned, 2013B ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to Silicon Valley Bank (“Lender”) or its registered assigns at the office of Lender pursuant to the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [***] or, if less, (b) the aggregate unpaid principal amount of the Loans made by Lender pursuant to the Credit Agreement referred to below. The principal amount hereof shall be paid in the amounts and on the dates specified in Article III of the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof, which shall be attached hereto and made a part hereof, the date and amount of each Loan and the date and amount of each payment or prepayment of principal with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of Borrower in respect of the Loans.

This Note (a) is the Note in respect of the Loans as referred to in the Credit Agreement, dated as of July 19, 2013, between Borrower and Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Financing Documents. Reference is hereby made to the Financing Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

[***] Confidential Treatment Requested

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH SECTION 9.03 OF THE LOAN AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

2013B ESA PROJECT COMPANY, LLC

By:
Name:
Title:

Schedule to

Note

LOAN AMOUNT, MATURITIES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Maturity of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit C

to Loan Agreement

[FORM OF] FUNDING NOTICE

2013B ESA PROJECT COMPANY, LLC

Date:

TO:	SILICON VALLEY BANK

555 Mission Street, 9th Floor

San Francisco, CA 94105

Attn: [***]

RE:	Amended and Restated Credit Agreement, dated as of September 25, 2013 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and between 2013B ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), and Silicon Valley Bank (“Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement and hereby gives you irrevocable notice, pursuant to Section 2.02 of the Credit Agreement, of Borrower’s request for a Loan.

1.    Disbursement Request. Borrower hereby proposes a Loan (the “Proposed Loan”) as set forth below:

(a)    The requested date of the Loan, which shall be a Business Day, is                      (the “Proposed Loan Date”).1

(b)    The amount of the Proposed Loan is $            .

2.    Requested Transfers. Borrower hereby requests that on the Proposed Loan Date, Lender applies the proceeds of the Proposed Loan in accordance with the Funds Flow attached as Exhibit A.

[Signature page follows]

[1]	Insert date at least [***] Business Days after the date the Lender is to receive this funding notice.

[***] Confidential Treatment Requested

IN WITNESS WHEREOF, the undersigned has caused this Funding Notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

2013B ESA PROJECT COMPANY, LLC

By:
Name:
Title:

ACCEPTED AND AGREED:

SILICON VALLEY BANK

By:
Name:
Title:

Exhibit A

Funds Flow

Exhibit D

to Credit Agreement

FORM OF

CREDIT PROTECTION INSURANCE POLICY

[To be provided separately]

D-1

Exhibit E

to Credit Agreement

[FORM OF]

INITIAL FUNDING CERTIFICATE FROM INSURANCE CONSULTANT1,2 Date:

TO:	SILICON VALLEY BANK

555 Mission Street, 9th Floor

San Francisco, CA 94105

Attn: [***]

Telephone: [***]

Email: [***]

RE:	Amended and Restated Credit Agreement, dated as of September , 2013 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and between 2013B ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), and Silicon Valley Bank (“Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, a duly authorized officer of Moore McNeil, LLC (the “Insurance Consultant”), hereby provides this letter to you in accordance with Section 6.02(j) of the Credit Agreement.

The Insurance Consultant acknowledges that pursuant to the Credit Agreement, Lender will be providing Loans to Borrower to finance a portion of the purchase price of the Systems and to pay certain related reserves, interest, fees and expenses associated with the Credit Agreement and the Loans and in so doing will be relying on this certificate and the Insurance Consultant’s report dated July 18, 2013. Further, since the date of the aforementioned Insurance Consultant’s report, nothing has come to our attention that would cause us to change that report.

The Insurance Consultant hereby further certifies to Lender that:

(a)    Borrower has evidenced all insurance binders required pursuant to and in accordance with Section 6.01(p) and Section 7.01(h) of the Credit Agreement for the Systems, and the Borrower’s insurance broker has executed a letter to Borrower, with a copy to the Insurance Consultant, confirming that all such insurance policies are in full force and effect;

(b)    Borrower’s insurance broker has confirmed that all premiums due and payable with respect to each such insurance policy have been paid or that Borrower is not in arrears on any such premium due;

[1]	Exhibit E only to be provided at the initial Funding Date.

[***] Confidential Treatment Requested

(c)    each such insurance policy is placed with insurance carriers with a rating at least A- and a financial size category of at least X by AM Best or A by S&P or otherwise reasonably acceptable to Lender;

(d)    Borrower’s insurance broker has evidenced certificates and has confirmed that all policies of insurance required to be maintained pursuant to Schedule 7.01(h) of the Credit Agreement, except workers compensation and employers liability, provide:

(i)	Additional Insured status for Lender and its respective affiliates, directors, officers and employees and agents (collectively, the “Additional Insureds”);[3]

(ii)	Waivers of subrogation from the insurers in favor of the Additional Insureds;

(iii)	Policies either (a) non-cancellable except for non-payment of premium with at least [***] days written notice of such to the Lender or (b) [***] days’ notice of cancellation ([***] days non-payment of premium);

(iv)	A Lender right but not the obligation to pay premiums on behalf of the Borrower in case of non-payment;

(v)	A minimum of [***]-days’ written notice of cancellation to Lender, except for cancellation based on non-payment of premium which provides for [***] days’ prior written notice;

(vi)	Policies unaffected by any bankruptcy or foreclosure relating to Borrower;

(vii)	Insurance is primary and not excess to or contributing with any other insurance or self-insurance maintained by Borrower or the Additional Insureds;[4]

(viii)	No obligations of Additional Insureds whatsoever including but not limited to no obligation to pay premium and no obligation to pay deductibles; and

(ix)	Policy limits act in excess of deductibles including the indemnity period for time element insurance acts in excess of the delay deductible for such insurance.

(e)    Borrower’s insurance broker has evidenced certificates and has confirmed that all property policies including marine cargo (if applicable) and further including any time element insurance provide:

[3]	Does not apply to any professional indemnity policy.
[4]	Policies can act in excess of such project-specific policies provided by contractors in accordance with the requirements of Schedule 7.01(h) to the Credit Agreement.

[***] Confidential Treatment Requested

E-2

(i)	That Lender shall be sole loss payee of any amounts payable under the policies in relation to Borrower and the Systems;

(ii)	Non vitiation in accordance with a multiple insured clause acceptable to Lender or equivalent protection;

(iii)	Cover for accidental errors and omissions with, to the extent available on commercially reasonable terms, no sublimit applied otherwise a sublimit acceptable to Lender acting reasonably;

(iv)	Replacement cost, new for old, with no deduction of any kind including no coinsurance provision or a waiver thereof and no allowance for depreciation (accounting or otherwise), obsolescence or loss of value over time other than in a total constructive loss or other scenario where repair/replacement does not follow loss;

(v)	An advance or partial payment endorsement;

(vi)	A clause requiring the insurer to make final payment on any claim within [***] days after the submission of proof of loss and its acceptance by the insurer; and

(vii)	Except for marine transit policies, a LEG2 exclusion or similar endorsement with no sublimit applied.

(f) Borrower’s insurance broker has evidenced certificates and has confirmed that all liability policies except workers compensation and employers liability provide:

(i)	Severability; and

(ii)	Cross liability with no exclusions.

It is our opinion that on the basis of the binders and information evidenced to us by Borrower and its insurance broker, the insurance evidenced is in compliance with the insurance requirements of the Transaction Documents (including any Major Project Document).

Neither the aforementioned Insurance Consultant’s report nor this letter constitutes legal advice or a legal opinion and is not to be relied upon as legal advice. Such report does not warranty or guarantee that the insurance described therein will remain in full force and effect after the Funding Date.

The aforementioned Insurance Consultant’s report is based on information provided by Borrower’s representatives, and the Insurance Consultant, therefore, cannot be held responsible for the accuracy of such information or conclusions drawn from it. The Insurance Consultant makes no warranty, express or implied, with respect to the use of any information in such report and assumes no liability with respect thereto.

[***] Confidential Treatment Requested

E-3

A copy of the Borrower’s insurance broker’s certificate confirming certain matters set forth above is attached hereto as Attachment 1.

By accepting this letter the recipient acknowledges and agrees that the Insurance Consultant’s liability is limited as indicated in the Legal Disclaimer contained in its report dated July 18, 2013.

[The remainder of this page is intentionally blank. The next page is the signature page.]

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IN WITNESS WHEREOF, the undersigned has caused this Completion Certificate to be duly executed by an authorized offer as of the date first above written.

[ ],
as Insurance Consultant

By:
Name:
Title:

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Attachment 1 to

Completion Certificate from Insurance Consultant

[FORM OF]

INITIAL FUNDING CERTIFICATE FROM INSURANCE BROKER1  Date:

TO:	2013B ESA PROJECT COMPANY, LLC 1299 Orleans Drive Sunnyvale, CA 94089 Attn: [***]

Copy:	Moore McNeil, LLC 2002 Richard Jones Road Suite 307-A Nashville, TN 37215 Attn: [***]

RE:

Amended and Restated Credit Agreement, dated as of September 25, 2013 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and between 2013B ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), and Silicon Valley Bank (“Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, a duly authorized representative of Woodruff-Sawyer & Co. (the “Insurance Broker”), hereby provides this letter to you in connection with the Initial Funding Certificate from Insurance Consultant to be delivered in accordance with Section 6.02(j) of the Credit Agreement.

The Insurance Broker hereby further certifies that:

(a)    Borrower has obtained all insurance policies required pursuant to and in accordance with Section 6.01(p) and Section 7.01(h) of the Credit Agreement for the Systems, and all such insurance policies are in full force and effect;

(b) (i) All premiums due and payable with respect to each such insurance policy have been paid or (ii) Borrower is not in arrears on any such premium due;

(c)    All policies of insurance required to be maintained pursuant to Schedule 7.01(h) of the Credit Agreement, except workers compensation and employers liability, provide:

[1]	Exhibit E only to be provided at the initial Funding Date.

[***] Confidential Treatment Requested

(x)	Additional Insured status for Lender and its respective affiliates, directors, officers and employees and agents (collectively, the “Additional Insureds”);[2]

(xi)	Waivers of subrogation from the insurers in favor of the Additional Insureds;

(xii)	Policies either (a) non-cancellable except for non-payment of premium with at least [***] days written notice of such to the Lender or (b) [***] days’ notice of cancellation ([***] days non-payment of premium);

(xiii)	A Lender right but not the obligation to pay premiums on behalf of the Borrower in case of non-payment;

(xiv)	A minimum of [***]-days’ written notice of cancellation to Lender, except for cancellation based on non-payment of premium which provides for [***] days’ prior written notice;

(xv)	Policies unaffected by any bankruptcy or foreclosure relating to Borrower;

(xvi)	Insurance is primary and not excess to or contributing with any other insurance or self-insurance maintained by Borrower or the Additional Insureds;[3]

(xvii)	No obligations of Additional Insureds whatsoever including but not limited to no obligation to pay premium and no obligation to pay deductibles; and

(xviii)	Policy limits act in excess of deductibles including the indemnity period for time element insurance acts in excess of the delay deductible for such insurance.

(d) All property policies including marine cargo (if applicable) and further including any time element insurance provide:

(viii)	That Lender shall be sole loss payee of any amounts payable under the policies in relation to Borrower and the Systems;

(ix)	Non vitiation in accordance with a multiple insured clause acceptable to Lender or equivalent protection;

[2]	Does not apply to any professional indemnity policy.
[3]	Policies can act in excess of such project-specific policies provided by contractors in accordance with the requirements of Schedule 7.01(h) to the Credit Agreement.

[***] Confidential Treatment Requested

(x)	Cover for accidental errors and omissions with, to the extent available on commercially reasonable terms, no sublimit applied otherwise a sublimit acceptable to Lender acting reasonably;

(xi)	Replacement cost, new for old, with no deduction of any kind including no coinsurance provision or a waiver thereof and no allowance for depreciation (accounting or otherwise), obsolescence or loss of value over time other than in a total constructive loss or other scenario where repair/replacement does not follow loss;

(xii)	An advance or partial payment endorsement;

(xiii)	A clause requiring the insurer to make final payment on any claim within [***] days after the submission of proof of loss and its acceptance by the insurer; and

(xiv)	Except for marine transit policies, a LEG2 exclusion or similar endorsement with no sublimit applied.

(e) All liability policies except workers compensation and employers liability provide:

(iii)	Severability; and

(iv)	Cross liability with no exclusions.

Respectfully submitted,

Woodruff-Sawyer & Co.

By:
Name:	Robin Fischer
Title:	Vice President

Attachments:

Appexdix A – Schedule 7.01(h) to the Credit Agreement

Appendix B – Copies of Certificates of Insurance

[***] Confidential Treatment Requested

Appexdix A – Schedule 7.0l(h) to the Credit Agreement

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Appendix B – Copies of Certificates of Insurance

Exhibit F

to Credit Agreement

[FORM OF]

COMPLETION CERTIFICATE FROM PARENT

Date:

TO:	SILICON VALLEY BANK

[Address]

Attn:

RE:	Amended and Restated Credit Agreement, dated as of September 25, 2013 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and between 2013B ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), and Silicon Valley Bank (“Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, on behalf of Bloom Energy Corporation (“Parent”), hereby represents and certifies to Lender as follows:

1.    The individual executing this Completion Certificate on behalf of Parent is an Authorized Officer of Parent.

2.    All conditions to Commencement of Operations were satisfied as of [            ].

3.     [(i)                ]Parent has provided to Borrower conditional sworn Lien waiver statements by Parent and all contractors, suppliers and other Persons retained by Parent and who worked on the Systems that are the subject of this Certificate.

[(ii) Parent has provided to Borrower absolute, irrevocable and unconditional sworn Lien waiver statements evidencing receipt of payment by Parent and all contractors, suppliers and other Persons retained by Parent and who worked on the Systems that are the subject to the last Funding.]1

4.     There are no mechanic’s, workmen’s, materialmen’s, construction or other like Liens encumbering the Collateral (other than Permitted Liens).

5.     All Governmental Approvals necessary to own and operate the Systems have been obtained, are in full force and effect and are Non-Appealable.

1	Paragraph 3, clause (ii) not to be provided at the initial Funding Date.

6.     All Systems that have achieved Commencement of Operations as of the date hereof are complete and usable facilities, capable of operating in accordance with the technical requirements of the LTSA and the applicable Offtake Agreement and applicable Laws and have completed and passed all performance and reliability testing and commissioning in accordance therewith.

7.     Parent has made available to the Independent Engineer all information relating to this Completion Certificate as the Independent Engineer has required or requested to prepare the Independent Engineer’s certificate, all of which information is accurate, true, correct and complete.

8.    All certifications made by Parent pursuant to the LTSA Certificate of Installation, dated [             ], are true and correct in all respects and such certificate is attached hereto as Attachment 1.

9.     All representations and warranties of the Parent contained in the Financing Documents are true and correct in all material respects (except with regard to representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date hereof (except with respect to representations and warranties that expressly refer only to an earlier date).

[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned has caused this Completion Certificate to be duly executed as of the date first above written.

BLOOM ENERGY CORPORATION, as Parent

By:
Name:
Title:

Attachment 1 to

Completion Certificate from Parent

Exhibit G

to Credit Agreement

[FORM OF]

COMPLETION CERTIFICATE FROM INDEPENDENT ENGINEER

Date:

TO:	SILICON VALLEY BANK

[Address]

Attn:

RE:	Amended and Restated Credit Agreement, dated as of September 25, 2013 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and between 2013B ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), and Silicon Valley Bank (“Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

SAIC Energy, Environment and Infrastructure, as the Independent Engineer, has reviewed Bloom Energy Corporation’s Completion Certificate, dated [              ], and other material relating to Commencement of Operations pursuant to the Amended and Restated Master Server Purchase and Services Agreement (the “MESPSA”) as it believes is necessary to establish the accuracy of this certificate. This Certificate was prepared with the understanding and assumption that the information provided to us in relation to this certificate is true, correct and complete. Our review and observations were performed pursuant to the scope of services under our Professional Services Agreement, dated as of July 3, 2013, with Bloom Energy Corporation and Lender, and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects. Based on the foregoing review and review procedures and on the understanding and assumption that we have been provided true, correct and complete information from Borrower and Parent as to the matters covered by the Completion Certificate, the Independent Engineer hereby represents and certifies to Lender that in the opinion of the Independent Engineer:

1.     The individuals executing this Completion Certificate are authorized representatives of the Independent Engineer.

2.     All conditions to Commencement of Operations for the System[s], listed on Attachment 1 attached hereto, that [is / are] the subject of a Funding on the date hereof were satisfied as of [                ].

3.     We have not been made aware of any mechanic’s, workmen’s, materialmen’s, construction or other like Liens (other than Permitted Liens) encumbering the System[s] that [is / are] the subject of a Funding on the date hereof.

4.     Each System that is the subject of a Funding on the date hereof is a complete and usable facility, capable of operating in accordance with the technical requirements of the MESPSA and the applicable Offtake Agreement and applicable Laws and has completed and passed all performance and reliability testing and commissioning in accordance therewith.

5.     All Governmental Approvals necessary to own and operate each System that is the subject of a Funding on the date hereof listed in the Independent Engineer’s report delivered to Lender pursusant to Section 6.01(q) of the Credit Agreement and attached hereto as Attachment 2 have been obtained.

6.    The certifications made in the Independent Engineer’s Commencement of Operations Certificate, dated [            ], as required by the MESPSA are true and correct in all respects and such certificate is attached hereto as Attachment 3.

This Certificate is solely for the information of and assistance to the Borrower and the Lender in conducting and documenting their investigation of the matters in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any other purpose. SAIC disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be construed to benefit any party other than the Borrower and the Lender.

[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned has caused this Completion Certificate to be duly executed as of the date first above written.

SAIC ENERGY, ENVIRONMENT & INFRASTRUCTURE, LLC
as Independent Engineer

By:
Name:
Title:

By:
Name:
Title:

Attachment 1 to

Completion Certificate from Independent Engineer

COMPLETED BLOOM SYSTEMS

Facility List and Commencement of Operations (“CO”) Date

Serial No.	Location of Facility	Unit Model	Net Capacity (kW-AC)	CO Date

Attachment 2 to

Completion Certificate from Independent Engineer

INDEPENDENT ENGINEER’S REPORT

Attachment 3 to

Completion Certificate from Independent Engineer

INDEPENDENT ENGINEER’S CERTIFICATE OF COMMENCEMENT OF OPERATIONS

Exhibit J

to Credit Agreement

FINANCIAL MODEL

[To be provided separately]

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Exhibit I

to Credit Agreement

CALCULATION OF THE HISTORICAL DEBT SERVICE COVERAGE RATIO AND THE PROSPECTIVE DEBT SERVICE COVERAGE RATIO

[To be provided separately]

Exhibit J

to Credit Agreement

[FORM OF] OFFICER’S CERTIFICATE

2013B ESA PROJECT COMPANY, LLC

                     , 20

I, [                                 ], am a duly elected, qualified and acting [                ] of 2013B ESA Project Company, LLC, a Delaware limited liability company (the“Company”). I am delivering this certificate from the Company pursuant to Sections 6.02(b), 6.02(f), 6.02(i), 6.02(k), 6.02(m), 6.02(n), 6.02(q), 6.02(r), and 6.02(s) of the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of September     , 2013, by and between the Company and Silicon Valley Bank (the“Lender”) in connection with the Funding occurring on the date hereof. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement; references to sections and schedules herein shall be deemed to constitute references to the indicated section or schedule of the Credit Agreement unless otherwise noted herein.

I hereby certify on behalf of the Company, in each case, as of the date hereof, as follows:

1.	The Company has provided the Lender with a copy of (i) the purchase order and invoice(s) for the Purchase Price, (ii) a Bill of Sale and (iii) (A) conditional lien waivers from Parent and from each subcontractor retained by Parent performing BOF Work at the applicable Site with respect to the System(s) for which the Loan is to be applied and (B) absolute, irrevocable and unconditional sworn lien waivers from Parent and from each subcontractor retained by Parent performing BOF Work at the applicable Site with respect to the System(s) that are the subject to the last Funding and such copies are true, correct, complete and in full force and effect.

2.	The Company is in compliance with all applicable conditions set forth in Article VI of Credit Agreement on and as of the date hereof, before and after giving effect to this Funding or issuance and to the application of the proceeds from this Funding.

3.	All representations and warranties made by the Company and each other Affiliate of the Parent that is a party to any Financing Document, in the Credit Agreement and each of the Financing Documents to which such Person is a party are true and correct in all material respects (except with regard to representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof (except with respect to representations and warranties that expressly refer only to an earlier date), as applicable, before and after giving effect to this Funding and to the application of the proceeds from any this Funding.

4.	In connection with this Funding, the Debt Service Reserve Account and the Maintenance Reserve Account will be funded in an amount equal to the Debt Service Reserve Required Amount and the Maintenance Reserve Required Amount, respectively (taking into account this Funding), and the Revenue Account will be funded with the Prepaid Expenses applicable to the Systems that are the subject of this Funding.

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5.	All representations and warranties made by the Company in the Credit Protection Insurance Policy are true and correct in all respects on and as of the date hereof (except with respect to representations and warranties that expressly refer only to an earlier date), before and after giving effect to this Funding and to the application of the proceeds from this Funding.

6.	No Event of Default (or Default with respect to the System for which this Funding is being requested or any other System that is the subject of an outstanding Loan or for which a Funding Notice is now pending) has occurred and is continuing, or would result from such Funding.

7.	Since the Closing Date, there has been no event or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect which is continuing.

8.	There are no mechanic’s, workmen’s, materialmen’s, construction or other like Liens encumbering the Collateral (other than Permitted Liens).

9.	The Company has provided the Lender with a copy of any Additional Project Document (including any Project Documents required to be executed on or before the date hereof in accordance with Section 6.02(e)(i) (Conditions to Funding of any System – Delivery of Certain Documents) of the Credit Agreement), entered into by the Company since the Closing Date, together with all amendments, supplements, schedules and exhibits thereto and the Ancillary Documents relating thereto. Each such Additional Project Document is (i) duly authorized, executed and delivered by each Person party thereto, and (ii) in full force and effect.

10.	The Company has provided the Lender with copies of all Necessary Approvals (including all Deferred Approvals) obtained since the last Funding.

11.	(i) no Event of Abandonment has occurred and is continuing with respect to any System, (ii) no Event of Total Loss has occurred and is continuing with respect to the System for which this Funding has been requested, (iii) no Event of Total Loss has occurred and is continuing with respect to more than three (3) of the other Systems, (iv) no Event of Taking relating to any Equity Interests in the Company has occurred and is continuing, and (v) no Event of Taking with respect to a material part of any System has occurred and is continuing.

12.	The ratio of the outstanding principal amount of Loans (after giving effect to this Funding) to the Loan Commitment does not exceed the ratio of the aggregate nameplate capacity of all Systems that have been Funded to 6.1 MW (representing the projected aggregate nameplate capacity of the Portfolio as of the Closing Date).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has hereunto signed his name on behalf of the Company as of the date first set forth above.

Name:
Title:

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